Exhibit 10.1
EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

BY AND AMONG

PDC ENERGY, INC.,
CO AND PA 1999D LIMITED PARTNERSHIP,
COLORADO 2000B LIMITED PARTNERSHIP,
COLORADO 2000C LIMITED PARTNERSHIP,
COLORADO 2000D LIMITED PARTNERSHIP,
COLORADO 2001A LIMITED PARTNERSHIP,
COLORADO 2001B LIMITED PARTNERSHIP,
COLORADO 2001C LIMITED PARTNERSHIP,
COLORADO 2001D LIMITED PARTNERSHIP,
COLORADO 2002A LIMITED PARTNERSHIP,
PDC 2002-B LIMITED PARTNERSHIP,
PDC 2002-C LIMITED PARTNERSHIP,
ROCKIES REGION 2006 LIMITED PARTNERSHIP
AND
ROCKIES REGION 2007 LIMITED PARTNERSHIP

(Seller)

AND

CAERUS PICEANCE LLC,
CAERUS WASHCO LLC
AND
CAERUS OPERATING LLC

(Buyer)

BENT, GARFIELD, MORGAN, WELD AND YUMA COUNTIES, COLORADO
AND CHEYENNE COUNTY, KANSAS

Dated February 4, 2013

TABLE OF CONTENTS
Page
ARTICLE 1
PURCHASE AND SALE    1
1.1    Purchase and Sale    1
1.2    Effective Time    1
1.3    Assets    1
1.4    Excluded Assets    3
ARTICLE 2
PURCHASE PRICE    5
2.1    Purchase Price    5
2.2    Allocation of the Purchase Price    5
2.3    Adjustments to Purchase Price and Preliminary Settlement    5
2.4    Allocations for Federal Income Tax Purposes    9
ARTICLE 3
BUYER’S INSPECTION    9
3.1    Due Diligence    9
3.2    Access to Records    9
3.3    On-Site Inspection    10
3.4    Indemnification    10
ARTICLE 4
TITLE MATTERS    11
4.1    Definitions    11
4.2    Defensible Title Representation.    13
4.3    Title Adjustment Procedures.    14
4.4    Title Dispute Resolution    19
4.5    Preferential Rights and Consents    20
ARTICLE 5
ENVIRONMENTAL MATTERS    21
5.1    Definitions    21
5.2    Environmental Liabilities and Obligations    22
5.3    NORM    23
5.4    Environmental Defect Notice    23
5.5    Seller’s Right to Remediate    23
5.6    Defect Adjustments    23
5.7    Contested Environmental Defects    24
5.8    Exclusive Remedies    25
ARTICLE 6
SELLER’S REPRESENTATIONS AND WARRANTIES    25
6.1    Organization and Standing    25
6.2    Power    25
6.3    Authorization and Enforceability    25
6.4    Liability for Brokers’ Fees    26
6.5    Litigation.    26
6.6    Compliance with Law    26
6.7    Status and Operation of Assets    26
6.8    Taxes    26
6.9    Imbalance Volumes    27
6.10    Bankruptcy    27
6.11    Leases and Easements    27
6.12    Material Agreements.    27
6.13    Hydrocarbon Sales Contracts    28
6.14    Areas of Mutual Interest    28
6.15    Production Payments    28
6.16    Surface Access    29
6.17    Insurance    29
6.18    Offsite Disposal    29
6.19    Bond, Letters of Credit, Guarantees    29
6.20    Environmental    29
6.21    Labor; Benefits.    30
6.22    Plugging and Abandonment    30
6.23    Permits    30
6.24    Fair Value; Arms-Length Transaction    30
6.25    Executive Participation Rights    30
6.26    Joint Ventures.    30
6.27    No Other Representations or Warranties; Disclosed Materials    31
ARTICLE 7
BUYER’S REPRESENTATIONS AND WARRANTIES    32
7.1    Organization and Standing    32
7.2    Power    32
7.3    Authorization and Enforceability    32
7.4    Liability for Brokers’ Fees    32
7.5    Litigation    32
7.6    Financial Resources    32
7.7    Bankruptcy    33
7.8    Buyer’s Evaluation.    33
ARTICLE 8
COVENANTS AND AGREEMENTS    33
8.1    Covenants and Agreements of Seller    33
8.2    Covenants and Agreements of Buyer    35
8.3    Employee Matters.    36
8.4    Covenants and Agreements of the Parties.    39
ARTICLE 9
TAX MATTERS    41
9.1    Definitions    41
9.2    Apportionment of Property Taxes.    42
9.3    Apportionment of Severance Taxes    43
9.4    Transfer Taxes    44
9.5    Section 1031 Exchange    44
9.6    Post-Closing Tax Matters    44
ARTICLE 10
CONDITIONS PRECEDENT TO CLOSING    45
10.1    Seller’s Conditions    45
10.2    Buyer’s Conditions    46
ARTICLE 11
RIGHT OF TERMINATION    47
11.1    Termination    47
11.2    Effects of Termination    47
11.3    Liabilities Upon Termination.    48
ARTICLE 12
CLOSING    48
12.1    Date of Closing    48
12.2    Place of Closing    48
12.3    Closing Obligations    49
12.4    Non-Foreign Status    50
ARTICLE 13
POST-CLOSING ADJUSTMENTS    50
13.1    Final Settlement Statement    50
13.2    Dispute Mechanism    51
13.3    Payments    52
ARTICLE 14
ASSUMPTION AND RETENTION OF OBLIGATIONS AND INDEMNIFICATION; DISCLAIMERS    52
14.1    Survival of Warranties, Representations and Covenants    52
14.2    Buyer’s Assumption of Liabilities and Obligations    52
14.3    Indemnification    53
14.4    Procedure    54
14.5    No Insurance; Subrogation    56
14.6    Reductions in Losses    56
14.7    Reservation as to Non-Parties    56
14.8    Release    56
14.9    Disclaimers.    56
ARTICLE 15
MISCELLANEOUS    57
15.1    Schedules    57
15.2    Expenses    57
15.3    Notices    57
15.4    Amendments    58
15.5    Assignment    58
15.6    Headings    59
15.7    Counterparts/Electronic and Fax Signatures    59
15.8    References    59
15.9    Governing Law    59
15.10    Disputes    59
15.11    Waiver of Certain Damages    61
15.12    Entire Agreement    61
15.13    Severability    61
15.14    Binding Effect    61
15.15    No Third-Party Beneficiaries    61
15.16    Affiliate.    61

Defined Terms
Term    Section
AAA    15.10
Acquisition Transaction    8.1(i)
Affected Asset    4.5(a)
Affiliate    15.16
Aggregate Deductible    4.3(i)
Agreed Accounting Firm    13.2
Agreement    Opening paragraph
Allocated Value    2.2
Allocation Amount    2.4
Allocation Schedule    2.4
Assets    1.3
Assumed Liabilities    14.2
Business Employees    8.3(a)
Buyer    Opening paragraph
Buyer Group Health Plan    8.3(e)
Buyer’s Environmental Liabilities    5.2
Buyer’s Representatives    3.2
Caerus Operating    Opening paragraph
Caerus Piceance    Opening paragraph
Caerus Washco    Opening paragraph
Capital Expenditures    6.7
Casualty Loss    8.4(c)
CERCLA    5.1(c)
Claim    14.4(b)
Claim Notice    14.4(a)
Closing    12.1
Closing Amount    2.3
Closing Date    12.1
COBRA    8.3(e)
Code    2.4
Condition    5.1(a)
Contracts    1.3(h)
Cooperating Party    9.5
Cure Period    4.3(e)
Defect Notice Date    3.1
Defect Threshold    11.1(f)
Defensible Title    4.1(a)
Deposit    2.1(a)
Dispute     15.10
Due Diligence Review    3.1
earned    2.3(a)
Easements    1.3(g)
Effective Time    1.2
Electing Party    9.5
Environmental Assessment    3.3(a)
Environmental Defect    5.1(b)
Environmental Defect Adjustment    5.6(a)(1)
Environmental Defect Property    5.4
Environmental Defect Value    5.4
Environmental Expert    5.7
Environmental Law(s)    5.1(c)
Equipment    1.3(e)
ERISA    14.2(c)
Escrow Agent    2.1(a)
Escrow Account    2.1(a)
Escrow Agreement    2.1(a)
Excluded Assets    1.4
Final Adjustment    13.1
Final Purchase Price    13.1
Final Settlement Date    13.1
Final Settlement Statement    13.1
Garden Gulch    8.4(g)
Governmental Entity    5.1(d)
Hazardous Materials    5.1(e)
Hedging Transactions    8.4(f)
Hire Date    8.3(b)
Hydrocarbons    1.3(b)
Income Taxes    9.1(a)
incurred    2.3(a)
Indemnified Party    14.4(a)
Indemnifying Party    14.4(a)
Individual Title Threshold    4.3(i)
Information    8.2(b)
Initial Purchase Price    2.1
Kanco Gathering    1.3(n)
Kanco Interests    6.26(b)
KB Gathering    1.3(n)
KB Interests    6.26(b)
Knowledge    Article 6
Krieger Properties    4.1(g)
Lands    1.3(a)
Leases    1.3(a)
Like-Kind Exchange    9.5
Losses    14.3
Material Agreements    6.12
NECO Gathering Systems    4.2(d)(3)
NECO Properties    4.1(e)
Net Casualty Loss    8.4(c)
Net Mineral Acre    4.1(b)
Net Revenue Interest    4.1(a)(1)
New Employee    8.3(b)
NORM    5.3
Notice of Defective Interest    4.3(c)
Obligations    14.2
Oil and Gas Property Taxes    9.2(a)
Other Property Taxes    9.2(b)
Partnership    Opening paragraph
Party, Parties    Opening paragraph
PDC    Opening paragraph
Permitted Encumbrances    4.1(c)
Piceance Properties    4.1(d)
Post-Closing Cure Period    4.3(f)
Preliminary Settlement Statement    2.3
Production Taxes    9.1(b)
Properties    2.3(a)
Property Expenses    2.3(b)
Property Taxes    9.1(c)
Purchase Price    2.1
Records    1.3(i)
Remediate; Remediation    5.1(f)
Required Consents    4.5(a)
Retained Employee Liabilities    14.2(c)
SECO Properties    4.1(f)
Seller    Opening paragraph
Seller Retirement Plan    8.3(i)
Seller Taxes    14.2(b)
Settled Oil and Gas Property Taxes    9.2(a)
Settled Other Property Taxes    9.2(b)
Settled Production Taxes    9.3
Settled Property Taxes    9.2(b)
Settled Severance Taxes    9.3
Severance Taxes    9.1(d)
Specified Consents    4.5(a)
Survival Period    14.1
Tax Controversy    9.6(d)
Taxes    9.1(e)
Tax Return    9.1(f)
Title Arbitrator    4.4
Title Benefit    4.3(b)
Title Benefit Amount    4.3(h)
Title Benefit Notice    4.3(d)
Title Benefit Property    4.3(d)
Title Defect    4.3(a)
Title Defect Adjustment    4.3(f)
Title Defect Amount    4.3(g)
Title Defect Property    4.3(c)
Title Disputed Matters    4.4
Transaction    Opening paragraph
Transfer Taxes    9.1(g)
WARN    8.3(g)
Water Rights    1.3(i)
Wells    1.3(c)
Williams Agreement    2.3(d)(9)
Working Interest    4.1(a)(2)

List of Exhibits
Exhibit A    Leases
    Exhibit A-1    Piceance Properties
Exhibit A-2    NECO Properties
Exhibit A-3    SECO Properties
Exhibit A-4    Krieger Properties
Exhibit B    Wells
Exhibit C    Contracts and Easements
Exhibit D    Form of Assignment, Bill of Sale and Conveyance
Exhibit E    Form of Assignment and Assumption Agreement
Exhibit F    Form of Escrow Agreement
Exhibit G    Form of Certificate of Non-Foreign Status
Exhibit H    Form of Transition Services Agreement
Exhibit I    Water Rights
Exhibit J    Form of Quitclaim Deed

List of Schedules
Schedule 1.3(l)    Vehicles
Schedule 1.3(m)    Real Property Leases
Schedule 2.2    Allocated Values
Schedule 2.4    Tax Allocation
Schedule 4.5(a)(i)    Required Consents
Schedule 4.5(a)(ii)    Specified Consents
Schedule 4.5(a)(iii)    Material Consents
Schedule 4.5(b)    Preferential Rights
Schedule 6.1(a)    Seller’s Knowledge Representatives
Schedule 6.1(b)    Buyer’s Knowledge Representatives
Schedule 6.5(a)    Litigation
Schedule 6.7    Capital Expenditures
Schedule 6.9    Imbalances
Schedule 6.19    Bonds, Letters of Credit, Guarantees
Schedule 6.20    Environmental
Schedule 6.22    Plugging & Abandonment
Schedule 6.23    Permits
Schedule 8.1(b)    Pre-Closing Operations
Schedule 8.1(k)    Working Interests of Prior Executives
Schedule 8.4(f)    Hedging Transactions
Schedule 14.3(a)    PDC’s Indemnification Obligations

PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (this “Agreement”), is dated February 4, 2013, by and between (i) PDC Energy, Inc., a Nevada corporation (“PDC”), CO and PA 1999D Limited Partnership, Colorado 2000B Limited Partnership, Colorado 2000C Limited Partnership, Colorado 2000D Limited Partnership, Colorado 2001A Limited Partnership, Colorado 2001B Limited Partnership, Colorado 2001C Limited Partnership, Colorado 2001D Limited Partnership, Colorado 2002A Limited Partnership, PDC 2002-B Limited Partnership, PDC 2002-C Limited Partnership, Rockies Region 2006 Limited Partnership and Rockies Region 2007 Limited Partnership, each a West Virginia limited partnership (each, a “Partnership,” and together with PDC, “Seller”), whose address is 1775 Sherman Street, Suite 3000, Denver, CO 80203, and (ii) Caerus Piceance LLC, a Delaware limited liability company (“Caerus Piceance”) and Caerus Operating LLC, a Colorado limited liability company (“Caerus Operating”), Caerus Washco LLC, a Colorado limited liability company (“Caerus Washco” and, together with Caerus Piceance, “Buyer”), whose address is 600 Seventeenth Street, Suite 1600N, Denver, CO 80202. Seller and Buyer are individually referred to herein as a “Party” or collectively as the “Parties.” The transaction contemplated by this Agreement may be referred to as the “Transaction.”
RECITALS
A.    Seller owns certain oil and gas leases, wells and associated assets located in Bent, Garfield, Morgan, Weld and Yuma Counties, Colorado and Cheyenne County, Kansas as more fully described in Section 1.3;
B.    Seller desires to sell and Buyer desires to purchase all of Seller’s interest in the Assets, as defined in Section 1.3, upon the terms and conditions set forth in this Agreement;
AGREEMENT
In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
ARTICLE 1
PURCHASE AND SALE
1.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, assign and deliver to Buyer the Assets for the consideration specified in Article 2.
1.2    Effective Time. The purchase and sale of the Assets shall be effective as of January 1, 2013, at 12:01 a.m. Mountain Time (the “Effective Time”).
1.3    Assets. “Assets” refers to all of Seller’s right, title and interest in and to the following as of the Effective Time:
(a)    The oil and gas leases, subleases and other leaseholds described on Exhibit A, together with all amendments, supplements, renewals, extensions or ratifications thereof (collectively, the “Leases”), and all mineral interests, royalty interests, overriding royalty interests, net profits interests, carried interests, farmout rights, options, and other properties and interests covering or relating to the Leases, together with each and every kind and character of right, title, claim, and interest that Seller has in and to the lands covered by the Leases or the lands currently pooled, unitized, communitized or consolidated therewith (the “Lands”);
(b)    The oil, gas, casinghead gas, coalbed methane, condensate and other gaseous and liquid hydrocarbons or any combination thereof, sulphur extracted from hydrocarbons and all other lease substances under the Leases (“Hydrocarbons”) that may be produced under the Leases;
(c)    The oil, gas, water or injection wells located on the Lands, whether producing, shut-in, or temporarily abandoned, including those described in Exhibit B (the “Wells”);
(d)    The unitization, pooling and communitization agreements, declarations, orders, and the units created thereby relating to the properties and interests described in Sections 1.3(a) through (c) and to the production of Hydrocarbons, if any, attributable to said properties and interests;
(e)    All equipment, machinery, fixtures and other tangible personal property and improvements located on and used or held for use in connection with the operation of the interests described in Sections 1.3(a) through (d) including tanks, boilers, buildings, fixtures, injection facilities, saltwater disposal facilities, compression facilities, pumping units, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, roads, and other appurtenances, improvements and facilities (the “Equipment”);
(f)    All pipes, casing, tubing, tubulars, fittings, and other spare parts, supplies, tools, and materials held as inventory in connection with the interests described in Sections 1.3(a) through (e);
(g)    All surface leases, permits, rights-of-way, licenses, easements and other surface rights agreements (“Easements”) used or held in connection with the exploration, development, production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or produced water from the interests described in Sections 1.3(a) through (e), including those described on Exhibit C;
(h)    All existing and effective sales and purchase contracts, operating agreements, exploration agreements, development agreements, geologic, geophysical or seismic licenses that can be transferred without a fee or penalty (or including such contracts, agreements or licenses in the event Buyer agrees to pay such fee or penalty), balancing agreements, farmout agreements, service agreements, transportation, processing, treatment and gathering agreements, equipment leases and other contracts, agreements and instruments described in Exhibit C, insofar as they directly relate to the properties and interests described in Sections 1.3(a) through (g) (the “Contracts”) and provided, however, that “Contracts” shall not include the instruments constituting the Leases and Easements;
(i)    All water appropriation, diversion, withdrawal, irrigation, storage, discharge, treatment, injection and disposal rights used or held in connection with the exploration, development, production and operation of the interests described in Sections 1.3(a) through (d), including those described on Exhibit I (the “Water Rights”), together with all permits, certificates, ditch company shares, contracts or agreements pertaining to the Water Rights, including those described in Exhibit C;
(j)    To the extent transferable without payment of additional consideration (or if Buyer agrees to pay such additional consideration), all lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, land surveys, logs, maps, engineering data and reports, interpretive data, technical evaluations and technical outputs, and other books, records, data, files, and accounting records, in each case to the extent related to the properties and interests described in Sections 1.3(a) through (i), or used or held for use in connection with the maintenance or operation thereof, but excluding (i) any books, records, data, files, logs, maps, evaluations, outputs, and accounting records to the extent disclosure or transfer would result in a violation of applicable law or is restricted by any Required Consent that is not satisfied pursuant to Section 4.5, (ii) computer or communications software or intellectual property (including tapes, codes, data and program documentation and all tangible manifestations and technical information relating thereto), (iii) attorney-client privileged communications and work product of Seller’s or any of its Affiliates’ legal counsel (other than title opinions), (iv) reserve studies and evaluations, and (v) records relating to the negotiation and consummation of the purchase or sale of the Assets (subject to such exclusions, the “Records”); provided, however, that Seller may provide copies of such Records to Buyer and retain the originals of such Records as Seller has reasonably determined may be required for existing litigation, tax, accounting, and auditing purposes;
(k)    Any seismic, geological, geochemical or geophysical data owned by Seller or licensed from third parties relating to the Assets that can be transferred without additional consideration to such third parties (or including such licensed data in the event Buyer agrees to pay such additional consideration);
(l)    Those vehicles specifically listed on Schedule 1.3(l);
(m)    The field offices owned or leased by Seller as listed on Schedule 1.3(m) and all personal property located on such premises; and
(n)    The joint venture interests of Kanco Gathering Company (“Kanco Gathering”) and the joint venture interests of KB Gathering Company (“KB Gathering”).
1.4    Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the Transaction (collectively, the “Excluded Assets”):
(a)    All corporate, partnership, limited liability company, financial, income and franchise tax and legal records of Seller that relate to Seller’s business generally (whether or not relating to the Assets), and all books, records and files that relate to the Excluded Assets and those records retained by Seller pursuant to Section 1.3(i) and copies of any other Records retained by Seller pursuant to Section 8.3(f);
(b)    All reserve estimates, economic estimates, and, to the extent excluded from Section 1.3(i), all logs, interpretive data, technical evaluations and technical outputs;
(c)    All rights to any refunds of Seller Taxes;
(d)    Seller’s area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller’s business generally;
(e)    All trade credits, accounts receivable, note receivables, take or pay amounts receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time to the extent provided in Article 13;
(f)    (i) All vehicles other than those listed on Schedule 1.3(l), (ii) any field office or yard of Seller or leased by Seller other than listed on Schedule 1.3(m) and all personal property located on such premises, and (iii) communications licenses granted by the Federal Communications Commission or other governmental body;
(g)    Any agreements excluded from the definition of “Contracts” in Section 1.3(h), other than the Leases or the Easements;
(h)    All rights, titles, claims and interests of Seller or any Affiliate of Seller to or under any bond or bond proceeds;
(i)    Any patent, patent application, logo, service mark, copyright, trade name, trademark or other intellectual property of or associated with Seller or any Affiliate of Seller or any business of Seller or of any Affiliate of Seller;
(j)    All proprietary and other computer software;
(k)    All documents and instruments of Seller that may be protected by an attorney-client privilege, other than title opinions;
(l)    Any refunds due Seller by a third party for any overpayment of rentals, royalties, excess royalty interests or production payments attributable to the Assets with respect to any period of time prior to the Effective Time; and
(m)    Any causes of action, claims, rights, indemnities or defenses with respect to any indemnification obligation of Seller hereunder as more fully described in Article 14 below.
ARTICLE 2
PURCHASE PRICE
2.1    Purchase Price. The purchase price for the Assets shall be two hundred fifteen million dollars ($215,000,000.00) (the “Initial Purchase Price”), subject to adjustment in accordance with the terms and conditions set forth in this Agreement (as adjusted, the “Purchase Price”). The Purchase Price shall be payable as follows:
(a)    Upon execution hereof, PDC, Caerus Operating and JPMorgan Chase (the “Escrow Agent”) shall enter into the escrow agreement (the “Escrow Agreement”) in substantially the form attached hereto as Exhibit F and Caerus Operating shall deposit into an escrow account (“Escrow Account”), on or within one (1) business day after the date of this Agreement, by wire transfer of immediately available funds, an amount equal to fifteen million dollars ($15,000,000.00) (the “Deposit”). The Deposit and accrued interest thereon shall be applied to the Closing Amount at Closing. Upon any termination of this Agreement, the Deposit and accrued interest thereon shall be paid to PDC or returned to Caerus Operating in accordance with Article 11. Escrow fees charged by the Escrow Agent pursuant to the Escrow Agreement shall be paid one-half by PDC and one-half by Caerus Operating.
(b)    After Closing, final adjustments to the Purchase Price shall be made pursuant to (i) the Final Settlement Statement to be delivered pursuant to Section 13.1 and payments made by Buyer or Seller as provided in Section 13.1 and (ii) Articles 4 and 5.
2.2    Allocation of the Purchase Price. The Initial Purchase Price is allocated among the Assets as set forth on Schedule 2.2, which amounts shall be referred to as the “Allocated Value.”
2.3    Adjustments to Purchase Price and Preliminary Settlement. The Purchase Price shall be adjusted according to this Section 2.3 without duplication. Seller shall deliver to Buyer at least three (3) business days prior to Closing a draft settlement statement (“Preliminary Settlement Statement”) that shall set forth the adjusted Purchase Price reflecting each adjustment in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement. The Preliminary Settlement Statement will be used to adjust the Initial Purchase Price at Closing, which adjusted amount is referred to herein as the “Closing Amount.”
(a)    Proration of Costs and Revenues. Buyer shall be entitled to all production of Hydrocarbons from or attributable to the Leases, Lands and Wells (“Properties”) at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Expenses (as defined in Section 2.3(b) below) incurred at and after the Effective Time. Seller shall be entitled to all Hydrocarbon production from or attributable to the Properties prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Expenses incurred prior to the Effective Time. The terms “earned” and “incurred”, as used in this Agreement shall be interpreted in accordance with generally accepted accounting principles consistently applied. For purposes of allocating production (and accounts receivable with respect thereto), under this Section 2.3(a), (i) liquid Hydrocarbons, including natural gas liquids, shall be deemed to be “from or attributable to” the Properties when they pass through the pipeline connecting into the storage facilities into which they are run or into tanks connected to the Wells and (ii) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the royalty measurement meters, delivery point sales meters or custody transfer meters on the gathering lines or pipelines through which they are transported (whichever meter is closest to the well). Seller shall utilize reasonable interpolative procedures, consistent with industry practice, to arrive at an allocation of production when exact meter readings or gauging and strapping data are not available. As part of the Preliminary Settlement Statement, Seller shall provide to Buyer all data necessary to support any estimated allocation, for purposes of establishing the Closing Amount.
(b)    Property Expenses. The term “Property Expenses” means all capital expenses (including all capital expenditures authorized by Section 8.1(a)) and operating expenses incurred in the ownership, development and operation of the Assets in the ordinary course of business and, where applicable, in accordance with any relevant operating agreement, if any, and all Lease rental and maintenance costs, net profit payments, royalties, overriding royalties and other similar burdens incurred in connection with the Leases or the production and sale of Hydrocarbons therefrom, but excluding Production Taxes (which shall be apportioned as of the Effective Time in accordance with Article 9) and Income Taxes. “Property Expenses” shall include overhead for the period between the Effective Time and the Closing Date equal to an aggregate two hundred fifty thousand dollars ($250,000.00) per month, prorated for any portion of a month, which amounts shall be in lieu of any overhead payable by Buyer to Seller for operations during such period pursuant to any operating agreement; provided that any payment of any overhead fee, partnership pumping fee or other similar proceeds received by Seller from any third party pursuant to any operating agreement during such period, shall be considered proceeds earned with respect to the Assets for purposes of Section 2.3(a).
(c)    Upward Adjustments. To calculate the Closing Amount, the Purchase Price shall be adjusted upward by the following:
(1)    The aggregate amount of the following proceeds actually received by Buyer: (i) proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of Hydrocarbon production, gathering, processing and transportation costs not reimbursed to Buyer by the purchaser of Hydrocarbon production) produced from or attributable to the Properties for periods prior to the Effective Time, and (ii) other proceeds earned with respect to the Assets for periods prior to the Effective Time;
(2)    The amount of all Property Expenses and other costs (other than Production Taxes and Income Taxes) attributable to the ownership and operation of the Assets for the period after the Effective Time which are actually paid by Seller plus any overhead costs under Section 2.3(a) deemed charged to the Assets with respect to the Adjustment Period even though not actually paid, except any Property Expenses and other such costs already deducted in the determination of proceeds in Section 2.3(c)(1);
(3)    An amount equal to the value of (i) all oil and other Hydrocarbons in pipelines or flowlines or in tanks above the pipeline sales connection (exclusive of any brine, sludge or water that may be present in the oil storage tanks), in each case that at the Effective Time, estimated based on run tickets as of the Effective Time, is credited to Seller’s interest in the Properties and (ii) all unsold inventory of gas plant products attributable to Seller’s interests in the Properties at the Effective Time, each such value to be the contract price in effect as of the Effective Time or, in the absence of an applicable contract price, the average price per unit for sales of production for the respective production period attributable to the Properties as of the Effective Time, less any applicable royalties;
(4)    If the net of the pipeline imbalances set forth on Schedule 6.9 is an overdelivery imbalance (that is, at the Effective Time, Seller has delivered more gas to the pipeline than the pipeline has redelivered for Seller), the Purchase Price shall be adjusted upward by the first-of-the-month price of spot gas delivered to pipelines for Colorado Interstate Gas Company (Rocky Mountains) as reported in Inside F.E.R.C.’s Gas Market Report for the month in which the Effective Time occurs times the net overdelivery imbalance in MMbtus. In the event such publication shall cease to be published, the Parties shall select a comparable publication;
(5)    An amount equal to thirteen million, eight hundred six thousand, four hundred thirty-five dollars ($13,806,435.00) for transfer and novation of the Hedging Transactions, plus any out-of-pocket costs and expenses incurred by Seller related to transferring to, or novating in favor of, Caerus Operating the Hedging Transactions;
(6)    An amount equal to the realized losses recognized by Seller between the Effective Time and the Closing Date with respect to the Hedging Transactions;
(7)    The amount of all Production Taxes allocable to Buyer in accordance with Sections 9.2 or 9.3 that are paid by Seller prior to Closing; and
(8)    Any other amount provided for in this Agreement or otherwise agreed to by Buyer and Seller.
(d)    Downward Adjustments. To calculate the Closing Amount, the Purchase Price shall be adjusted downward by the following:
(1)    An amount equal to the Title Defect Adjustment, if any, pursuant to Section 4.3(e);
(2)    An amount equal to the Environmental Defect Adjustment, if any, pursuant to Section 5.6(a)(1) or (a)(2);
(3)    An amount equal to the Allocated Value of Assets not conveyed at Closing due to the exercise of any preferential rights to purchase in accordance with Section 4.5(b) or the failure to obtain a Required Consent in accordance with Section 4.5(a);
(4)    The aggregate amount of the following proceeds actually received by Seller: (i) proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of Hydrocarbon production, gathering, processing and transportation costs not reimbursed to Seller by the purchaser of Hydrocarbon production) produced from or attributable to the Properties after the Effective Time, and (ii) other proceeds earned with respect to the Assets after the Effective Time;
(5)    The amount of all Property Expenses and other costs (other than Production Taxes and Income Taxes) attributable to the ownership and operation of the Assets for the period prior to the Effective Time which are actually paid by Buyer, except any Property Expenses and other such costs already deducted in the determination of proceeds in Section 2.3(d)(4);
(6)    If the net of the pipeline imbalances set forth on Schedule 6.9 is an underdelivery imbalance (that is, at the Effective Time, Seller has delivered less gas to the pipeline than the pipeline has redelivered for Seller), the Purchase Price shall be adjusted downward by the first-of-the-month price of spot gas delivered to pipelines for Colorado Interstate Gas Company (Rocky Mountains) as reported in Inside F.E.R.C.’s Gas Market Report for the month in which the Effective Time occurs times the net underdelivery imbalance in MMbtus. In the event such publication shall cease to be published, the Parties shall select a comparable publication;
(7)    The value of any Casualty Loss pursuant to Section 8.3(c);
(8)    An amount equal to the revenue held in suspense by Seller for royalties, overriding royalties and similar leasehold burdens and handled in accordance with Section 8.1(h);
(9)    An amount equal to eleven million dollars ($11,000,000.00) pertaining to that certain Gas Gathering and Processing Agreement dated as of January 1, 2013 between Williams Field Services Company, LLC and Seller (the “Williams Agreement”);
(10)    An amount equal to the realized gains recognized by Seller between the Effective Time and the Closing Date with respect to the Hedging Transactions;
(11)    The amount of all Production Taxes allocable to Seller in accordance with Sections 9.2 or 9.3 that are not paid prior to Closing; and
(12)    Any other amount provided in this Agreement or otherwise agreed to by Buyer and Seller.
(e)    Well Imbalance Adjustments. Seller and Buyer agree that the Purchase Price will be adjusted downward or upward, as appropriate, by an amount equal to the net of the well imbalances set forth on Schedule 6.9 multiplied by the average value on an MMbtu basis at the wellhead for sales of production during the month in which the Effective Time occurs.
2.4    Allocations for Federal Income Tax Purposes. Buyer and Seller acknowledge that, under Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), Buyer and Seller must report information regarding the allocation of the Purchase Price and any other amounts treated as consideration for federal income tax purposes (collectively, the “Allocation Amount”) to the United States Secretary of Treasury by attaching Department of Treasury, Internal Revenue Service, Form 8594 to their federal income tax returns for the tax period which includes the Closing Date. Buyer and Seller have reached an agreement regarding allocation of the Allocation Amount as set forth on Schedule 2.4 (the “Allocation Schedule”) and shall prepare their respective Forms 8594 with respect to transactions contemplated by this agreement in a manner consistent with the Allocation Schedule. The Parties shall not take any income tax position (whether in audits, on tax returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.
ARTICLE 3
BUYER’S INSPECTION
3.1    Due Diligence. Upon execution of this Agreement, but subject to the other provisions of this Agreement (including this Section 3.1) and obtaining any required consents of third parties (with respect to which consents Seller shall use its commercially reasonable efforts to obtain, provided however, that Seller shall not be required to provide consideration (unless Buyer agrees in writing to reimburse Seller such consideration) or undertake any obligations to or for the benefit of such third parties), Seller will afford Buyer reasonable access to the Assets during normal business hours for inspection and review to permit Buyer to perform its due diligence (such due diligence, the “Due Diligence Review”) as hereinafter provided. All notices pertaining to the Due Diligence Review must be received by Seller no later than 5:00 p.m., Mountain Time, on March 8, 2013 (the “Defect Notice Date”).
3.2    Access to Records. From the date hereof and through the Closing Date, Seller shall provide Buyer, and its counsel, accountants and other representatives (“Buyer’s Representatives”), reasonable access during Seller’s normal business hours to the Records to enable Buyer to complete its Due Diligence Review. Seller shall also make available to Buyer and Buyer’s Representatives, upon reasonable notice during normal business hours, Seller’s personnel knowledgeable with respect to the Assets in order that Buyer may conduct its Due Diligence Review. The Due Diligence Review conducted by Buyer or any Buyer’s Representative shall be conducted at Buyer’s sole cost, risk and expense and any conclusions made from any examination done by Buyer or any Buyer’s Representative shall result from Buyer’s own independent review and judgment.
3.3    On-Site Inspection.
(a)    Seller hereby consents to Buyer conducting, prior to Closing and upon advance written notice to Seller, at Buyer’s sole risk and expense, (i) on-site inspections; and (ii) an ASTM Phase One Environmental Assessment (an “Environmental Assessment”) of the Assets but only to the extent that Seller may grant such right without violating any obligations to any third party (provided that Seller shall use its commercially reasonable efforts to promptly obtain any necessary third party consents to any Environmental Assessment to be conducted by Buyer). The Environmental Assessment shall not include sampling activities or other environmental testing. In connection with any Environmental Assessment, Buyer agrees not to interfere with the normal operation of the Assets and agrees to comply with all requirements and safety policies of the operator. Seller shall have the right to be present during any Environmental Assessment of the Properties.
(b)    Buyer shall not conduct any sampling activities, environmental testing, or other intrusive activity on the Properties without the prior written consent of Seller and the receipt of any necessary third party consents. Seller shall have the right, at its option and expense, to obtain split samples of any environmental media sampled by Buyer with Seller’s consent.
(c)    In the event Buyer desires to perform any Environmental Assessment on a portion of the Assets, then upon Seller’s request (which request shall be no later than five (5) business days prior to the Defect Notice Date), Buyer agrees to provide Seller promptly, but not later than the Defect Notice Date, copies of all reports (whether in draft or final form), test results, and other documentation and data specifically requested by Seller if the same were prepared or compiled by Buyer and/or any of Buyer’s Representatives and contain information collected or generated from the Environmental Assessment conducted with respect to such Assets. Seller shall not be deemed by its receipt of said documents or otherwise to have made any representation or warranty, expressed, implied or statutory, as to the condition to the Assets or to the accuracy of said documents or the information contained therein.
(d)    During all periods that Buyer or any of Buyer’s Representatives are on the Properties, Buyer shall maintain with reputable insurance companies, at Buyer’s expense, policies of insurance of the types and in the amounts consistent with industry standards.
3.4    Indemnification. Caerus Operating and Buyer agree to defend, indemnify and hold harmless each of the operators of the Assets, Seller and the other Seller Indemnified Parties from and against any and all Losses arising out of, resulting from or relating to any field visit, on-site inspection, Environmental Assessment or other due diligence activity conducted by Buyer or any representative of Buyer with respect to the Assets, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY A SELLER INDEMNIFIED PARTY, EXCEPTING ONLY LIABILITIES RESULTING FROM OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A SELLER INDEMNIFIED PARTY.
ARTICLE 4
TITLE MATTERS
4.1    Definitions. For the purposes of the Agreement, the following terms shall have the following meanings:
(a)    “Defensible Title” means, (x) with respect to ownership of the Leases and Wells, such ownership of record deducible from the applicable county, state and federal records, such that a prudent person engaged in the business of the ownership, development and operation of oil and gas leasehold and properties and having knowledge of all of the facts and their legal bearing would be willing to accept the same (including, in the case of the Leases, that such Leases are valid and in full force and effect), to the Leases and Wells, that, subject to and except for Permitted Encumbrances as defined in Section 4.1(c):
(1)    Entitles Seller to receive a share of the Hydrocarbons produced, saved and marketed from any Well or Lease (if such Lease is not associated with a Well) throughout the duration of the productive life of such Well or Lease after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests, production payments or other similar burdens on or measured by production of Hydrocarbons (a “Net Revenue Interest”), of not less than the Net Revenue Interest shown in Exhibit A or Exhibit B, as applicable, for such Well or Lease except for (i) decreases in connection with those operations in which Seller may, from and after the date of this Agreement, be a non-consenting co-owner (to the extent permitted pursuant to Sections 8.1(a) or 8.1(b)), (ii) decreases resulting from the establishment or amendment from and after the date of this Agreement of any pooled units or spacing units, and (iii) as otherwise stated in Exhibit A or Exhibit B, as applicable;
(2)    Obligates Seller to bear a percentage of the costs and expenses for the maintenance, development, operation and the production relating to any Well or Lease (if such Lease is not associated with a Well) throughout the productive life of such Well or Lease (“Working Interest”) not greater than the Working Interest shown in Exhibit A or Exhibit B, as applicable, for such Well or Lease without increase, except (i) increases to the extent that they are accompanied by a proportionate increase in Seller’s Net Revenue Interest, (ii) increases resulting from contribution requirements with respect to defaults by co-owners from and after the execution of this Agreement under applicable joint operating agreements, and (iii) as otherwise stated in Exhibit A or Exhibit B, as applicable;
(3)    Results in Seller owning at least the number of total Net Mineral Acres set forth in Exhibit A, provided that there shall be no duplication of Title Defects asserted under the representations set forth in Section 4.1(a)(2) and this Section 4.1(a)(3); and provided further that Buyer shall be entitled to assert a Title Defect under either of Section 4.1(a)(2) and this Section 4.1(a)(3) if applicable; and
(4)    is free and clear of liens, encumbrances, obligations, security interests, irregularities, pledges, or other defects; and
(y) with respect to ownership of the Assets other than the Leases and Wells, good and valid title to such Assets that is free and clear of liens, encumbrances, obligations, security interests, irregularities, pledges, or other defects.
(b)    “Net Mineral Acre” means with respect to a Lease the (i) undivided interest of Seller in the leasehold estate created by the applicable Lease multiplied by (ii) the number of acres covered by the Lease multiplied by (iii) the lessor’s percentage interest in the oil and gas mineral fee estate in the land covered by the Lease.
(c)    “Permitted Encumbrances” means:
(1)    lessors’ royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interests below those set forth in Exhibit A or Exhibit B, as applicable;
(2)    liens for Taxes or assessments not yet due and delinquent;
(3)    all rights to consent by, required notices to, filings with, or other actions by Governmental Entities, in connection with the conveyance of the applicable Asset if the same are customarily sought after such conveyance;
(4)    rights of reassignment contained in any Leases, or assignments thereof, providing for reassignment upon the surrender or expiration of any Leases;
(5)    Easements and other rights with respect to surface operations, on, over or in respect of any of the Assets or any restriction on access thereto that do not materially interfere with the operation of the affected Asset as currently conducted;
(6)    materialmen’s, mechanics’, operators’ or other similar liens arising in the ordinary course of business if such liens and charges have not been filed pursuant to law and the time for filing such liens and charges has expired;
(7)    such Title Defects as Buyer has waived;
(8)    any defects, irregularities or deficiencies in title to Easements that do not materially adversely affect the value or usefulness of any Asset;
(9)    the Contracts set forth on Exhibit C;
(10)    preferential rights set forth on Schedule 4.5(b) to the extent addressed by the procedures set forth in Section 4.5;
(11)    Required Consents set forth on Schedule 4.5(a) to the extent addressed by the procedures set forth in Section 4.5;
(12)    all rights reserved to or vested in any Governmental Entity to control or regulate any of the Assets in any manner, and all obligations and duties under all applicable laws or under any franchise, grant, license or permit issued by any such Governmental Entity;
(13)    any liens burdening the Assets that will be released at or before Closing, as contemplated by this Agreement, but subject to such releases;
(14)    imbalances associated with the Assets; and
(15)    lessor’s rights of priority to conduct shale oil operations contained in those Leases in which Chevron U.S.A. Inc. is the lessor.
(d)    “Piceance Properties” shall mean all of the Assets only insofar as the Assets cover the Leases and Lands described in Exhibit A-1.
(e)    “NECO Properties” shall mean all of the Assets only insofar as the Assets cover the Leases and Lands described in Exhibit A-2.
(f)    “SECO Properties” shall mean all of the Assets only insofar as the Assets cover the Leases and Lands described in Exhibit A-3.
(g)    “Krieger Properties” shall mean all of the Assets only insofar as the Assets cover the Leases and Lands described in Exhibit A-4.
4.2    Defensible Title Representation.
(a)    Representation. Subject to the limitations set forth in Section 4.2(d), Seller represents and warrants to Buyer that, as of the Effective Time and as of the Defect Notice Date, its title to the Leases, Wells and other Assets (except for the Water Rights and the NECO Gathering Systems) is Defensible Title. Except as set forth in this Section 4.2(a), Section 4.2(b) and the Assignment, Bill of Sale and Conveyance to be delivered at Closing, a form of which is attached hereto as Exhibit D, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to the Leases, Wells and other Assets and Buyer hereby acknowledges and agrees that Buyer’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Leases, Wells and other Assets before Closing, shall be as set forth in this Article 4, or to terminate this Agreement pursuant to Section 11.1(f). Notwithstanding anything to the contrary herein, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to the Water Rights and to the NECO Gathering Systems.
(b)    Special Warranty. As of the date of execution of this Agreement and as of Closing, Seller warrants title to the Assets (except for the Water Rights and the NECO Gathering Systems), including the Net Revenue Interests and Working Interests in the Leases and Wells shown on Exhibit A and Exhibit B, by, through and under Seller, but not otherwise, and with full substitution and subrogation in and to all of the rights and actions of title warranty that Seller may have against its predecessors in title.
(c)    Exclusive Remedy. With the exception of the special warranty of title in Section 4.2(b) and in the Assignment and Bill of Sale, a form of which is attached hereto as Exhibit D, (i) the representation and warranty in Section 4.2(a) shall terminate as of the Defect Notice Date and shall have no further force and effect thereafter, and (ii) Section 4.3 shall be the exclusive right and remedy of Buyer with respect to Seller’s failure to have Defensible Title with respect to the Leases, Wells and other Assets. Notwithstanding anything herein provided to the contrary, if a Title Defect under this Article 4 results from any matter which could also result in the breach of any representation or warranty of Seller under Article 6 of this Agreement, then Buyer shall only be entitled to assert such matter before Closing as a Title Defect to the extent permitted by this Article 4. Buyer shall be precluded from also asserting such matter as the basis of the breach of any such representation or warranty under Article 6.
(d)    Limitations on Defensible Title Representation.
(1)    Seller’s representation of Defensible Title with respect to its ownership of the Leases and Wells included in the Piceance Properties is limited to the Williams Fork formation.
(2)    Seller’s representation of Defensible Title with respect to its ownership of the Leases and Wells included in the NECO Properties is limited to formations from the surface to the base of the Niobrara formation.
(3)    Seller makes no representation of Defensible Title with respect to the validity and its ownership of the the gathering systems located on and providing service to the NECO Properties (the “NECO Gathering Systems”).
(4)    Seller makes no representation of Defensible Title with respect to the Net Revenue Interests on a Lease basis for individual Leases included in the NECO Properties except as applicable to the Wells.
The limitations on the Defensible Title representation set forth in this Section 4.2(d) shall not limit the interest intended to be sold and conveyed to Buyer under the terms of this Agreement.
4.3    Title Adjustment Procedures.
(a)    Title Defect. As used in this Agreement, the term “Title Defect” means any lien, charge, encumbrance, obligation (including contract obligation), defect, condition or other matter (including a discrepancy in Net Revenue Interest or Working Interest) that causes a breach of Seller’s representation and warranty in Section 4.2(a). Notwithstanding the foregoing, the following shall not be considered Title Defects:
(1)    defects based solely on lack of information in Seller’s files;
(2)    defects in the chain of title consisting of the mere failure to recite marital status in a document unless Buyer provides clear and convincing evidence that such failure or omission has resulted in another person’s actual and superior claim of title to the relevant Asset;
(3)    defects based on failure to record Leases issued by any state or federal Governmental Entity (but excluding any assignments of such Leases), in the real property, conveyance or other records of the county in which such Property is located; provided that such Lease is recorded in the official records of the applicable Governmental Entity;
(4)    defects arising out of lack of survey, unless a survey is expressly required by applicable laws or regulations;
(5)    defects arising out of lack of evidence of record of corporate or other entity authority of an appropriate designated officer (but not a power of attorney) unless Buyer provides a reasonable basis for the assertion that such corporate or other entity action was not authorized and results in another person’s actual and superior claim of title to the relevant Asset
(6)    defects that have been cured by applicable laws of limitations or prescription; and
(7)    defects with respect to Seller’s title to all or any portion of the Water Rights and the NECO Gathering Systems.
(b)    Title Benefit. As used in this Agreement, the term “Title Benefit” shall mean any right, circumstance or condition that operates to (a) increase the Net Revenue Interest being assigned to Buyer in any Lease or Well above that shown for such Lease or Well in Exhibit A or Exhibit B, as applicable, to the extent the same does not cause a greater than proportionate increase in the Working Interest being assigned to Buyer therein above that shown in Exhibit A or Exhibit B, as applicable, or (b) increase the Net Mineral Acres being assigned to Buyer in any Lease to greater than that shown therefor in Exhibit A. A Title Benefit shall not include any Asset or portion thereof that is excluded from Seller’s Defensible Title representation pursuant to Section 4.2(d).
(c)    Notice of Defective Interest. At or before 5:00 p.m. Mountain Time on the Defect Notice Date, Buyer shall advise Seller in writing of any matters that in Buyer’s opinion constitute a Title Defect with respect to Seller’s title to all or any portion of the Leases, Wells or other Assets (“Notice of Defective Interest”). The Notice of Defective Interest shall be in writing and contain the following: (i) a description of the alleged Title Defect(s), (ii) the Leases, Wells or other Assets (and the applicable zone(s) therein) affected by the alleged Title Defect (each a “Title Defect Property”), (iii) the Allocated Value of each Title Defect Property, (iv) supporting documentation reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of the alleged Title Defect(s), and (v) the amount by which Buyer believes the Allocated Value of each Title Defect Property is reduced by the alleged Title Defect(s) and the computations and information upon which Buyer’s belief is based. Buyer shall also promptly furnish Seller with written notice of any Title Benefit which is discovered by Buyer or any of its representatives while conducting Buyer’s title review, due diligence or investigation with respect to the Leases, Wells or other Assets.
(d)    Notice of Title Benefits. At or before 5:00 p.m. Mountain Time on the Defect Notice Date, Seller shall have the right, but not the obligation, to advise Buyer in writing of any matters that in Seller’s opinion constitute a Title Benefit with respect to Seller’s title to all or any portion of the Leases, Wells or other Assets (a “Title Benefit Notice”). The Title Benefit Notice shall be in writing and contain the following: (i) a description of the Title Benefit, (ii) the Leases, Wells or other Assets (and the applicable zone(s) therein) affected by the Title Benefit (“Title Benefit Property”), (iii) the Allocated Values of the Leases, Wells or other Assets (and the applicable zone(s) therein) subject to such Title Benefit, and (iv) the amount by which the Seller believes the Allocated Value of those Leases, Wells or other Assets (and the applicable zone(s) therein) is increased by the Title Benefit, and the computations and information upon which Seller’s belief is based. Seller shall be deemed to have waived all Title Benefits of which it has not given notice on or before the Defect Notice Date.
(e)    Seller’s Right to Cure. Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove at any time prior to the Closing (the “Cure Period”), to Buyer’s reasonable satisfaction, any Title Defects of which it has been advised by Buyer.
(f)    Remedies for Title Defects. Subject to Seller’s continuing right to dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto, in the event that any Title Defect timely asserted by Buyer in accordance with Section 4.3(c) actually exists and is not waived by Buyer or cured to Buyer’s reasonable satisfaction on or before the end of the Cure Period, Seller shall convey the Title Defect Property to Buyer at Closing with a reduction to the Purchase Price, provided, however, that Seller shall retain the right to cure such Title Defects after Closing, as set forth herein. The reduction to the Purchase Price contemplated by the foregoing sentence shall equal the amount of the aggregate Title Defect Amounts for all such Title Defects as determined pursuant to Section 4.3(g), subject to the Individual Title Threshold, the adjustment for certain Title Benefits and the Aggregate Deductible set forth in Section 4.3(i) (as so calculated, the “Title Defect Adjustment”). Caerus Operating shall deposit an amount equal to the Title Defect Adjustment in the Escrow Account at Closing, which amount shall be released (with accrued interest) to Caerus Operating or PDC in accordance with this Section 4.3(f). Seller shall have one hundred (100) days after the Closing Date (the “Post-Closing Cure Period”) in which to attempt to cure any such Title Defects to Buyer’s reasonable satisfaction, subject to the continuing application of the Individual Title Threshold and the Aggregate Deductible. Buyer shall use good faith efforts to cooperate with Seller’s efforts to cure such Title Defects. If Seller cures any such Title Defect to Buyer’s reasonable satisfaction prior to the end of the Post-Closing Cure Period, then the Title Defect Amount with respect to the Title Defect that is so cured, together with accrued interest, shall promptly be released from the Escrow Account to PDC pursuant to the joint instructions of Caerus Operating and PDC. If Seller is unable to cure the Title Defect prior to the end of the Post-Closing Cure Period or elects not to cure any such Title Defect, then (i) the Title Defect Amount with respect to the Title Defect that is not cured, together with accrued interest, shall promptly be released from the Escrow Account to Caerus Operating pursuant to the joint instructions of PDC and Caerus Operating, and (ii) if the Title Defect Amount is equal to or greater than the Allocated Value of the Title Defect Property, at the request of Seller, the Title Defect Property subject to the Title Defect shall be reconveyed to Seller which shall be deemed to be effective as of the Effective Time. If the Parties are unable to agree as to whether the Title Defect has been cured to Buyer’s reasonable satisfaction, the provisions of Section 4.4 shall apply as written and the Title Arbitrator shall be selected within fifteen (15) business days following the end of the Post-Closing Cure Period.
(g)    Title Defect Amount. The “Title Defect Amount” means the amount by which the Allocated Value of the Title Defect Property affected by such Title Defect is reduced as a result of the existence of such Title Defect and shall be determined in accordance with the following methodology, terms and conditions:
(1)    if Buyer and Seller agree on the Title Defect Amount, that amount shall be the Title Defect Amount;
(2)    if the Title Defect is a lien, encumbrance or other charge which is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount of the payment necessary to remove the Title Defect from the Title Defect Property;
(3)    if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest stated in Exhibit A or Exhibit B, as applicable, for such Title Defect Property, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest stated in Exhibit A or Exhibit B, as applicable;
(4)    if the Title Defect represents a discrepancy between (A) the Net Mineral Acres for any Title Defect Property and (B) the Net Mineral Acres stated on Exhibit A for such Title Defect Property, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Mineral Acres decrease and the denominator of which is the Net Mineral Acres stated on Exhibit A;
(5)    if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the Title Defect Property of a type not described in subsections (1), (2), (3) or (4) above, the Title Defect Amount shall be determined by taking into account the following factors: (i) any discrepancy between (A) the Net Revenue Interest, Net Mineral Acres or Working Interest for any Title Defect Property and (B) the Net Revenue Interest, Net Mineral Acres or Working Interest stated in Exhibit A or Exhibit B, as applicable; (ii) the Allocated Value of the Title Defect Property; (iii) the portion of the Title Defect Property affected by the Title Defect; (iv) the legal effect of the Title Defect; (v) the values placed upon the Title Defect by Buyer and Seller; and (vi) such other reasonable factors as are necessary to make a proper evaluation; and
(6)    if the Title Defect represents a failure of Seller to have Defensible Title to an Asset other than a Lease or Well, then the Title Defect Amount shall be the reasonable cost to replace such Asset.
Notwithstanding anything to the contrary in this Article 4, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of the Title Defect Property.
(h)    Title Benefit Amount. “Title Benefit Amount” means the amount by which the Allocated Value of the Title Benefit Property affected by such Title Benefit is increased as a result of the existence of such Title Benefit and shall be determined in accordance with the following methodology, terms and conditions:
(1)    if Buyer and Seller agree on the amount of the Title Benefit, that amount shall be the Title Benefit Amount;
(2)    if the Title Benefit represents an increase between (A) the Net Revenue Interest or Net Mineral Acres for any Title Benefit Property and (B) the Net Revenue Interest set forth in Exhibit A or Exhibit B, or Net Mineral Acres set forth in Exhibit A, as applicable, for such Title Benefit Property, then the Title Benefit Amount shall be an amount equal to the product of the Allocated Value of such Title Benefit Property multiplied by a fraction, the numerator of which is the Net Revenue Interest or Net Acres increase, and the denominator of which is the Net Revenue Interest set forth in Exhibit A or Exhibit B or Net Mineral Acres set forth in Exhibit A for such Title Benefit Property, as applicable;
(3)    if the Title Benefit is of a type not described above, then the applicable Title Benefit Amount shall be determined by taking into account the following factors: (i) any discrepancy between (A) the Net Revenue Interest, Net Mineral Acres or Working Interest for any Title Benefit Property and (B) the Net Revenue Interest, Net Mineral Acres or Working Interest stated in Exhibit A or Exhibit B, as applicable; (ii) the Allocated Value of the Title Benefit Property; (iii) the portion of the Title Benefit Property affected by the Title Benefit; (iv) the legal effect of the Title Benefit; and (v) such other reasonable factors as are necessary to make a proper evaluation; and
(4)    if a Title Benefit Property has no Allocated Value, then such Title Benefit Property shall have no Title Benefit Amount.
(i)    Title Thresholds and Deductibles. Notwithstanding anything to the contrary, (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any individual Title Defect for which the Title Defect Amount does not exceed fifty thousand dollars ($50,000) (“Individual Title Threshold”); and (ii) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any Title Defect that exceeds the Individual Title Threshold unless the aggregate Title Defect Amounts of all Title Defects that exceed the Individual Title Threshold (excluding any Title Defects cured by Seller) less the aggregate Title Benefit Amounts of all individual Title Benefits for which the Title Benefit Amount exceeds fifty thousand dollars ($50,000), when taken together with the aggregate Environmental Defect Values, exceed three and one-quarter percent (3.25%) of the Initial Purchase Price (“Aggregate Deductible”), after which point Buyer shall be entitled to adjustments to the Purchase Price or other remedies only with respect to such Title Defects and Environmental Defects in excess of such Aggregate Deductible.
4.4    Title Dispute Resolution. The Parties agree to resolve disputes concerning the following matters pursuant to this Section 4.4: (i) the existence and scope of a Title Defect or Title Benefit, (ii) the Title Defect Amount or Title Benefit Amount, as the case may be, relating to the portion of the Asset affected by a Title Defect or Title Benefit and (iii) the adequacy of Seller’s Title Defect curative materials and Buyer’s reasonable satisfaction thereof (the “Title Disputed Matters”). The Parties agree to attempt to initially resolve all disputes through good faith negotiations. All Title Disputed Matters that are unresolved by the Parties shall be exclusively and finally resolved by arbitration pursuant to this Section 4.4. There shall be a single arbitrator, who shall be (i) a title attorney with at least ten (10) years experience in oil and gas titles involving properties in the regional area in which the Lease and Lands are located (“Title Arbitrator”), as selected by mutual agreement of Buyer and Seller within fifteen (15) business days after the end of the Cure Period, and absent such mutual agreement, by the Denver, Colorado office of the American Arbitration Association. The arbitration proceeding shall be held in Denver, Colorado and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 4.4. The Title Arbitrator’s determination shall be made within fifteen (15) business days after submission of the matters in dispute and shall be final and binding upon both Parties, without right of appeal. In making his or her determination, the Title Arbitrator shall be bound by the rules set forth in this Article 4 and may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination. Additionally, the Title Arbitrator may consult with and engage disinterested third parties to advise the expert or arbitrator, including petroleum engineers. The Title Arbitrator shall act as an expert for the limited purpose of determining the Title Disputed Matters submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter. Each Party may submit only one Title Defect Amount with respect to each alleged Title Defect and one Title Benefit Amount with respect to each Title Benefit (provided that the foregoing shall not be construed to preclude a Party from also arguing against, and the Title Arbitrator determining, the existence of a Title Defect or a Title Benefit). Seller and Buyer shall each bear its own legal fees and other costs of presenting its case. Each Party shall bear one-half of the costs and expenses of the Title Arbitrator, including any costs incurred by the Title Arbitrator that are attributable to such third party consultation. Within ten (10) days after the Title Arbitrator delivers written notice to Buyer and Seller of the award with respect to a Title Disputed Matter, PDC and Caerus Operating shall issue joint written instructions to the Escrow Agent to release to PDC or Caerus Operating the amount, if any, awarded by the Title Arbitrator to such Party, plus the interest accrued on such amount.
4.5    Preferential Rights and Consents. The remedies set forth in this Section 4.5 are the exclusive remedies under this Agreement for consents to assign and preferential rights to purchase listed on Schedules 4.5(a) and 4.5(b).
(a)    Consents. All required consents to assignment that are necessary for Seller to execute, deliver and perform its obligations under this Agreement are set forth on Schedule 4.5(a)(i) (the “Required Consents”). Seller shall use reasonable efforts to obtain all Required Consents prior to Closing. Consents and approvals which are customarily obtained post-Closing shall not be considered Required Consents. If prior to Closing, Seller fails to obtain the Required Consents set forth on Schedule 4.5(a)(ii) (the “Specified Consents”) that would invalidate the conveyance of the Asset affected by the consent to assign or materially affect the value or use of the Asset (“Affected Asset”), then Seller shall retain the Affected Asset and the Purchase Price shall be reduced by the Allocated Value of the Affected Asset. Seller, with Buyer’s assistance, shall use its reasonable efforts to obtain such Specified Consent as promptly as possible following Closing. If such Specified Consent has been obtained as of the Final Settlement Date, Seller shall convey the Affected Asset to Buyer effective as of the Effective Time and Buyer shall pay Seller the Allocated Value of the Affected Asset, less any proceeds from the Affected Asset attributable to the period of time after the Effective Time received and retained by Seller (net of any Property Expenses paid by Seller attributable to such period). If such Specified Consent has not been obtained as of the Final Settlement Date, the Affected Asset shall be excluded from the sale and the Purchase Price shall be deemed to be reduced by an amount equal to the Allocated Value of the Affected Asset. If prior to May 31, 2013, Seller fails to obtain the Required Consents set forth on Schedule 4.5(a)(iii) then either Party shall have the right to terminate this Agreement in accordance with Section 11.1(g). Buyer shall reasonably cooperate with Seller in obtaining any Required Consent including providing assurances of reasonable financial conditions, but Buyer shall not be required to expend funds or make any other type of financial commitments in order to obtain such consent.
(b)    Preferential Purchase Rights. All preferential rights relating to the sale of any of the Assets are set forth on Schedule 4.5(b). Prior to Closing, Seller shall use reasonable good faith efforts to give notices required in connection with such preferential purchase rights together with any other preferential rights to purchase discovered by Buyer prior to Closing. If any preferential right to purchase any portion of the Assets is exercised prior to Closing, then that portion of the Assets affected by such preferential purchase right shall be excluded from the Assets and the Purchase Price shall be adjusted downward by an amount equal to the Allocated Value of such affected Assets. If by Closing, either (i) the time frame for the exercise of a preferential purchase right has not expired and Seller has not received notice of an intent not to exercise or a waiver of the preferential purchase right, or (ii) a third party exercises its preferential right to purchase, but the time frame for the consummation of such preferential purchase right has not expired prior to the Closing, then Seller shall retain the affected Assets and the Purchase Price shall be adjusted downward by an amount equal to the Allocated Value of such affected Assets. As to any Assets retained by Seller hereunder, following Closing if a preferential right to purchase is not consummated within the time frame specified in the preferential purchase right, or if the time frame for exercise of the preferential purchase right expired without exercise after the Closing, Seller shall promptly convey the affected Asset to Buyer effective as of the Effective Time, and Buyer shall pay the Allocated Value thereof pursuant to the terms of this Agreement, less any proceeds from such affected Asset attributable to the period of time after the Effective Time received and retained by Seller (net of any Property Expenses paid by Seller attributable to such period).
ARTICLE 5
ENVIRONMENTAL MATTERS
5.1    Definitions. For the purposes of the Agreement, the following terms shall have the following meanings:
(a)    “Condition” means any circumstance, occurrence, act, omission, status or defect that requires Remediation to comply with, or to discharge any liabilities incurred pursuant to, Environmental Laws.
(b)    “Environmental Defect” means a Condition in, on, under or relating to a particular Asset (including any impacts to air, land, soil, surface and subsurface strata, surface water, groundwater, or sediments) that causes a particular Asset to be in violation of, or subject to any Remediation obligations under, any Environmental Law, if the estimated cost (using the most cost effective remedy consistent with prudent industry practices) of Remediation of that particular Asset alone exceeds fifty thousand dollars ($50,000). For purposes of this Definition, and by way of example only, each individual Well, common tank battery or a common separation facility shall be considered a separate Asset. If a Condition exists at more than one Asset, the costs of Remediation to address that Condition shall be fairly apportioned between the affected Assets, and in order to qualify as an Environmental Defect, such apportioned costs must exceed the $50,000 threshold as applied to each particular Asset alone, provided that Remediation costs for separate Conditions that affect the same Asset shall be aggregated for purposes of determining whether the $50,000 threshold has been met for that Asset.
(c)    “Environmental Law” or “Environmental Laws” shall mean, as of the date of this Agreement, any federal, state or local law (including the common law), statute, rule, regulation, requirement, ordinance and any writ, decree, bond, authorization, approval, license, permit, registration, binding criteria, standard, consent decree, settlement agreement, judgment, order, directive or binding policy issued by or entered into with a Governmental Entity pertaining or relating to: (a) pollution or pollution control, including air emissions and stormwater discharge; (b) protection of human health from exposure to Hazardous Materials or protection of the environment; or (c) the management, presence, use, generation, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Hazardous Materials. “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”), the Solid Waste Disposal Act (as amended by the Resource Conservation and Recovery Act), 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f-300, the Federal Air Pollution Control Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Endangered Species Act, and the regulations and orders respectively promulgated thereunder, each as amended, or any equivalent or analogous state or local statutes, laws or ordinances, any regulation promulgated thereunder and any amendments thereto.
(d)    “Governmental Entity” means any national, state or local government or any subdivision, agency, court, commission, department, board, bureau, regulatory authority or other division or instrumentality thereof.
(e)    “Hazardous Materials” shall mean, without limitation, any waste, substance, product, or other material (whether solid, liquid, gas or mixed), which is or becomes identified, listed, published, or defined as a hazardous substance, hazardous waste, hazardous material, toxic substance, or radioactive material, including Hydrocarbons, oil, or petroleum waste, or any other waste, pollutant or contaminant, that is regulated or restricted under any Environmental Law.
(f)    “Remediation” or “Remediate” means any investigation, assessment, characterization, delineation, monitoring, sampling, analysis, removal action, remedial action, response action, corrective action, mitigation, treatment or cleanup of Hazardous Materials, any reporting, permitting, registration, notification, plan development or implementation, pollution control equipment installation or operation, or any other similar corrective or remedial or compliance actions required by any applicable Environmental Laws or otherwise for the general protection of human health and the environment.
5.2    Environmental Liabilities and Obligations. Upon Closing, Buyer agrees to assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations accruing or relating to, and release Seller, its stockholders, directors, officers, employees, advisors, agents and representatives, and their respective successors and assigns from all Losses (including any civil fines and penalties, costs of Remediation and expenses for the modification, repair or replacement of facilities on the Lands brought or assessed by any and all persons, including any Governmental Entity, as a result of any damage to, or destruction or loss of, property, and any damage to natural resources (including soil, air, surface water or groundwater)), to the extent any of the foregoing directly or indirectly is caused by, relates to, or otherwise involves any Condition associated with the Assets, regardless of whether any such Condition was created or is attributable to periods either before or after the Effective Time, including the presence, disposal or release of any Hazardous Material of any kind in, on or under the Assets or the Lands, but excluding any such Losses resulting from Seller’s gross negligence or willful misconduct (collectively, “Buyer’s Environmental Liabilities”).
5.3    NORM. Buyer acknowledges that the Assets have been used for the exploration, development, and production of Hydrocarbons. Equipment and sites included in the Assets may contain naturally occurring radioactive material (“NORM”). NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms. The wells, materials, and equipment located on the Properties or included in the Assets may contain NORM. NORM may have come in contact with various environmental media, including water, soils or sediment. Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of NORM from the Assets.
5.4    Environmental Defect Notice. On or before the Defect Notice Date, Buyer shall give Seller written notice of any Environmental Defects as to which Buyer has knowledge prior to the Defect Notice Date. Buyer shall be deemed to have waived its right to assert an Environmental Defect if Buyer does not include such Environmental Defect in an Environmental Defect Notice delivered to Seller on or before the Defect Notice Date. An Environmental Defect Notice shall contain the following: (i) a description of the Condition in, on, under or relating to the Asset that causes the alleged Environmental Defect; (ii) a description of the particular Asset affected by the alleged Environmental Defect (each an “Environmental Defect Property”); (iii) the Allocated Value of each Environmental Defect Property; (iv) supporting documentation reasonably necessary for Seller (as well as any consultant hired by Seller) to verify the existence of the alleged Environmental Defect(s), and (v) Buyer’s estimated cost to Remediate the alleged Environmental Defect and supporting documentation reasonably necessary to verify such estimate (the “Environmental Defect Value”).
5.5    Seller’s Right to Remediate. Seller shall have the right, but not the obligation, to attempt, at its sole cost, to Remediate at any time prior to Closing any Environmental Defects of which it has been advised by Buyer prior to the Defect Notice Date.
5.6    Defect Adjustments. Upon delivery of a timely Environmental Defect Notice, the Parties shall proceed as follows:
(a)    With respect to each Environmental Defect asserted by Buyer on or before the Defect Notice Date, Seller may elect, in its sole discretion, on or before the date that is three (3) days prior to Closing to:
(1)    reach agreement with Buyer on the existence of the Environmental Defect and adjust the Purchase Price by the Environmental Defect Value of the Environmental Defect Property subject to application of the Aggregate Deductible with respect to the aggregate Title Defects and Environmental Defects (the “Environmental Defect Adjustment”), whereupon Seller shall convey the Environmental Defect Property to Buyer at Closing and Buyer shall thereafter assume all liability for Remediation of the Environmental Defect Property;
(2)    if the Environmental Defect Value exceeds the Allocated Value of the Environmental Defect Property, then Seller may remove the Environmental Defect Property from the Transaction and reduce the Purchase Price by the Allocated Value of the Environmental Defect Property; or
(3)    challenge the existence and/or scope of the Environmental Defect and/or Environmental Defect Value asserted by Buyer pursuant to Section 5.7. If Seller elects to challenge the existence of an Environmental Defect and/or Environmental Defect Value and such dispute has not been resolved as of Closing, at Closing Caerus Operating shall cause to be paid an amount equal to the claimed Environmental Defect Adjustment attributable to such Environmental Defect to the Escrow Agent.
(b)    There shall be no reduction to the Purchase Price or other remedies provided by Seller for any Environmental Defect unless the Environmental Defect Values of all Environmental Defects in the aggregate (excluding any Environmental Defects Remediated by Seller), when taken together with the aggregate Title Defect Amounts, exceed the Aggregate Deductible, after which point Buyer shall be entitled to adjustments to the Purchase Price and remedies only with respect to such Environmental Defects in excess of such Aggregate Deductible.
5.7    Contested Environmental Defects. If, pursuant to Section 5.6(a)(3), Seller elects to proceed under this Section 5.7 with respect to an Environmental Defect, the following matters shall be determined pursuant to this Section 5.7: (a) the existence and scope of an Environmental Defect, and (b) the Environmental Defect Value. The Parties agree to attempt to initially resolve all disputes through good faith negotiations. If the Parties cannot resolve disputes regarding items (a) or (b) within thirty (30) days after the Defect Notice Date, either Party may submit the dispute to an environmental consultant or other professional approved in writing by Seller and Buyer that is experienced in environmental corrective action at oil and gas properties in the relevant jurisdiction and that shall not have performed professional services for either Party or any of their respective Affiliates during the previous five years (the “Environmental Expert”). The Environmental Expert shall render its decision within twenty (20) business days after submission of the matters in dispute, which decision shall be final and binding upon both Parties, without right of appeal. In making his or her determination, the Environmental Expert shall be bound by the rules set forth in this Article 5 and may consider such other matters as in the opinion of the Environmental Expert are necessary or helpful to make a proper determination. The Environmental Expert shall conduct the dispute resolution proceeding by written submissions from Buyer and Seller with exhibits, supplemented with appearances by Buyer and Seller, if necessary, as the Environmental Expert may deem necessary. The Environmental Expert shall act as an expert for the limited purpose of determining the disputed Environmental Defect matters submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter. Seller and Buyer shall each bear its own legal fees and other costs of presenting its case to the Environmental Expert. Each Party shall bear one-half of the costs and expenses of the Environmental Expert.
5.8    Exclusive Remedies. Except for any remedies that may be available under this Agreement for breach of the representations and warranties set forth in Section 6.18, the right of Buyer to reduce the Purchase Price to reflect one or more Environmental Defect Adjustments pursuant to this Article 5 or terminate this Agreement pursuant to Section 11.1(f) shall be the exclusive right and remedy of Buyer with respect to environmental matters with respect to the Assets.
ARTICLE 6
SELLER’S REPRESENTATIONS AND WARRANTIES
Each Seller makes the following representations and warranties as of Closing and as of the date hereof except where otherwise indicated. The term “Knowledge,” with respect to Seller, means the actual knowledge of Seller’s representatives listed on Schedule 6.1(a) hereto, and with respect to Buyer, means the actual knowledge of Buyer’s representatives listed on Schedule 6.1(b) hereto. Except for the representations and warranties contained in Section 6.20, the representations and warranties contained in this Article 6 do not include any matters with respect to Environmental Laws, such matters being addressed exclusively in Article 5.
6.1    Organization and Standing. PDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to carry on its business in the State of Colorado. Each Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of West Virginia.
6.2    Power. Such Seller has all requisite corporate power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of Closing, violate, or be in conflict with, any material provision of such Seller’s governing documents, any material agreement or instrument to which such Seller is a party or by which such Seller or the Assets may be bound, or any material laws applicable to any Seller or any of the Assets.
6.3    Authorization and Enforceability. This Agreement constitutes such Seller’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and conveyance and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.
6.4    Liability for Brokers’ Fees. Such Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transaction for which Buyer shall have any responsibility.
6.5    Litigation.
(a)    Except as set forth on Schedule 6.5(a), there are no actions, suits, proceedings, notices of violation or claims pending or, to the Knowledge of Seller, threatened, that would impair such Seller’s ability to consummate the Transaction or to retain the liabilities to be retained by Seller under this Agreement.
(b)    There are no material actions, suits, proceedings, notice of violation or claim pending or, to the Knowledge of Seller, threatened, against such Seller or any of the Assets, in any court or by or before any Governmental Entity involving the ownership or operation of the Assets; nor is such Seller in default under any order, writ, injunction, or decree of any court or Governmental Entity.
6.6    Compliance with Law. To Seller’s Knowledge, the Assets have been operated in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders. Such Seller has not received any written notice of a violation of any statute, law, ordinance, regulation, rule or order of any Governmental Entity, or any judgment, decree or order of any court, applicable to the Assets.
6.7    Status and Operation of Assets. Except as described on Schedule 6.7 (“Capital Expenditures”), (i) such Seller has incurred no expenses, and has made no commitments to make expenditures in connection with the ownership or operation of the Assets after the Effective Time (other than with respect to routine operations performed in the ordinary course of operating the existing Wells), which expenditures are, individually, estimated to cost one hundred fifty thousand dollars ($150,000) or more, net to Seller’s interest, and (ii) no contractual obligations, proposals or authorities for expenditures are currently outstanding (whether made by Seller or by any other party) to drill additional wells, or to deepen, plug back, rework any Well, or to conduct other operations on the Assets for which consent is required under the applicable operating agreement, to abandon any Well, or to conduct any other operation on the Assets for which the estimated cost exceeds one hundred fifty thousand dollars ($150,000), net to Seller’s interest.
6.8    Taxes. All material Taxes pertaining to the Assets that are required to have been paid have been duly and properly paid. All Tax Returns required to be filed with respect to the Assets have been duly filed, and each such Tax Return is true, correct and complete in all material respects. There are no liens on any of the Assets attributable to Taxes other than statutory liens for Taxes that have not become due and payable. There are no ongoing suits or proceedings, or any claims, investigations, audits, or inquiries that are ongoing or, to Seller’s Knowledge, pending or threatened against such Seller in respect of Taxes that could reasonably be expected to result in a lien on any of the Assets or a liability incurred by Buyer. None of the Assets is treated as held by a partnership for purposes of Subchapter A of Chapter 1 of Subtitle A of the Code, other than by a Partnership. Each Partnership is a partnership for federal income Tax purposes.
6.9    Imbalance Volumes. There are no gas imbalances other than those listed in Schedule 6.9 (i) which are with gatherers, processors, or transporters, or with co-tenants or working interest owners in a well, unit, or field (ii) which are associated with the Assets and (iii) where such Seller has received a quantity of gas prior to the Effective Time for which Buyer will have a duty after the Effective Time to deliver an equivalent quantity of gas or pay a sum of money.
6.10    Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened in writing against PDC or any of the Assets held by PDC.
6.11    Leases and Easements. To Seller’s Knowledge, each of the Leases and the Easements is in full force and effect. There exist no defaults with respect to any of its material obligations under any Lease or, subject to the limitations set forth in Section 4.2(d)(3), any Easement by such Seller or, to Seller’s Knowledge, by any other person that is a party to such Lease or Easement. Such Seller has received no written notice of termination of any of the Leases or Easements. To Seller’s Knowledge no adverse claims have been asserted with respect to the ownership of the Easements covering the gathering system located on and providing service to the NECO Properties.
6.12    Material Agreements.
(a)    Except for the Leases, Exhibit C sets forth all material Contracts related to the ownership and operation of the Assets that are of the type described below (collectively, the “Material Agreements”):
(1)    any Contract that can reasonably be expected to result in aggregate payments by Seller of more than fifty thousand dollars ($50,000) during the current or any subsequent fiscal year or two hundred fifty thousand dollars ($250,000) in the aggregate over the term of such Contract (in each case, based solely on the terms thereof and without regard to any expected increase in volumes or revenues);
(2)    any Contract that can reasonably be expected to result in aggregate revenues to Seller of more than fifty thousand dollars ($50,000) during the current or any subsequent fiscal year or two hundred fifty thousand dollars ($250,000) in the aggregate over the term of such Contract (in each case, based solely on the terms thereof and without regard to any expected increase in volumes or revenues);
(3)    any Hydrocarbon purchase and sale, transportation, processing or similar Contract that is not terminable without penalty on sixty (60) days or less notice;
(4)    any futures, swap, collar, put, call cap, options, hedge, forward sale or other derivative Contract that comprise the Hedging Transactions;
(5)    any material partnership or joint venture agreement, other than the partnership agreements with respect to the Partnerships;
(6)    any joint operating agreement, executed pending purchase agreement, farmin or farmout agreement, exploration agreement or participation agreement to which Seller is a party and under which Seller is currently operating or performing;
(7)    any Contract involving a minimum throughput, minimum delivery or minimum volume;
(8)    any Contract that is an indenture, mortgage, loan, credit or sale-leaseback, guaranty of any obligation, bonds, letters of credit or similar financial Contract;
(9)    any Contract that constitutes a lease under which Seller is the lessor or the lessee of real, immovable, personal or movable property which lease (A) cannot be terminated by Seller without penalty upon sixty (60) days or less notice and (B) involves an annual base rental of more than fifty thousand dollars ($50,000);
(10)    all employment, bonus, severance, change in control, retention, incentive, equity or other compensation-related agreements with, or applicable to, any Business Employee; and
(11)    any Contract with any Affiliate of Seller that will be binding on Buyer after Closing and will not be terminable by Buyer within thirty (30) days or less notice other than joint operating agreements.
(b)    There exist no material defaults under the Material Agreements by Seller or, to Seller’s Knowledge, by any other person that is a party to such Material Agreements.
6.13    Hydrocarbon Sales Contracts. Except for the Hydrocarbon sales contracts listed on Exhibit C and any such rights provided for in any of the Material Agreements, no Hydrocarbons are subject to a sales contract (other than division orders or spot sales agreements terminable on no more than thirty (30) days notice) and, to Seller’s Knowledge, no person has any call upon, option to purchase or similar rights with respect to any amounts of production from the Assets.
6.14    Areas of Mutual Interest. Except as disclosed in any of the Material Agreements, no material Asset is subject to (or has related to it) any area of mutual interest agreement.
6.15    Production Payments. Except for the imbalance volumes and the contracts and arrangements listed in Schedule 6.9 and Exhibit C, such Seller is not obligated, by virtue of a production payment, prepayment arrangement under any contract for the sale of Hydrocarbons and containing a “take or pay”, advance payment or similar provision, gas balancing agreement or any other arrangement to deliver any material amounts of Hydrocarbons without then or thereafter receiving full payment therefor, or to make payment for any material amounts of Hydrocarbons already produced and sold.
6.16    Surface Access. Other than the Easements described in Exhibit C, there are no surface use or access agreements currently in force and effect that would materially interfere with oil and gas operations on the Leases as currently conducted.
6.17    Insurance. Such Seller maintains, and through the Closing Date will maintain, with respect to the Assets and the Business Employees, the insurance coverage in amounts and on terms such Seller reasonably believes to be appropriate and customary in the circumstances.
6.18    Offsite Disposal. Except for de minimus quantities generated in the ordinary course of Seller’s business, Seller has not arranged for disposal of any “hazardous substances” as that term is defined under CERCLA, at sites off of or otherwise not connected to the Assets; provided that this representation does not include any such materials that may have migrated from or beneath the Assets through soil, groundwater or other media.
6.19    Bond, Letters of Credit, Guarantees. Schedule 6.19 is a complete and accurate list of all bonds, letters of credit and guarantees posted or entered into by Seller or its Affiliates in connection with the ownership or operation of the Assets.
6.20    Environmental. Except as set forth in Schedule 6.20, to Seller’s Knowledge:
(a)    No material notice of violation of or non-compliance with any Environmental Laws issued by a Governmental Entity with respect to the Assets remains unresolved or is still outstanding;
(b)    There is no material written claim by any third party pending before any Governmental Entity alleging that the Assets are in violation of, out of compliance with, or subject to an unfulfilled Remediation obligation pursuant to, Environmental Laws;
(c)    The ownership and operation of the Assets have been conducted in compliance in all material respects with all applicable Environmental Laws, including all reporting requirements thereunder; and
(d)    Such Seller possesses and is in substantial compliance with all material permits required under any Environmental Law for the operation of the Assets.
6.21    Labor; Benefits.
(a)    No Business Employee is subject to a collective bargaining agreement or represented by a labor union. The Assets are not bound by, or subject to, the terms of any collective bargaining agreement or any other contract, obligation or understanding with any labor union. To Seller’s Knowledge, no labor union is seeking to represent any Business Employees and no labor organization campaign is pending or has been threatened.
(b)    All bonuses, wages, payments, commissions and other compensation due and payable as of the Closing to each Business Employee of Seller who has provided services with respect to the Assets have been, or will be, paid in full upon Closing.
6.22    Plugging and Abandonment. Except as set forth on Schedule 6.22, to Seller’s Knowledge, there are not any Wells or other equipment located on the Assets that (a) Seller is currently obligated by any applicable laws or contract to currently plug, dismantle and/or abandon; or (b) have been plugged, dismantled or abandoned in a manner that does not comply in all material respects with applicable laws.
6.23    Permits. Except as set forth on Schedule 6.23, such Seller possesses all material licenses, permits, certificates, orders, approvals and other authorizations required to be obtained from a Governmental Entity in order to own and operate the Assets as presently owned and operated. Such Seller has received no written notice from a Governmental Entity of any uncured material violation under any such authorization.
6.24    Fair Value; Arms-Length Transaction. The consideration to be received by each Seller (as evidenced by the sum of the Allocated Values assigned in Schedule 2.2 to the portion of the Assets owned by such Seller, as adjusted as provided herein) represents a fair market valuation for such portion of the Assets, and this Agreement is the product of good faith, arms-length negotiations between Seller, on the one hand, and Buyer and Caerus Operating on the other.
6.25    Executive Participation Rights. No current or former executive officer, employee or director of Seller has any unrecorded right, interest or claim in or to any of the Assets (or any right to participate in future wells drilled on any of the Leases or Lands) other than the working interest in the wellbores of certain of the Wells as described on Schedule 8.1(k).
6.26    Joint Ventures.
(a)    Each of Kanco Gathering and KB Gathering is a joint venture or general partnership duly formed and validly existing under the laws of the State of Colorado. Seller has delivered to Buyer true and complete copies of the joint venture agreements and any other governing documents of each of Kanco Gathering and KB Gathering, each as amended to date and presently in effect, and each of the foregoing agreements is in full force and effect. Kanco Gathering and KB Gathering have all respective partnership or joint venture power and authority to own their respective properties and assets and to carry on their respective businesses as currently conducted.
(b)    PDC owns fifty percent (50%) of the outstanding ownership interests in Kanco Gathering (the “Kanco Interests”) and fifty percent (50%) of the outstanding ownership interests in KB Gathering (the “KB Interests”), in each case free and clear of all material liens, charges or other encumbrances, except (i) for restrictions on transfer that may be imposed by state or federal securities laws and (ii) as exist in connection with the Contracts. Subject to obtaining the consents and waivers of preferential purchase rights required in connection with the Contracts, Seller will have the organizational power, authority and legal capacity to sell, transfer, assign and deliver the Kanco Interests and the KB Interests as provided in this Agreement, and upon the execution and delivery of the documentation contemplated in Section 12.3(k), PDC will transfer valid title to the Kanco Interests and the KB Interests to Buyer at the Closing free and clear of all material liens, charges and other encumbrances. Each of the Kanco Interests and the KB Interests have been duly authorized and are validly issued and were not issued in violation of, and are not subject to, any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any person other than as set forth on Schedule 4.5(b).
(c)    Neither Kanco Gathering nor KB Gathering (i) is a party to any material contracts other than the Contracts listed on Exhibit C and relating to the NECO Gathering Systems, and (ii) has any material liabilities other than those that have arisen in the ordinary course of its business in connection with the ownership and operation of the Contracts listed on Exhibit C and relating to the NECO Gathering Systems. There exist no material defaults under the Contracts by Kanco Gathering or KB Gathering, as applicable.
(d)    To Seller’s Knowledge, the NECO Gathering Systems have been operated in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders. No Seller has received any written notice of a violation of any statute, law, ordinance, regulation, rule or order of any Governmental Entity, or any judgment, decree or order of any court, applicable to the NECO Gathering Systems.
6.27    No Other Representations or Warranties; Disclosed Materials. Except for the representations and warranties contained in this Agreement (as qualified by the Schedules) and the documents assigning the Assets, Seller makes no other (and Buyer acknowledges that it is not relying upon any) express or implied representation or warranty with respect to Seller, the Assets or the Transaction, and Seller disclaims any other representations or warranties not contained in this Agreement, whether made by Seller, any Affiliate of Seller, or any of their respective officers, directors, managers, partners, employees or agents. Except for the representations and warranties contained in this Agreement (as qualified by the Schedules), the disclosure of any matter or item in the Schedules shall not be deemed to constitute an acknowledgement that any such matter would or would reasonably be expected to be material or result in a material adverse effect on the Assets.
ARTICLE 7
BUYER’S REPRESENTATIONS AND WARRANTIES
Each Buyer makes the following representations and warranties as of Closing and as of the date hereof:
7.1    Organization and Standing. Caerus Operating is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to carry on its business in the State of Colorado, and each of Caerus Piceance and Caerus Washco is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado.
7.2    Power. Such Buyer has all requisite power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of Closing, violate, or be in conflict with, any material provision of such Buyer’s governing documents, or any material provision of any agreement or instrument to which such Buyer is a party or by which it is bound, or, any judgment, decree, order, statute, rule or regulation applicable to such Buyer.
7.3    Authorization and Enforceability. This Agreement constitutes such Buyer’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.
7.4    Liability for Brokers’ Fees. Such Buyer has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transaction for which Seller shall have any responsibility whatsoever.
7.5    Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, or Governmental Entity pending or, to such Buyer’s Knowledge, threatened against it before any Governmental Entity that impedes or is likely to impede its ability to consummate the Transaction and to assume the liabilities to be assumed by it under this Agreement.
7.6    Financial Resources. Such Buyer shall have as of Closing, sufficient funds with which to pay the Closing Amount and consummate the Transaction and, following Closing, such Buyer will have sufficient funds to pay any adjustments to the Purchase Price and meet its other payment obligations under this Agreement.
7.7    Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer’s Knowledge, threatened in writing against Buyer or any of its Affiliates.
7.8    Buyer’s Evaluation.
(a)    Review. Such Buyer is experienced and knowledgeable in the oil and gas business and is aware of its risks. Such Buyer acknowledges that Seller has not made any representations or warranties as to the Assets, including the Records, except as otherwise expressly provided herein and that such Buyer may not rely on any of Seller’s estimates with respect to reserves, the value of the Assets, projections as to future events or other internal analyses, forward looking statements, or any other information other than as set forth in Seller’s representations and warranties herein.
(b)    Independent Evaluation. In entering into this Agreement, such Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of this Transaction including its own estimate and appraisal of the extent and value of the Hydrocarbon reserves of the Assets.
ARTICLE 8
COVENANTS AND AGREEMENTS
8.1    Covenants and Agreements of Seller. Seller covenants and agrees with Buyer as follows:
(a)    Operations Prior to Closing. Except as otherwise consented to in writing by Buyer, which consent shall not be unreasonably withheld or delayed, or provided in this Agreement, from the Effective Time to the Closing, Seller will operate the Assets in a good and workmanlike manner consistent with past practices. From the date of execution of this Agreement to the Closing Date, Seller shall pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with such operations. Seller will notify Buyer and obtain Buyer’s consent, which shall not be unreasonably withheld or delayed, to capital expenditures anticipated to cost in excess of one hundred fifty thousand dollars ($150,000) per operation, net to Seller’s interest, conducted on the Assets, exclusive of the Capital Expenditures listed on Schedule 6.7.
(b)    Restriction on Operations. Except for the matters set forth on Schedule 8.1(b) and subject to Section 8.1(a), unless Seller obtains the prior written consent of Buyer to act otherwise (which shall not be unreasonably withheld or delayed other than with respect to clause (iii)), Seller will not (i) abandon any part of the Assets (except in the ordinary course of business or the abandonment of leases upon the expiration of their respective primary terms), (ii) except for the Capital Expenditures listed on Schedule 6.7, approve any operations on the Assets anticipated in any instance to cost more than one hundred fifty thousand dollars ($150,000) per operation, net to Seller’s interest (excepting emergency operations required under presently existing contractual obligations, and operations undertaken to avoid a monetary penalty or forfeiture provision of any applicable agreement or order all of which shall be deemed to be approved, provided that Seller immediately notifies Buyer of any emergency operation or operation to avoid monetary penalty or forfeiture excepted herein), (iii) encumber, convey or dispose of any part of the Assets (other than replacement of equipment or sale of Hydrocarbons produced from the Assets in the regular course of business), (iv) enter into any farmout or farmin affecting the Assets, (v) enter into or modify any pooled units or spacing units affecting the Assets, (vi) consent to letting lapse any insurance now in force with respect to the Assets, or (vii) materially modify, or terminate prior to its stated expiration, any Material Agreement.
(c)    Marketing. Unless Seller obtains the prior written consent of Buyer (which shall not be unreasonably withheld or delayed) to act otherwise, Seller will not alter any existing marketing contracts currently in existence, or enter into any new marketing contracts or agreements providing for the sale of Hydrocarbons for a term in excess of one month.
(d)    Consents. For the purposes of obtaining the written consents required in Sections 8.1(a) through (c), Buyer designates the following contact person: Matthew A. Wurtzbacher, President and Chief Operating Officer. Such consents may be obtained in writing by overnight courier or given by .pdf or facsimile transmission.
(e)    Status. Seller shall use all commercially reasonable efforts to assure that as of the Closing Date, Seller will not be under any material legal or contractual restriction that would prohibit or delay the timely consummation of the Transaction.
(f)    Notices of Claims. Seller shall promptly notify Buyer, if, between the date of execution of this Agreement and the Closing Date, Seller receives written notice of any claim, suit, action or other proceeding affecting the Assets or written notice of any default under the Leases or any Material Agreement.
(g)    Compliance with Laws. During the period from the date of execution of this Agreement to the Closing Date, Seller shall cause the Assets to be operated in compliance in all material respects with all applicable statutes, ordinances, rules, regulations, orders and other legal requirements.
(h)    Suspense Accounts. Prior to Closing, Seller shall prepare a schedule setting forth the following information: (i) all proceeds of production attributable to the Assets held by Seller in suspense, (ii) the reason such proceeds are being held in suspense, and (ii) if known, the name or names of the persons claiming such proceeds. Buyer agrees to indemnify Seller against any claim relating to the failure to pay such funds after Closing.
(i)    Non-Negotiation. During the period from the execution of this Agreement to the Closing Date (or earlier termination of this Agreement), Seller shall not, and Seller shall direct its Affiliates controlled by it and each of Seller’s and such Affiliates’ respective directors, officers, employees, representatives, advisors, brokers or agents not to, directly or indirectly, (i) negotiate, undertake, authorize, recommend, propose or enter into, either as the purchase or disposition of any material or significant amount of the Assets other than the transactions contemplated by this Agreement (an “Acquisition Transaction”), (ii) solicit or initiate negotiations or submissions of proposals or offers in respect to any Acquisition Transaction, or (iii) furnish or cause to be furnished, to any person, any information concerning the business, ownership or operation of Assets in connection with any Acquisition Transaction. Seller further agrees to notify Buyer if any person makes a proposal to Seller or any of its Affiliates or its or their respective directors, officers, employees, representatives, advisors, brokers or agents in respect of an Acquisition Transaction.
(j)    Business Employees. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall not (i) unless otherwise required by law, or in the ordinary course of business consistent with past practice, change the job responsibilities or title of, or increase the salary, wages, bonuses or other compensation or level of benefits payable or potentially payable to, any Business Employee, (ii) terminate the employment of any Business Employee other than for cause or in the ordinary course of business consistent with past practice, (iii) hire any individual who, if employed on the date hereof, would qualify as a Business Employee or (iv) grant any new severance, termination, retention or change in control benefits to, or enter into any new, or amend any existing, employment, bonus, severance, change in control, retention, incentive, equity or other compensation-related agreement with, any Business Employee; provided, however, that nothing in this Section 8.1(j) shall prevent Seller from granting any pay increase, paying any compensation, or granting any equity awards, as a result of Seller’s performance reviews for the 2012 calendar year, so long as such pay increase, payment, or grant is made in the ordinary course of business and consistent with past practice.
(k)    Working Interests of Prior Executives. Notwithstanding the provisions of Section 8.1(b), prior to Closing Seller shall execute assignments of the working interests in certain Wells owned by prior executive officers of Seller, all as described on Schedule 8.1(k), and cause the same to be filed of record.
8.2    Covenants and Agreements of Buyer. Caerus Operating and Buyer covenant and agree with Seller as follows:
(a)    Status. Caerus Operating and Buyer shall use all commercially reasonable efforts to assure that as of the Closing Date they will not be under any material legal or contractual restriction that would prohibit or delay the timely consummation of the Transaction.
(b)    Confidentiality. Upon Closing, the Confidentiality Agreement dated January 10, 2013, between PDC and Caerus Piceance shall terminate. All information obtained from Seller in connection with the Transaction whether before or after the execution of this Agreement (“Information”) is deemed by the Parties to be confidential and proprietary to Seller. Caerus Operating and Buyer shall take reasonable steps to ensure that Buyer’s employees, consultants and agents comply with the provisions of this Section 8.2(b). Until completion of the Closing, except as required by law, Caerus Operating, Buyer and their respective officers, agents and representatives will hold in strict confidence the terms of this Agreement and all Information, subject to such exceptions as are contained in the Confidentiality Agreement. Upon Closing, any obligation of confidentiality under this Section 8.2(b) shall terminate.
(c)    Successor Operator. Seller is designated as operator of certain Assets pursuant to joint operating agreements with third parties. Buyer acknowledges that such third parties may not agree to allow Buyer to succeed Seller as operator under such joint operating agreements or may otherwise exercise other rights they may have that would preclude Buyer from succeeding Seller as operator. Buyer specifically acknowledges and agrees that Seller has made no representation or guarantee that Buyer will succeed Seller as operator under any joint operating agreement; provided that Seller shall use commercially reasonably efforts, if requested by Buyer, to support Buyer’s succession of Seller as operator as to any of the Assets currently operated by Seller, subject to the provisions of any applicable joint operating agreement.
(d)    Bonds, Letters of Credit and Guarantees. Buyer acknowledges that none of the bonds, letters of credit and guarantees, if any, posted by Seller or its Affiliates with Governmental Entities or third parties and relating to the Assets are transferable to Buyer. Except to the extent that Buyer will, as of Closing, be covered by the bonds of the operators of the applicable Assets, then on or before the Closing Date, Buyer shall obtain, or cause to be obtained in the name of Buyer, replacements for such bonds, letters of credit and guarantees, to the extent such replacements are necessary to permit the cancellation as of Closing of the bonds, letters of credit and guarantees posted by Seller and/or its Affiliates.
8.3    Employee Matters.
(a)    As soon as administratively practicable (but in no event later than ten (10) business days) following the date hereof, Seller shall provide Buyer with a list of full time and part time employees (hourly and salaried) of Seller whose primary employment is related to the Assets (“Business Employees”). Such list shall include the following information with respect to each Business Employee: (i) employing entity; (ii) job title; (iii) original hire date (and service date, if different); (iv) status as exempt or non-exempt under the Fair Labor Standards Act; (v) current annualized base salary (or hourly base rate of pay) and other compensation (including bonus(es), profit-sharing and other compensation) paid in 2012 or paid or reasonably expected to be paid in 2013; (vi) leave status (including nature and expected duration); (vii) visa status (if applicable); and (viii) details of any outstanding loans or advances made by Seller to such Business Employees. From and after the date of this Agreement, Seller shall update such list on and through the Closing Date to reflect any new hires or departures of Business Employees. Prior to the Closing Date, Buyer or one of its Affiliates shall make an offer of employment to each Business Employee, with each such offer to be (i) contingent upon the occurrence of the Closing, (ii) subject to satisfaction of Buyer’s or its applicable Affiliate’s pre-hire requirements and screening processes, (iii) at the same base salary or base hourly wage as was provided to such Business Employees immediately prior to the Closing and with substantially the same benefits and annual bonus opportunities made available to similarly situated employees of Buyer; and (iv) effective as of the time immediately following the Closing (or such later time as any Business Employee who is on any leave of absence or short or long term disability commences active employment with Buyer or one of its Affiliates (provided that such commencement of active employment occurs not later than (x) 90 days following the Closing Date or (y) such later time as may be required by applicable law)). Seller shall assist Buyer and its Affiliates, as applicable, in communicating with the Business Employees regarding potential employment with Buyer or one of its Affiliates. Seller shall not interfere with any such employment offers or discourage any Business Employee from accepting employment with Buyer or one of its Affiliates.
(b)    For purposes of this Agreement, a “New Employee” is a Business Employee who accepts an offer of employment made pursuant to Section 8.3(a), satisfies the applicable pre-hire requirements and screening processes and actually becomes employed by Buyer or one of its Affiliates in accordance with such offer. The date of a New Employee’s commencement of active employment with Buyer or one of its Affiliates is referred to herein as such New Employee’s “Hire Date.”
(c)    With respect to each New Employee and effective as of the time immediately prior to such New Employee’s Hire Date, Seller shall (i) terminate the employment of such New Employee and (ii) waive and release any confidentiality, non-competition, non-disclosure and similar agreements between Seller and such New Employee that would restrict or encumber such New Employee’s ability to perform any of his or her duties as an employee of Buyer or one of its Affiliates.
(d)    Buyer or one of its Affiliates shall take such actions as are necessary to provide each New Employee with credit for the years of service with Seller for purposes of eligibility, vesting, and entitlement to benefits (and for benefit accruals solely with respect to vacation, sick leave, and severance), under all employee benefit plans and all vacation, sick leave, severance, and other compensation plans, policies, agreements and arrangements maintained by Buyer or any of its Affiliates in which such New Employee participates on or after the Closing Date in the same manner as if such service had been service for Buyer or one of its Affiliates completed after the Closing; provided, however, that no prior service credit shall be provided (i) for purposes of any equity-based or other incentive compensation plans or arrangements or (ii) if such credit would result in a duplication of benefits for the same period of service.
(e)    Buyer or one of its Affiliates shall take such actions as are necessary to offer medical and dental coverage to New Employees and their spouses and dependents under the group health plan made available to employees of Buyer and its Affiliates (the “Buyer Group Health Plan”). Buyer or one of its Affiliates shall use commercially reasonable efforts to cause the Buyer Group Health Plan, and applicable insurance carriers, third party administrators and any other third parties, to waive any waiting period(s) under the Buyer Group Health Plan otherwise applicable to such New Employees and all limitations as to pre-existing medical conditions under the Buyer Group Health Plan applicable to New Employees who have been continuously covered under a group health plan for the 12-month period immediately preceding their Hire Date. Buyer or one of its Affiliates shall take such actions as are necessary to provide continuation coverage to New Employees and their qualified beneficiaries who incur qualifying events after the Closing Date in accordance with the applicable requirements of Section 4980B of the Code or any state analog (collectively “COBRA”). Seller shall provide COBRA continuation coverage to all other individuals who are M & A qualified beneficiaries (within the meaning assigned to such term under Q&A-4 of Treasury regulation section 54.4980B-9) with respect to the transactions contemplated by this Agreement for the duration of the period to which such individuals are entitled to such coverage. Seller shall take any and all necessary actions to ensure that Buyer and its Affiliates are not required to provide such continuation coverage to any such individual at any time.
(f)    With respect to each New Employee, Buyer or one of its Affiliates shall take such actions as are necessary to cause New Employees to participate in any incentive bonus programs in which similarly situated employees of Buyer or its applicable Affiliate that employs such New Employee participate.
(g)    With respect to events following the Closing, Buyer or one of its Affiliates shall be responsible for sending, if applicable, timely and appropriate notices to all New Employees required under the Worker Adjustment and Retraining Notification Act (“WARN”) and all other similar, applicable laws relating to plant or facility closings or otherwise regulating the termination of employees. To the extent that any liability is incurred under any such laws to a New Employee based on Buyer’s actions after the Closing, Buyer or one of its Affiliates shall be solely and exclusively responsible for all obligations and liabilities incurred under WARN and other such similar, applicable laws to such New Employee.
(h)    Seller shall make available to Buyer records which provide information regarding New Employees’ positions and dates of hire by Seller and that contain such information as is necessary for Buyer and its Affiliates to meet their obligations under this Section 8.3. Without limiting the foregoing sentence, to the extent permitted by applicable law, Seller shall, as soon as practicable following the date hereof, provide Buyer and its Affiliates with all employee benefit plan participation information and other related access and data as may be reasonably required by Buyer and its Affiliates to implement the provisions of this Section 8.3 and Seller shall use commercially reasonable efforts to enable Buyer and its Affiliates to solicit benefit plan elections from the New Employees sufficiently in advance of each New Employee’s Hire Date to permit the implementation of such elections as of such New Employee’s Hire Date.
(i)    Following the Closing, to the extent permitted by applicable law, Buyer shall use commercially reasonable efforts to cause to be accepted by the trustee of a tax qualified retirement plan maintained by Buyer or one of its Affiliates in which a New Employee is eligible to participate (the “Buyer Retirement Plan”) a “direct rollover” pursuant to Section 401(a)(31) of the Code of all or a portion of any eligible rollover distribution (within the meaning of Section 402(c) of the Code) of such New Employee’s account balance (including participant loans) under the The PDC Energy, Inc. 401(k) & Profit Sharing Plan (the “Seller Retirement Plan”), provided that Seller (i) provides to Buyer such information as is satisfactory to Buyer to assure itself that the Seller Retirement Plan satisfies the qualification requirements of Section 401(a) of the Code and (ii) causes the Seller Retirement Plan to provide to Buyer or one of its Affiliates the promissory notes and other loan documentation, if any, of the New Employees who have elected such a direct rollover. The Buyer Retirement Plan shall accept the direct rollover of electing New Employees’ benefits in cash and, if applicable, promissory notes that are not accelerated from the Seller Retirement Plan; provided that any such direct rollover shall be subject to the terms and conditions of the Buyer Retirement Plan in effect from time to time applicable to rollover contributions and participant loans. Seller represents, covenants and agrees with respect to the Seller Retirement Plan, and Buyer represents, covenants and agrees with respect to the Buyer Retirement Plan, that, as of each date of a rollover described in this Section 8.3(i), the Seller Retirement Plan or the Buyer Retirement Plan, as applicable, is intended to satisfy the requirements of Sections 401(a), (k), and (m) of the Code.
(j)    Each Party agrees that, for a period of twelve (12) months following Closing, it will not (and will cause its Affiliates not to), in any manner, directly or indirectly, solicit any person who is an employee of the other Party or any Affiliate of such other Party (other than any Business Employee) to terminate his or her employment with such other Party or any of its Affiliates or apply for or accept employment with the soliciting Party, any of its Affiliates or any other business entity. Notwithstanding the foregoing, it shall not constitute a violation of this Section 8.3 for a Party or any of its Affiliates to (A) make a general solicitation for employment or other services through any form of media or any third party recruiting firm not specifically directed to the employees, agents or consultants of the other Party or any of its Affiliates and hire any person that responds to the same, or (B) solicit or hire any person who has ceased to be employed by the other Party or any of its Affiliates prior to commencement of employment discussions between the soliciting or hiring Party or any of its Affiliates and such person.
(k)    The provisions of this Section 8.3 are solely for the benefit of the Parties and nothing in this Section 8.3, express or implied, shall confer upon any Business Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 8.3, express or implied, shall be (i) deemed an amendment of any employee benefit plan providing benefits to any Business Employee, or (ii) construed to prevent Buyer or any of its Affiliates from terminating or modifying to any extent or in any respect any employee benefit plan that Buyer or any of its Affiliates may establish or maintain.
8.4    Covenants and Agreements of the Parties.
(a)    Communication Between the Parties Regarding Breach. If Buyer develops information during its Due Diligence Review that leads Buyer to believe that Seller has breached a representation or warranty under this Agreement, Buyer shall inform Seller in writing of such potential breach as soon as practicable, but in any event, at or prior to Closing. If any Party believes the other Party has breached any term of this Agreement, the Party who believes the breach has occurred shall promptly give written notice to the breaching Party of the nature of the breach.
(b)    Announcements. Prior to the Closing Date, Seller and Buyer shall consult with each other with regard to all press releases and other announcements concerning this Agreement or the Transaction, allowing a reasonable period of time for comment by the other Party; provided, however, that the foregoing shall not prevent either Party from timely complying with any applicable securities laws or stock exchange rules. Except as provided above, prior to the Closing Date, neither Party shall be named in any press release or announcement of the other Party without such Party’s prior written consent, which shall not be unreasonably withheld or delayed.
(c)    Casualty Loss. Prior to Closing, if a portion of the Assets is destroyed by fire or other casualty or if a portion of the Assets is taken or threatened to be taken in condemnation or under the right of eminent domain (“Casualty Loss”), and the resulting loss from such Casualty Loss exceeds two hundred thousand dollars ($200,000) based on the Allocated Value of the affected Assets, then the following shall occur. Prior to Closing, Seller, at its sole option and expense, may elect to cure a Casualty Loss with respect to affected personal property by replacing any such personal property with personal property of similar grade or utility that is reasonably acceptable to Buyer. If prior to Closing the Casualty Loss is cured to Buyer’s reasonable satisfaction, Buyer shall purchase the affected Asset at Closing for the Allocated Value thereof and Seller shall be entitled to all insurance proceeds with respect thereto. If a Casualty Loss is not cured to Buyer’s reasonable satisfaction prior to Closing, then Buyer may (i) decline to purchase such Asset, in which event the Purchase Price shall be reduced by the Allocated Value of such Asset; or (ii) elect to purchase such Asset, in which event the Purchase Price shall be reduced by the estimated cost to repair such Asset (with equipment of similar grade or utility that is reasonably acceptable to Buyer) up to the Allocated Value thereof (the reduction being the “Net Casualty Loss”).
(d)    Written Instructions. PDC and Caerus Operating covenant and agree that when a Party becomes entitled to any distribution from the Escrow Account, PDC and Caerus Operating shall within five (5) business days execute and deliver to the Escrow Agent joint written instructions setting forth the amounts to be paid to such Party, if any, from the Escrow Account in accordance with this Agreement.
(e)    Records. Seller shall make the Records available for pick-up by Buyer at Closing to the extent possible, but in any event, within sixty (60) days after Closing. Seller may retain copies of the Records and Seller shall have the right to review and copy the Records during standard business hours upon reasonable notice for so long as Buyer retains the Records. Buyer agrees that the Records will be maintained in compliance with all applicable laws governing document retention. Seller shall be entitled to keep a copy or copies of all Records; provided, however, that Seller shall not sell or otherwise allow third parties to review, copy or otherwise use (for any purpose) any Records retained by Seller for their own account.
(f)    Transfer of Hedging Transactions. At Closing, Seller shall transfer to, or novate in favor of, Caerus Operating, the hedging transactions listed on Schedule 8.4(f) which cover a portion of production from the Assets (the “Hedging Transactions”). Whether or not the Closing occurs, Caerus Operating shall pay and be responsible for any out-of-pocket costs and expenses incurred by Seller related to transferring to, or novating in favor of, Caerus Operating the Hedging Transactions, and, to the extent not provided for in the Final Settlement Statement, shall make any required payments to Seller within ten (10) business days after receipt of an invoice with respect thereto. From and after the date hereof through the Closing, the Parties will cooperate and take all reasonable actions necessary to obtain any consents required for the novation or transfer of the Hedging Transactions to Caerus Operating at Closing.
(g)    Garden Gulch. At or prior to the Closing and to the extent requested by the successor operator to the Garden Gulch Road, PDC, as the sole member and manager of Garden Gulch, LLC, a Colorado limited liability company (“Garden Gulch”), shall transfer the limited liability company membership interests in Garden Gulch or cause Garden Gulch to transfer any and all contracts or agreements of Garden Gulch relating to operation and maintenance of the Garden Gulch Road to such successor operator.
(h)    Further Assurances. From time to time after Closing, Seller, Caerus Operating and Buyer shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of the Transaction, including assurances that Seller and Buyer are financially capable of performing any indemnification required hereunder.
ARTICLE 9
TAX MATTERS
9.1    Definitions. For the purposes of this Agreement:
(a)    “Income Taxes” means all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including state franchise Taxes and any capital gains, alternative minimum Taxes, net worth and any Taxes on items of Tax preference, but not including sales, use, severance, production, goods and services, real or personal property transfer or other similar Taxes), (ii) multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above, or (iii) withholding Taxes measured with reference to or as a substitute for any Tax described in clauses (i) or (ii) above, and (iv) and any penalties, additions to Tax, and interest levied or assessed with respect to a Tax described in (i), (ii), or (iii) above;
(b)    “Production Taxes” shall mean all Severance Taxes and Property Taxes;
(c)    “Property Taxes” shall mean all ad valorem, real property, personal property, and all other similar Taxes, and any penalties, additions to such Taxes and interest levied or assessed thereon, assessed against the Assets or based upon or measured by the ownership of the Assets, but not including Income Taxes, Severance Taxes and Transfer Taxes;
(d)    “Severance Taxes” shall mean all extraction, production, excise, net proceeds, severance, windfall profit and all other similar Taxes, and any penalties, additions to such Taxes and interest levied or assessed thereon, with respect to the Assets that are based upon or measured by the production of Hydrocarbons or the receipt of proceeds therefrom, but not including Property Taxes, Income Taxes, and Transfer Taxes;
(e)    “Taxes” means (a) any taxes, assessments, fees and unclaimed property and escheat obligations, imposed by any Governmental Entity, including net income, gross income, profits, gross receipts, net receipts, capital gains, net worth, doing business, license, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock, stock, stamp, document, filing, recording, registration, authorization, franchise, excise, withholding, social security (or similar), fuel, excess profits, windfall profit, severance, extraction, production, net proceeds, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability, (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above, and (c) any transferee liability in respect of Taxes described in clauses (a) and (b) above or payable by reason of assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise; and
(f)    “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and
(g)    “Transfer Taxes” means any sales, use, excise, stock, stamp, document, filing, recording, registration, authorization and similar Taxes, fees and charges, and any penalties, additions to Tax, and interest levied or assessed thereon, but not including Production Taxes or Income Taxes, that are imposed with respect to the Transaction.
9.2    Apportionment of Property Taxes. Property Taxes that are based on or measured by the production of Hydrocarbons (“Oil and Gas Property Taxes”) shall be deemed attributable to the period during which the production giving rise to the Property Taxes occurs, and liability therefor allocated to Seller for pre-Effective Time Oil and Gas Property Taxes and to Buyer for post-Effective Time Oil and Gas Property Taxes. For the purpose of calculating the Closing Amount under Section 2.3 and the Final Purchase Price under Section 13.1, Oil and Gas Property Taxes determined by 2011 and 2012 production (and payable in 2013 and 2014, respectively) shall be estimated based on the then-current mill levies and the production occurring prior to the Effective Date with the resulting Purchase Price adjustment under Section 13.1 to be considered full and final settlement of all such Oil and Gas Property Taxes without regard to the actual Tax rates or assessments; provided that, if the actual amounts of such production and mill levies are not known at the time of the Closing, the amounts shall be re-estimated based on the best information available at the time of the Final Settlement Statement, and such estimated amounts shall thereupon become full and final settlement of such Oil and Gas Property Taxes (the “Settled Oil and Gas Property Taxes”) for purposes of this Agreement.
(b)    Property Taxes other than those described in clause (a) (“Other Property Taxes”) shall be deemed attributable to the period during which ownership of the applicable Assets gives rise to liability for such Other Property Taxes, and liability therefor allocated to Seller for all periods ending prior to the Effective Time and to Buyer for all periods beginning on or after the Effective Time. For the avoidance of doubt, Kansas ad valorem Taxes with respect to the Assets shall be treated as an Other Property Tax. To the extent the actual amount of an Other Property Tax that is attributable to a period ending prior to the Effective Time (but not due and payable prior to the Closing) is not determinable at the time an adjustment to the Purchase Price is to be made with respect to such Other Property Tax pursuant to Section 2.3 and/or Section 13.1, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Other Property Tax for purposes of such adjustment, and the amount of such Other Property Tax used for purposes of Section 13.1 shall be considered full and final settlement of such Other Property Tax without regard to the actual Tax rates or assessments (the “Settled Other Property Taxes,” and together with the Settled Oil and Gas Property Taxes, the “Settled Property Taxes”).
(c)    Buyer shall be entitled to all rights to any refunds of (i) Property Taxes allocable to Buyer pursuant to this Section 9.2 regardless of when received, and (ii) Settled Property Taxes. Seller shall be entitled to all rights to any refunds of Property Taxes allocated to Seller pursuant to this Section 9.2 other than refunds of Settled Property Taxes. After Closing, Buyer shall timely file or cause to be filed all Tax Returns for Property Taxes required to be filed after the Closing and shall timely pay or cause to be paid to the taxing authorities all Property Taxes that become due and payable after the Closing. Any penalty, addition to Tax, or interest levied or assessed with respect to any Property Tax shall be allocated to, and shall be payable by, the Party to which the Tax to which such penalty, addition to Tax or interest relates is allocated, regardless of when such penalty, addition to Tax, or interest is levied or assessed; provided, however, that the liability for any penalty, addition to Tax, or interest levied or assessed with respect to any failure of Buyer to comply with the previous sentence shall be allocated to, and shall be payable by, Buyer.
9.3    Apportionment of Severance Taxes. Severance Taxes shall be deemed attributable to the period during which the production of the Hydrocarbons with respect to such Severance Taxes occurred, and liability therefor shall be allocated to Seller for pre-Effective Time Severance Taxes and to Buyer for post-Effective Time Severance Taxes. For the purpose of calculating the Closing Amount under Section 2.3 and the Final Purchase Price under Section 13.1, Severance Taxes for which the actual liability amount is not known as of such time shall be estimated based on current Colorado or Kansas Severance Tax rates, as applicable, with the resulting Purchase Price adjustment under Section 13.1 to be considered full and final settlement of all such Taxes without regard to the actual Tax rates or assessments; provided that, if the actual amounts of the applicable Severance Tax rates are not known at the time of the Closing, the amounts shall be re-estimated based on the best information available at the time of the Final Closing Statement, and such estimated amounts shall thereupon become full and final settlement of such Severance Taxes (the “Settled Severance Taxes,” and together with the Settled Property Taxes, the “Settled Production Taxes”) for purposes of this Agreement. Buyer shall be entitled to all rights to any refunds of (i) Severance Taxes allocable to Buyer pursuant to this Section 9.3 regardless of when received, and (ii) Settled Severance Taxes. Seller shall be entitled to all rights to any refunds of Severance Taxes allocated to Seller pursuant to this Section 9.3 other than refunds of Settled Severance Taxes. After Closing, Buyer shall timely file or cause to be filed all Tax Returns for Severance Taxes required to be filed after the Closing and shall timely pay or cause to be paid to the taxing authorities all Severance Taxes that become due and payable after the Closing. Any penalty, addition to Tax, or interest levied or assessed with respect to any Severance Tax shall be allocated to, and shall be payable by, the Party to which the Tax to which such penalty, addition to Tax or interest relates is allocated, regardless of when such penalty, addition to Tax, or interest is levied or assessed; provided, however, that the liability for any penalty, addition to Tax, or interest levied or assessed with respect to any failure of Buyer to comply with the previous sentence shall be allocated to, and shall be payable by, Buyer.
9.4    Transfer Taxes. Notwithstanding anything to the contrary herein, the Purchase Price excludes, and Buyer shall be liable for, any Transfer Taxes required to be paid in connection with the sale of the Assets pursuant to this Agreement. Buyer shall timely file or cause to be filed all required reports and returns for, related to, or incident to such Transfer Taxes and shall timely pay or cause to be paid to the taxing authorities all Transfer Taxes. Any penalties, additions to Tax, or interest levied or assessed with respect to any failure of Buyer to comply with the previous sentence shall be allocated to, and shall be payable by, Buyer.
9.5    Section 1031 Exchange. If either Party hereto elects (the “Electing Party”) to accomplish the Transaction in a manner that will comply, either in whole or in part, with the requirements of a like-kind exchange pursuant to Section 1031 of the Code (a “Like-Kind Exchange”), the Electing Party shall so notify the other Party hereto in writing, and such other Party hereto (the “Cooperating Party”) agrees to cooperate, as set forth below, with the Electing Party in complying with the requirements under Section 1031 of the Code to effect a Like-Kind Exchange. In the event of such an election, the Electing Party agrees to indemnify, defend and hold the Cooperating Party harmless from and against any and all claims, demands, causes of action, liabilities, costs and expenses, including reasonable attorneys’ fees and costs of litigation, that the Cooperating Party may suffer or incur by reason of such cooperation or Like-Kind Exchange. Buyer and Seller expressly reserve the right to assign their rights, but not their obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4) or an Exchange Accommodation Titleholder as provided in Rev. Proc. 2000-37, 2000-2 C.B. 308 on or before the Closing. The Cooperating Party agrees to cooperate, but at no cost, expense or risk to the Cooperating Party, and take any actions reasonably requested by the Electing Party, to cause the Transaction, in whole or in part, to be consummated as and to qualify as a Like-Kind Exchange, including (a) permitting this Agreement to be assigned to a Qualified Intermediary or Exchange Accommodation Titleholder and (b) conveying the Assets to, or at the direction of, the Qualified Intermediary or Exchange Accommodation Titleholder. In no event, however, shall (i) any Like-Kind Exchange extend, delay or otherwise adversely affect the Closing, (ii) the Cooperating Party be required to take title to any other property in connection with such Like-Kind Exchange, or (iii) any of the foregoing release any Party from, or modify, any of the Parties’ respective liabilities and obligations (including indemnity obligations to each other) under this Agreement.
9.6    Post-Closing Tax Matters. After the Closing, each of Buyer and Seller shall:
(a)    reasonably cooperate and assist the other (i) in preparing any Tax Returns relating to the Assets or the Transaction, and (ii) in qualifying for any exemption or reduction in Tax that may be available;
(b)    reasonably cooperate in preparing for any audits, examinations or other tax proceedings by, or disputes with, taxing authorities regarding any Tax relating to the Assets or the Transaction;
(c)    make available to the other, and to any taxing authority as reasonably requested, any information, records, and documents relating to a Tax incurred or imposed in connection with the Assets or the Transaction;
(d)    provide timely notice to the other in writing of any pending or threatened Tax audit, examination, or assessment that could reasonably be expected to affect the other’s Tax liability under applicable law or this Agreement (a “Tax Controversy”), and to promptly furnish the other with copies of all correspondence with respect to any Tax Controversy; and
(e)    allow the other to participate, at its own expense, in any Tax Controversy, and not settle any Tax Controversy without the prior written consent of the other, which may not be unreasonably withheld, conditioned or delayed.
ARTICLE 10
CONDITIONS PRECEDENT TO CLOSING
10.1    Seller’s Conditions. The obligations of Seller at the Closing are subject, at the option of Seller, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:
(a)    All representations and warranties of Buyer contained in this Agreement are true and correct in all material respects (provided, however, that any such representation or warranty of the Buyer contained in Article 7 that is qualified by a materiality standard shall not be further qualified by materiality for purposes of this Section 10.1(a)) at and as of the Closing Date in accordance with their terms as if such representations and warranties were remade at and as of the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date); provided, however, that the foregoing condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties has had or would be reasonably likely to have a material adverse effect on the Assets; and Caerus Operating and Buyer have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Caerus Operating or Buyer or jointly by Buyer and Seller at or prior to the Closing in all material respects and Buyer shall deliver a certificate to Seller confirming the foregoing; and
(b)    No order has been entered by any Governmental Entity having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at Closing.
(c)    Buyer shall have delivered (or be ready, willing and able to immediately deliver) to Seller duly executed counterparts of the Assignment and Bill of Sale, Assignment and Assumption Agreement and all other documents and certificates to be delivered by Buyer or Caerus Operating under Section 12.3 and shall have performed (or be ready, willing and able to immediately perform) the other obligations required to be performed by it under Section 12.3 (including delivery of the Closing Amount).
(d)    The aggregate reduction to the Purchase Price (including for adjustments due to Title Defects, Environmental Defects, Net Casualty Losses, Required Consents and preferential rights), but excluding adjustments related to Hedging Transactions as set forth in Section 2.3(c)(5) or the Williams Agreement as set forth in Section 2.3(d)(9), does not exceed the Defect Threshold.
(e)    All Required Consents set forth in Schedule 4.5(a)(iii) have been obtained.
(f)    No bankruptcy, reorganization or receivership proceeding is pending against Buyer or Caerus Operating.
10.2    Buyer’s Conditions. The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:
(a)    All representations and warranties of Seller contained in this Agreement are true and correct in all material respects (provided, however, that any such representation or warranty of the Seller contained in Article 6 that is qualified by a materiality standard shall not be further qualified by materiality for purposes of this Section 10.2(a)) at and as of the Closing Date in accordance with their terms as if such representations were remade at and as of the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date); provided that the foregoing condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties has had or would be reasonably likely to have a material adverse effect on the Assets; and Seller has performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Seller or jointly by Buyer or Seller at or prior to the Closing in all material respects and Seller shall deliver a certificate to Buyer confirming the foregoing.
(b)    No order has been entered by any Governmental Entity having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at the time of Closing.
(c)    Seller shall have delivered (or be ready, willing and able to immediately deliver) to Buyer duly executed counterparts of the Assignment and Bill of Sale, Assignment and Assumption Agreement and all other documents and certificates to be delivered by Seller under Section 12.3 and shall have performed (or be ready, willing and able to immediately perform) the other obligations required to be performed by it under Section 12.3.
(d)    The aggregate reduction to the Purchase Price (including for adjustments due to Title Defects, Environmental Defects, Net Casualty Losses, Required Consents and preferential rights), but excluding adjustments related to Hedging Transactions as set forth in Section 2.3(c)(5) or the Williams Agreement as set forth in Section 2.3(d)(9), does not exceed the Defect Threshold.
(e)    All Required Consents set forth in Schedule 4.5(a)(iii) have been obtained.
(f)    No bankruptcy, reorganization or receivership proceeding is pending against PDC or any Partnership.
ARTICLE 11
RIGHT OF TERMINATION
11.1    Termination. This Agreement may be terminated in accordance with the following provisions:
(a)    by mutual consent of Seller and Buyer;
(b)    by Seller, if Seller’s conditions set forth in Section 10.1(a), 10.1(b) and 10.1(f) are not satisfied or are not capable of satisfaction at such time through no fault of Seller, or are not waived by Seller, as of the Closing Date;
(c)    by Buyer, if Buyer’s conditions set forth in Section 10.2(a), 10.2(b) and 10.2(f) are not satisfied or are not capable of satisfaction at such time through no fault of Buyer, or are not waived by Buyer, as of the Closing Date;
(d)    by Seller, if, through no fault of Seller, the Closing does not occur on or before March 29, 2013 (except due to failure to obtain any Required Consent set forth on Schedule 4.5(a)(iii));
(e)    by Buyer, if, through no fault of Buyer, the Closing does not occur on or before March 29, 2013 (except due to failure to obtain any Required Consent set forth on Schedule 4.5(a)(iii));
(f)    by Buyer or Seller, in the event that the aggregate reduction to the Purchase Price (including for adjustments due to Title Defects, Environmental Defects, Net Casualty Losses, Required Consents and preferential rights), but excluding adjustments related to Hedging Transactions as set forth in Section 2.3(c)(5) or the Williams Agreement as set forth in Section 2.3(d)(9), exceeds twenty percent (20%) of the Initial Purchase Price (the “Defect Threshold); or
(g)    by Buyer or Seller, in the event that any Required Consent set forth on Schedule 4.5(a)(iii) is not obtained on or prior to May 31, 2013.
If Buyer or Seller terminates this Agreement pursuant to this Section 11.1 and asserts that a breach of this Agreement has occurred, the notice of termination shall include a statement describing the nature of the alleged breach together with supporting documentation. If the Closing has not occurred on or prior to August 31, 2013, then this Agreement shall terminate automatically.
11.2    Effects of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no further force or effect (except for the provisions of Section 3.4, Section 6.4, Section 7.4, Section 8.4(b) or Section 14.7 of this Agreement and this Article 11 and Article 13 which shall continue in full force and effect).
11.3    Liabilities Upon Termination.
(a)    Buyer’s Default. If Closing does not occur because (i) Seller terminates this Agreement pursuant to Section 11.1(b) based upon Buyer’s or Caerus Operating’s wrongful failure to tender performance at Closing or Buyer’s or Caerus Operating’s breach of this Agreement prior to Closing, and all of the conditions to Closing under Section 10.1 (other than the condition set forth in Section 10.1(d) and conditions to be satisfied at Closing) have been satisfied or waived, or (ii) Seller terminates this Agreement pursuant to Section 11.1(d) and at the time of such assertion of termination Buyer has no existing right to assert termination under Section 11.1(c), 11.1(e) or 11.1(f), and in each case, Seller is ready to close, then Seller shall be entitled to receive the Deposit and any interest accrued thereon (and Caerus Operating and PDC agree to issue a join instruction to the Escrow Agent requesting such payment) as its sole and exclusive remedy and as full and final settlement of all liabilities associated with Buyer’s breach of this Agreement or obligation to purchase the Assets. Under the foregoing sentence, Buyer’s failure to close shall not be considered wrongful if (1) Buyer’s conditions under Section 10.2 (other than the condition set forth in Section 10.2(d) and conditions to be satisfied at Closing) are not satisfied through no fault of Buyer and are not waived, or (2) Buyer has the right to terminate or has terminated this Agreement as of right under Section 11.1.
(b)    Seller’s Default; Other Termination. The only circumstances by which Seller may make a claim for retention of the Deposit are set forth in Section 11.3(a) above and Buyer shall be entitled to receive the Deposit and all earned interest, if any, thereon (and Caerus Operating and PDC agree to issue a join instruction to the Escrow Agent requesting such payment) immediately after the determination that the Closing will not occur for any other reason. Additionally, subject to the conditions and limitations set forth in this Agreement, including those set forth in Section 15.11, Buyer shall be entitled to seek all remedies available to it at law in the event Buyer terminates this Agreement pursuant to Section 11.1(c) based upon Seller’s willful or intentional breach of this Agreement prior to Closing, and all of the conditions to Closing under Section 10.2 (other than the condition set forth in Section 10.2(d) and conditions to be satisfied at Closing) have been satisfied or waived.
ARTICLE 12
CLOSING
12.1    Date of Closing. The “Closing” of the Transaction shall be held on March 15, 2013, or such other date as the Parties may agree. The date the Closing actually occurs is called the “Closing Date.” If Closing does not occur on March 15, 2013, the Parties shall make a good faith effort to determine a mutually acceptable alternative Closing Date.
12.2    Place of Closing. The Closing shall be held at the offices of Seller or Seller’s counsel at 9:00 a.m., Mountain Time or at such other time and place as Buyer and Seller may agree in writing.
12.3    Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
(a)    Seller and Buyer shall execute, acknowledge and deliver to Buyer (i) an Assignment, Bill of Sale and Conveyance of Assets effective as of the Effective Time substantially in the form of Exhibit D with a special warranty of title by, through and under Seller but not otherwise and with no warranties, express or implied, as to the personal property, fixtures or condition of the Assets which are conveyed “as is, where is”; (ii) a Quitclaim Deed of the Water Rights as of the Effective Time substantially in the form of Exhibit J with no warranty of title or other warranties, express or implied; (iii) such other assignments, bills of sale, or deeds necessary to transfer the Assets to Buyer including federal and state forms of assignment; and (iv) an Assignment and Assumption Agreement in the form attached as Exhibit E under which Seller assigns and Buyer assumes Seller’s interest in the contracts included in the Assets in accordance with the terms of this Agreement;
(b)    Seller and Buyer shall deliver the certificates required in Sections 10.2(a) and 10.1(a), respectively.
(c)    Seller and Buyer shall execute and deliver the Preliminary Settlement Statement in accordance with Section 2.3;
(d)    Buyer shall cause the Closing Amount to be paid by wire transfers of immediately available funds to each of PDC and each of the Partnerships in the amounts and to the accounts designated by Seller in writing and, if required by any provision of this Agreement, to the Escrow Account;
(e)    Seller shall execute, acknowledge and deliver transfer orders or letters in lieu thereof notifying all purchasers of production of the change in ownership of the Assets and directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Assets;
(f)    Seller shall execute and deliver to Buyer all required change of operator forms and notices;
(g)    PDC and each Partnership shall execute and deliver to Buyer a certificate of non-foreign status in the form of Exhibit G, and PDC and each Partnership that is not otherwise exempt from withholding pursuant to Colo. Rev. Stat. § 39-22-604.5 shall execute and deliver to Buyer a Colorado Form DR 1083 certifying that Seller is not subject to withholding pursuant to Colo. Rev. Stat. § 39-22-604.5;
(h)    Seller and Buyer shall execute and deliver a Transition Services Agreement in the form attached as Exhibit H under which Seller agrees to provide to Buyer certain services relating to the Assets for a period following the Closing not to exceed three months;
(i)    Seller shall deliver, or cause to be delivered, recordable forms of releases for any pledge, mortgage, financing statement, fixture filing or security agreement filed in connection with Seller’s senior credit facility or any of Seller’s other indebtedness for borrowed money (other than capital leases or purchase money security interest transactions) and affecting the Assets;
(j)    Seller shall deliver to Buyer copies of all Required Consents that have been obtained as of Closing;
(k)    PDC and Buyer shall execute and deliver the necessary transfer documents and agreements evidencing PDC’s assignment to Buyer, and Buyer’s assumption from PDC, of each of the Kanco Interests and the KB Interests; and
(l)    Seller, Caerus Operating and Buyer shall take such other actions and deliver such other documents as are contemplated by this Agreement.
12.4    Non-Foreign Status. If on or prior to the Closing Date, PDC and each Partnership has provided Buyer with a certificate of non-foreign status described in Section 12.3(g), and Buyer is otherwise permitted to rely on such certificates under Treasury Regulations § 1.1445-2, Buyer shall not withhold any amount under Section 1445 of the Code. If on or prior to the Closing Date, if PDC and each Partnership has provided Buyer with the Colorado Form DR 1083 described in Section 12.3(g) or otherwise has established to Buyer’s reasonable satisfaction an exemption from withholding pursuant to Colo. Rev. Stat. § 39-22-604.5, Buyer shall not withhold any amount under Colo. Rev. Stat. § 39-22-604.5.
ARTICLE 13
POST-CLOSING ADJUSTMENTS
13.1    Final Settlement Statement. As soon as practicable after the Closing, but in no event later than one hundred twenty (120) days after Closing, Seller, with the assistance of Buyer’s staff and with access to such records as necessary, will cause to be prepared and delivered to Buyer, in accordance with customary industry accounting practices, the final settlement statement (the “Final Settlement Statement”) setting forth each adjustment to the Purchase Price in final form in accordance with Section 2.3 and showing the calculation of such adjustments and the resulting final purchase price (the “Final Purchase Price”). Seller shall, at Buyer’s request, supply reasonable documentation available to support any credit, charge, receipt or other item. Seller shall afford Buyer and its representatives the opportunity to review such statement and the supporting schedules, analyses, work papers, and other underlying records or documentation as are reasonably necessary and appropriate in Buyer’s review of such statement. Each Party shall cooperate fully and promptly with the other and their respective representatives in such examination with respect to all reasonable requests related thereto. As soon as reasonably practicable but not later than sixty (60) days following receipt of Seller’s statement hereunder, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to such statement. Seller and Buyer shall undertake to agree on the Final Settlement Statement no later than thirty (30) days after receipt of Buyer’s written report containing recommended changes (the “Final Settlement Date”). Unless the Parties are unable to reach agreement on the Final Settlement Statement on or before the Final Settlement Date, then on or prior to the Final Settlement Date, (x) Buyer shall pay to Seller the amount by which the Final Purchase Price exceeds the Closing Amount or (y) Seller shall pay to Buyer the amount by which the Closing Amount exceeds the Final Purchase Price, as applicable (in either case, the “Final Adjustment”).
13.2    Dispute Mechanism. In the event that Seller and Buyer cannot reach agreement by the Final Settlement Date, either Party may refer the remaining matters in dispute to EKS&H LLLP or a regionally-recognized independent accounting firm as may be mutually accepted by Buyer and Seller, for review and final determination (the “Agreed Accounting Firm”). If issues are submitted to the Agreed Accounting Firm for resolution, Seller and Buyer shall each enter into a customary engagement letter with the Agreed Accounting Firm at the time the issues remaining in dispute are submitted to the Agreed Accounting Firm. The Agreed Accounting Firm will be directed to (i) review the statement setting forth Seller’s calculation of the Final Purchase Price and the records relating thereto only with respect to items identified by Buyer in its written report containing changes to such statement that remain disputed immediately following the Final Settlement Date and (ii) determine the final adjustments. Each Party shall furnish the Agreed Accounting Firm such work papers and other records and information relating to the objections in dispute as the Agreed Accounting Firm may reasonably request and that are available to such Party or its Affiliates (and such Parties’ independent public accountants). The Parties will, and will cause their representatives to, cooperate and assist in the conduct of any review by the Agreed Accounting Firm, including making available books, records and, as available, personnel as reasonably required. The Agreed Accounting Firm shall conduct the arbitration proceedings in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 13.2. The Agreed Accounting Firm’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on both Parties, without right of appeal and such decision shall constitute an arbitral award upon which a judgment may be entered by a court having jurisdiction thereof. In determining the proper amount of any adjustment to the Final Purchase Price, the Agreed Accounting Firm shall not increase the Final Purchase Price more than the increase proposed by Seller nor decrease the Final Asset Value more than the decrease proposed by Buyer, as applicable, and may not award damages or penalties to either Party with respect to any matter. Seller and Buyer shall each bear its own legal fees and other costs of presenting its case. Each Party shall bear one-half of the costs and expenses of the accounting firm. Within ten (10) business days after the date on which the Parties or the Agreed Accounting Firm, as applicable, finally determines the disputed matters, (x) Buyer shall pay to Seller the amount by which the Final Purchase Price exceeds the Closing Amount or (y) Seller shall pay to Buyer the amount by which the Closing Amount exceeds the Final Purchase Price, as applicable. Any post-Closing payment pursuant to this Section 13.2 shall bear interest from (but not including) the Closing Date to (and including) the date both Buyer and Seller have executed the Final Settlement Statement. The Parties acknowledge that it is not the intent of this Agreement that either Party be deprived of material amounts of revenue or be burdened by material amounts of expense until the Final Adjustment pursuant to Section 13.1. If at any time after Closing either Party is owed material revenues or material expense reimbursement, which revenues and expense reimbursement owed shall be netted against revenues and expenses due the other Party, it may request payment from the other Party, not more frequently than monthly, and such Party shall make payment of any undisputed amounts within a commercially reasonable period of time.
13.3    Payments. All payments made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds to the account of Seller as may be specified by Seller in writing. All payments made or to be made hereunder to Buyer shall be by electronic transfer of immediately available funds to a bank and account specified by Buyer in writing to Seller. Upon execution of the Final Settlement Statement by the Parties and the payment of the Final Adjustment by one Party to the other, neither Party shall have any further obligation for any additional adjustments to the Purchase Price under Section 2.3 or other payment on account of the Assets other than pursuant to Article 14.
ARTICLE 14
ASSUMPTION AND RETENTION OF OBLIGATIONS AND INDEMNIFICATION; DISCLAIMERS
14.1    Survival of Warranties, Representations and Covenants. The representations and warranties contained in Section 4.2(a) shall terminate on the Defect Notice Date; the representations and warranties contained in Section 4.2(b) and Section 6.20 shall terminate on the Closing Date; and the representations and warranties contained in Sections 6.1 through 6.4, and Sections 7.1 through 7.4 shall survive indefinitely, subject to applicable statutes of limitation. The representations and warranties set forth in Section 6.8 shall survive until the date that is sixty (60) days after the expiration of the applicable statutes of limitations. Each applicable survival period may be referred to herein as a “Survival Period”. All other representations and warranties contained in the Agreement shall terminate on the date that is six months following the Closing Date. Except as otherwise provided in this Section 14.1, the covenants, indemnities and agreements contained in the Agreement shall survive the Closing and continue in accordance with their respective terms.
14.2    Buyer’s Assumption of Liabilities and Obligations. Upon Closing, Buyer shall assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations (“Obligations”), relating to the (a) ownership and operation of the Assets after the Effective Time including the owning, developing, exploring, operating or maintaining the Assets or the producing, transporting and marketing of Hydrocarbons from the Assets including the payment of Property Expenses; (b) the obligation to plug and abandon all Wells located on the Lands and reclaim all well sites located on the Lands; (c) the Buyer’s Environmental Liabilities; (d) all Obligations (other than plugging and abandonment obligations and Environmental Liabilities) accruing or relating to the ownership or operation of the Assets before the Effective Time for which Claims have not been asserted pursuant to Section 14.4 before the date that is six (6) months following the Closing Date; and (e) all Obligations under the Williams Agreement without any further adjustment to the Purchase Price other than that set forth in Section 2.3(d)(9) (collectively, the “Assumed Liabilities”); provided, however, Buyer does not assume any Obligations attributable to the Assets to the extent that such Obligations are:
(a)    attributable to or arise out of the ownership, use or operation of the Excluded Assets;
(b)    attributable to any (i) Income Taxes imposed by any applicable law on Seller, such Seller’s direct or indirect owners or affiliates or any consolidated, combined or unitary group of which such Seller is or was a member; (ii) any Production Taxes (other than Settled Production Taxes) allocable to Seller pursuant to Sections 9.2 or 9.3; and (iii) any Taxes (other than Income Taxes and Production Taxes) attributable to the ownership or operation of the Assets prior to the Effective Time, except to the extent such Taxes resulted in a downward adjustment in the final determination of the Final Purchase Price (such Obligations included in this clause (b), collectively, “Seller Taxes”); or
(c)    attributable to, associated with or related to, or that arise out of or in connection with, (x) any employee benefit or compensation plan, program or arrangement sponsored, maintained or contributed to (or required to be contributed to) at any time on or prior to the Closing by Seller or any entity, trade or business that is or was a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(l) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that includes Seller or that is a member of the same “controlled group” as Seller pursuant to Section 4001(a)(14) of ERISA, or (y) facts or circumstances occurring on or prior to the Closing arising from or relating to the employment or engagement of any Business Employee (including any New Employee) or other current or former employee or individual contractor who provides or has provided services with respect to the Assets, including all Obligations arising from or relating to any act, omission or practice arising from or relating to an employment or consulting relationship, (the Obligations described in clauses (x) and (y) of this Section 14.2(c) are collectively referred to herein as the “Retained Employee Liabilities”).
14.3    Indemnification. “Losses” shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines); excluding however any special, consequential, punitive or exemplary damages, diminution of value of an Asset, loss of profits incurred by a Party hereto or Loss incurred as a result of the Indemnified Party indemnifying a third party.
After the Closing, Buyer and PDC shall indemnify each other as follows:
(a)    PDC’s Indemnification of Buyer. PDC assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless Buyer, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) all Obligations relating to the ownership or operation of the Assets prior to the Effective Time, other than the Buyer’s Environmental Liabilities and other than as forth in clause (ii), for which Claims have been asserted pursuant to Section 14.4 before the date that is six (6) months following the Closing Date, (ii) any act or omission by Seller involving or relating to the Excluded Assets, (iii) any breach by Seller of any of Seller’s representations or warranties contained in Article 6 subject to the respective Survival Period set forth in Section 14.1, (iv) any breach by Seller of its covenants and agreements contained in this Agreement, (v) any of the matters set forth on Schedule 14.3(a), (vi) any Seller Taxes, (vii) other the Buyer’s Environmental Liabilities, any claims for bodily injury, illness or death or third party property damage prior to the Effective Time and arising out of, incident to or in connection with the ownership or operation of the Assets by Seller prior to the Effective Time, (viii) any claim relating to Seller’s failure to properly calculate and pay royalties, overriding royalties or similar leasehold burdens with respect to the Assets prior to the Effective Time, or (ix) any Retained Employee Liabilities.
(b)    Buyer’s Indemnification of Seller. Caerus Operating and Buyer assume all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless Seller, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) the Assumed Liabilities, (ii) any breach by Buyer of any of Buyer’s representations or warranties contained in Article 7 that survive Closing for the respective Survival Period set forth in Section 14.1, or (iii) any breach by Caerus Operating or Buyer of its covenants and agreements contained in this Agreement; provided however, that the indemnification obligations of Caerus Operating (but not those of Buyer) provided for in this Section 14.3(b) shall terminate on the second anniversary of the Closing Date.
(c)    Limitations on PDC’s Indemnity. Notwithstanding anything to the contrary set forth herein (other than the third sentence of this Section 14.3(c)), PDC shall have no liability for indemnification hereunder in connection with the breach of any representation or warranty pursuant to Section 14.3(a)(iii) until (i) the individual amount of any Loss exceeds fifty thousand dollars ($50,000) and (ii) the total of all Losses with respect to such matters exceeds three and one-quarter percent (3.25%) of the Initial Purchase Price and then only for the amount by which such Losses exceeds three and one-quarter percent (3.25%) of the Initial Purchase Price. PDC shall not have any liability for indemnification hereunder in connection with the breach of any representations or warranties pursuant to Section 14.3(a)(iii) in excess of twenty percent (20%) of the Initial Purchase Price in the aggregate. Notwithstanding the foregoing, any obligation of PDC to indemnify any Buyer Indemnified Party for breach of the representations and warranties set forth in Sections 6.8, 6.18 and 6.25 shall not be subject to the limitations set forth in the two preceding sentences; provided further that the individual threshold for any Loss of fifty thousand dollars ($50,000) shall apply with respect to any breach of the representations and warranties in Section 6.18. From and after the Closing, indemnification under this Section 14.3 shall be the sole and exclusive remedy available to any Party hereto against any other Party hereto for any claims arising out of or based upon the matters set forth in this Agreement and the Transaction, and no Party shall seek relief against any other Party to this Agreement other than through indemnification provided in this Section 14.3, subject to the limitations provided for in this Section 14.3(c). Notwithstanding anything to the contrary set forth herein, the Losses for which a Party is obligated to indemnify or entitled to indemnity under Section 14.3(a)(iii) or Section 14.3(b)(ii) (including the determination of the existence of any breach for indemnification purposes) shall be calculated by excluding and without giving effect to any qualifiers as to materiality or material adverse effect set forth in any representation or warranty.
14.4    Procedure. The indemnifications contained in Section 14.3 shall be implemented as follows:
(a)    Claim Notice. The Party seeking indemnification under the terms of this Agreement (“Indemnified Party”) shall submit a written notice (a “Claim Notice”) to the other Party (“Indemnifying Party”) which, to be effective, must be delivered prior to the end of the Survival Period and must state: (i) to the extent reasonably possible the amount of each payment claimed by an Indemnified Party to be owing, (ii) to the extent reasonably possible the basis for such claim, with supporting documentation, and (iii) a list identifying to the extent reasonably possible each separate item of Loss for which payment is so claimed. The amount claimed shall be paid by the Indemnifying Party to the extent required herein within thirty (30) days after receipt of the Claim Notice, or after the amount of such payment has been finally established as provided in Section 14.4(c), whichever last occurs.
(b)    Information. Within thirty (30) days after the Indemnified Party receives notice of a claim or legal action by a third party that may result in a Loss for which indemnification may be sought under this Article 14 (a “Claim”), the Indemnified Party shall give written notice of such Claim to the Indemnifying Party. If the Indemnifying Party or its counsel so requests, the Indemnified Party shall furnish the Indemnifying Party with copies of all pleadings and other information with respect to such Claim. At the election of the Indemnifying Party, which must be made within sixty (60) days after receipt of such notice and not thereafter, the Indemnified Party shall permit the Indemnifying Party to assume control of such Claim (to the extent only that such Claim, legal action or other matter relates to a Loss for which the Indemnifying Party is liable), including the determination of all appropriate actions, the negotiation of settlements on behalf of the Indemnified Party, and the conduct of litigation through attorneys of the Indemnifying Party’s choice; provided, however, that no such settlement can result in any liability or cost to the Indemnified Party for which it is entitled to be indemnified hereunder without its prior written consent. If the Indemnifying Party elects to assume control, (i) all reasonable expenses incurred by the Indemnified Party in connection with the investigation or defense of the Claim, legal action or other matter prior to the time the Indemnifying Party assumes control shall be reimbursed and paid by the Indemnifying Party, (ii) any expenses incurred by the Indemnified Party thereafter for investigation or defense of the matter shall be borne by the Indemnified Party except for reasonable expenses incurred in connection with providing information or assistance to the Indemnifying Party as required by subsection (iii), and (iii) the Indemnified Party shall give all reasonable information and assistance, other than pecuniary, that the Indemnifying Party shall deem necessary to the proper defense of such Claim, legal action, or other matter but shall be reimbursed and paid for such expenses as provided for in subsection (ii). Before such election is made or in the absence of such an election, the Indemnified Party shall use its best efforts to defend any claim, legal action or other matter and shall be reimbursed and paid by the Indemnifying Party for all reasonable expenses incurred in such defense. Before such election is made or in the absence of such election, the Indemnified Party may settle any Claim, legal action or other matter for which notice has been provided as required by Section 14.4(a), but only with the consent of the Indemnifying Party, which consent may not be unreasonably withheld. If such a Claim requires immediate action, both the Indemnified Party and the Indemnifying Party will cooperate in good faith to take appropriate action so as not to jeopardize defense of such Claim or either Party’s position with respect to such Claim.
(c)    Dispute. If the existence of a valid Claim or amount to be paid by an Indemnifying Party is in dispute, the Parties agree to submit determination of the existence of a valid Claim or the amount to be paid pursuant to the Claim Notice to binding arbitration pursuant to the provisions of Section 15.10 except as otherwise provided in this Section 14.4. Any payment due pursuant to the arbitration shall be made within fifteen (15) days of the arbitrators’ decision.
14.5    No Insurance; Subrogation. The indemnifications provided in this Article 14 shall not be construed as a form of insurance. Buyer and Seller hereby waive for themselves, their successors or assigns, including any insurers, any rights to subrogation for Losses for which each of them is respectively liable or against which each respectively indemnifies the other, and, if required by applicable policies, Buyer and Seller shall obtain waiver of such subrogation from its respective insurers.
14.6    Reductions in Losses. Each Indemnified Party shall use commercially reasonable efforts to mitigate any Losses, including by maintaining insurance coverage with respect to the Assets and making claims relating to the Assets thereunder. The amount of any Losses for which an Indemnified Party is entitled to indemnity under this Article 14 shall be reduced by the amount of insurance proceeds realized by such Indemnified Party or its Affiliates with respect to such Losses.
14.7    Reservation as to Non-Parties. Nothing herein is intended to limit or otherwise waive any recourse Buyer or Seller may have against any non-party for any obligations or liabilities that may be incurred with respect to the Assets.
14.8    Release. AT THE CLOSING BUYER HEREBY RELEASES, REMISES AND FOREVER DISCHARGES THE SELLER INDEMNIFIED PARTIES FROM ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, WHETHER NOW EXISTING OR ARISING IN THE FUTURE, CONTINGENT OR OTHERWISE, WHICH BUYER MIGHT NOW OR SUBSEQUENTLY MAY HAVE AGAINST THE SELLER INDEMNIFIED PARTIES, RELATING DIRECTLY OR INDIRECTLY TO THE CLAIMS ARISING OUT OF OR INCIDENT TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, INCLUDING RIGHTS TO CONTRIBUTION UNDER CERCLA, EXCLUDING ANY SELLER INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
14.9    Disclaimers.
(a)    EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 6, AND SELLER’S SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT EXECUTED AND DELIVERED TO BUYER AT CLOSING, (I) THE ASSETS ARE BEING CONVEYED BY SELLER TO BUYER WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, AND THE PARTIES HEREBY EXPRESSLY DISCLAIM, WAIVE AND RELEASE ANY EXPRESS WARRANTY OF MERCHANTABILITY, CONDITION OR SAFETY AND ANY EXPRESSED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; BUYER ACCEPTS THE ASSETS, “AS IS, WHERE IS, WITH ALL FAULTS, WITHOUT RECOURSE;” AND ALL DESCRIPTIONS OF THE WELLS, EQUIPMENT, FACILITIES, PERSONAL PROPERTY, FIXTURES AND STRUCTURES HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY SELLER HAVE BEEN AND SHALL BE FURNISHED SOLELY FOR BUYER'S CONVENIENCE, AND HAVE NOT CONSTITUTED AND SHALL NOT CONSTITUTE A REPRESENTATION OR WARRANTY OF ANY KIND BY SELLER; AND (II) SELLER SHALL HAVE NO LIABILITY TO BUYER FOR ANY CLAIMS, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY, BY SUCH WELLS, EQUIPMENT, FACILITIES, PERSONAL PROPERTY, FIXTURES AND STRUCTURES BY ANY INADEQUACY THEREOF OR THEREWITH, ARISING IN STRICT LIABILITY OR OTHERWISE, OR IN ANY WAY ARISING OUT OF BUYER’S PURCHASE THEREOF. BUYER EXPRESSLY WAIVES THE WARRANTY OF FITNESS AND THE WARRANTY AGAINST VICES AND DEFECTS, WHETHER APPARENT OR LATENT, IMPOSED BY ANY APPLICABLE STATE OR FEDERAL LAW. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW, THE DISCLAIMERS CONTAINED IN THIS AGREEMENT ARE “CONSPICUOUS” FOR THE PURPOSES OF SUCH APPLICABLE LAW.
(b)    SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO THE ACCURACY OF ANY OF THE INFORMATION FURNISHED WITH RESPECT TO THE EXISTENCE OR EXTENT OF RESERVES OR THE VALUE OF THE ASSETS BASED THEREON OR THE CONDITION OR STATE OF REPAIR OF ANY OF THE ASSETS; THIS DISCLAIMER AND DENIAL OF WARRANTY ALSO EXTENDS TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE PRICES BUYER AND SELLER ARE OR WILL BE ENTITLED TO RECEIVE FROM PRODUCTION OF OIL, GAS OR OTHER SUBSTANCES FROM THE ASSETS, IT BEING ACKNOWLEDGED, AGREED AND EXPRESSLY UNDERSTOOD THAT ALL RESERVE, PRICE AND VALUE ESTIMATES UPON WHICH BUYER HAS RELIED OR IS RELYING HAVE BEEN DERIVED BY THE INDIVIDUAL EVALUATION OF BUYER. BUYER ALSO STIPULATES, ACKNOWLEDGES AND AGREES THAT RESERVE REPORTS ARE ONLY ESTIMATES OF PROJECTED FUTURE OIL AND/OR GAS VOLUMES, FUTURE FINDING COSTS AND FUTURE OIL AND/OR GAS SALES PRICES, ALL OF WHICH FACTORS ARE INHERENTLY IMPOSSIBLE TO PREDICT ACCURATELY EVEN WITH ALL AVAILABLE DATA AND INFORMATION.
ARTICLE 15
MISCELLANEOUS
15.1    Schedules. The Schedules and Exhibits to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.
15.2    Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the Transaction shall be paid by the Party incurring the same, including engineering, land, title, legal and accounting fees, costs and expenses.
15.3    Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice, whether personally delivered, sent by facsimile transmission, mail or overnight courier, when received. All notices shall be addressed as follows:
If to Seller:

PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
Attn: Jim Schaff, Vice President - Land
Telephone: (303) 860-5832
Facsimile: (303) 860-5838
Email: jschaff@pdce.com
If to Caerus Operating or Buyer:
Caerus Piceance LLC, Caerus Washco LLC or Caerus Operating LLC
c/o Caerus Oil and Gas LLC
600 Seventeenth Street, Suite 1600N
Denver, Colorado 80202
Attn: Matthew A. Wurtzbacher, President and Chief Operating Officer
Telephone: (303) 565-4600
Facsimile: (303) 565-4606
Email: matt@caerusoilandgas.com
With copy to:
Caerus Piceance LLC, Caerus Washco LLC or Caerus Operating LLC
c/o Caerus Oil and Gas LLC
600 Seventeenth Street, Suite 1600N
Denver, Colorado 80202
Attn: David H. Keyte, Chief Executive Officer
Telephone: (303) 565-4600
Facsimile: (303) 565-4606
Email: dave@caerusoilandgas.com
Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.
15.4    Amendments. Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.
15.5    Assignment. Neither Seller nor Buyer shall assign all or any portion of its respective rights or delegate all or any portion of its respective duties under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld.
15.6    Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.
15.7    Counterparts/Electronic and Fax Signatures. This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic image scan transmission in .pdf format shall be deemed to be their original signatures for all purposes. Any Party that delivers an executed counterpart signature page by facsimile or by electronic scan transmission in .pdf format shall promptly thereafter deliver a manually executed counterpart signature page to each of the other Parties; provided, however, that the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.
15.8    References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals or entities. As used in this Agreement, “person” shall mean any natural person, corporation, partnership, trust, limited liability company, court, or Governmental Entity. All references to “dollars” or “$” shall mean United States dollars. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All references to “law” or “laws” shall mean any constitution, decree, resolution, law, statute, act, ordinance, rule, directive, order, treaty, code or regulation and any injunction or final non-appealable judgment or any interpretation of the foregoing, as enacted, issued or promulgated by any governmental authority. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof.
15.9    Governing Law. THIS AGREEMENT AND THE TRANSACTION AND ANY ARBITRATION OR DISPUTE RESOLUTION CONDUCTED PURSUANT HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES. SUBJECT TO SECTION 15.10, JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN DENVER COUNTY, COLORADO, AND THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURTS OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE.
15.10    Disputes. In the event of a disagreement, dispute, controversy or claim between the Parties arising out of or relating to this Agreement or the transactions contemplated hereby that cannot be resolved between the Parties (a “Dispute”), settlement shall be determined by arbitration proceedings, which, except as otherwise provided in this Agreement (including Section 4.4, Section 5.7 and Section 13.2) shall be conducted as follows:
(a)    Within ten (10) days after written demand by either Party for arbitration, the Parties shall select a single arbitrator by mutual agreement of Buyer and Seller within fifteen (15) days after the delivery of such written demand. If the Parties are not able to agree upon as single arbitrator in such fifteen (15) day period, each Party shall appoint one arbitrator. The two arbitrators so appointed shall then appoint a third arbitrator. If either Party shall fail to appoint an arbitrator within the time stated, or if the two arbitrators so appointed fail within ten (10) days after the appointment of the second of them to agree on a third arbitrator, the arbitrator or arbitrators necessary to complete a panel of three (3) arbitrators shall be appointed by the Denver, Colorado office of the American Arbitration Association (“AAA”). None of the arbitrators shall have any interest in either of the Parties or any affiliated or associated companies of the Parties.
(b)    The arbitration proceeding shall be governed by Colorado law and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA with discovery to be conducted in accordance with the Federal Rules of Civil Procedure, and with any disputes over the scope of discovery to be determined by the arbitrators.
(c)    The arbitration proceeding shall be held in Denver, Colorado and a hearing shall be held no later than sixty (60) days after submission of the matter to arbitration, and a written decision shall be rendered by the arbitrators within thirty (30) days of the hearing.
(d)    At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate.
(e)    Any award entered in the arbitration shall be made by a written opinion stating the reasons and basis for the award made and may include an award of reasonable costs and attorney’s fees if the arbitrator panel so determines.
(f)    The costs incurred in employing the arbitrators, including the arbitrators’ retention of any independent qualified experts, shall be borne 50% by the Seller and 50% by Buyer.
(g)    The arbitrator’s award may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment of such court.
(h)    EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SUBMISSION OF ANY DISPUTE FOR SETTLEMENT BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 15.10, AND HEREBY WAIVES THE RIGHT TO PROCEED TO COURT OR ANY OTHER FORUM THAT MAY APPLY TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR FOR ANY OTHER REASON EXCEPT RECOURSE TO COURTS FOR ENFORCEMENT OF ARBITRAL AWARDS OR OTHER ORDERS OF THE ARBITRATORS ISSUED IN AN ARBITRATION PURSUANT TO THIS SECTION 15.10 OR SEEKING ANY INTERIM OR CONSERVATORY MEASURES OF THE RULES OF ARBITRATION OF THE AAA OR THE PROVISIONS OF THIS SECTION 15.10.
15.11    Waiver of Certain Damages. NO PARTY SHALL BE LIABLE FOR ANY PUNITIVE, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR DIMINUTION IN VALUE, ARISING IN CONNECTION WITH OR WITH RESPECT TO THIS AGREEMENT.
15.12    Entire Agreement. This Agreement constitutes the entire understanding among the Parties, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes, as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof.
15.13    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transaction is fulfilled to the extent possible.
15.14    Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns.
15.15    No Third-Party Beneficiaries. This Agreement is intended only to benefit the Parties hereto and their respective permitted successors and assigns.
15.16    Affiliate. As used in this Agreement, the term “Affiliate,” as used with respect to a particular person or entity, means any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.
SELLER:

PDC ENERGY, INC.

By:
Name:
Title:

CO AND PA 1999D LIMITED PARTNERSHIP
COLORADO 2000B LIMITED PARTNERSHIP
COLORADO 2000C LIMITED PARTNERSHIP
COLORADO 2000D LIMITED PARTNERSHIP
COLORADO 2001A LIMITED PARTNERSHIP
COLORADO 2001B LIMITED PARTNERSHIP
COLORADO 2001C LIMITED PARTNERSHIP
COLORADO 2001D LIMITED PARTNERSHIP
COLORADO 2002A LIMITED PARTNERSHIP
PDC 2002-B LIMITED PARTNERSHIP
PDC 2002-C LIMITED PARTNERSHIP
ROCKIES REGION 2006 LIMITED PARTNERSHIP
ROCKIES REGION 2007 LIMITED PARTNERSHIP

By: PDC ENERGY, INC., General Partner

By:
Name:
Title:

BUYER:

CAERUS OPERATING LLC

By:
Name:
Title:
CAERUS PICEANCE LLC

By:
Name:
Title:
CAERUS WASHCO LLC

By:
Name:
Title:

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

BY AND AMONG

PDC ENERGY, INC.,
CO AND PA 1999D LIMITED PARTNERSHIP,
COLORADO 2000B LIMITED PARTNERSHIP,
COLORADO 2000C LIMITED PARTNERSHIP,
COLORADO 2000D LIMITED PARTNERSHIP,
COLORADO 2001A LIMITED PARTNERSHIP,
COLORADO 2001B LIMITED PARTNERSHIP,
COLORADO 2001C LIMITED PARTNERSHIP,
COLORADO 2001D LIMITED PARTNERSHIP,
COLORADO 2002A LIMITED PARTNERSHIP,
PDC 2002-B LIMITED PARTNERSHIP,
PDC 2002-C LIMITED PARTNERSHIP,
ROCKIES REGION 2006 LIMITED PARTNERSHIP
AND
ROCKIES REGION 2007 LIMITED PARTNERSHIP

(Seller)

AND

CAERUS PICEANCE LLC,
CAERUS WASHCO LLC
AND
CAERUS OPERATING LLC

(Buyer)

BENT, GARFIELD, MORGAN, WELD AND YUMA COUNTIES, COLORADO
AND CHEYENNE COUNTY, KANSAS

Dated February 4, 2013

US 1742622v.14

-i-

5.7	Contested Environmental Defects	21
5.8	Exclusive Remedies	21

ARTICLE 6
	SELLER'S REPRESENTATIONS AND WARRANTIES	21
6.1	Organization and Standing	21
6.2	Power	21
6.3	Authorization and Enforceability	22
6.4	Liability for Brokers' Fees	22
6.5	Litigation	22
6.6	Compliance with Law	22
6.7	Status and Operation of Assets	22
6.8	Taxes	22
6.9	Imbalance Volumes	23
6.10	Bankruptcy	23
6.11	Leases and Easements	23
6.12	Material Agreements	23
6.13	Hydrocarbon Sales Contracts	24
6.14	Areas of Mutual Interest	24
6.15	Production Payments	24
6.16	Surface Access	24
6.17	Insurance	24
6.18	Offsite Disposal	24
6.19	Bond, Letters of Credit, Guarantees	25
6.20	Environmental	25
6.21	Labor; Benefits	25
6.22	Plugging and Abandonment	25
6.23	Permits	25
6.24	Fair Value; Arms-Length Transaction	25
6.25	Executive Participation Rights	26
6.26	Joint Ventures	26
6.27	No Other Representations or Warranties; Disclosed Materials	26

ARTICLE 7
	BUYER'S REPRESENTATIONS AND WARRANTIES	27
7.1	Organization and Standing	27
7.2	Power	27
7.3	Authorization and Enforceability	27
7.4	Liability for Brokers' Fees	27
7.5	Litigation	27
7.6	Financial Resources	27
7.7	Bankruptcy	27
7.8	Buyer's Evaluation	28

-ii-

ARTICLE 8
	COVENANTS AND AGREEMENTS	28
8.1	Covenants and Agreements of Seller	28
8.2	Covenants and Agreements of Buyer	30
8.3	Employee Matters	31
8.4	Covenants and Agreements of the Parties	33

ARTICLE 9
	TAX MATTERS	35
9.1	Definitions	35
9.2	Apportionment of Property Taxes	36
9.3	Apportionment of Severance Taxes	37
9.4	Transfer Taxes	37
9.5	Section 1031 Exchange	37
9.6	Post-Closing Tax Matters	38

ARTICLE 10
	CONDITIONS PRECEDENT TO CLOSING	38
10.1	Seller's Conditions	38
10.2	Buyer's Conditions	39

ARTICLE 11
	RIGHT OF TERMINATION	40
11.1	Termination	40
11.2	Effects of Termination	40
11.3	Liabilities Upon Termination	41

ARTICLE 12
	CLOSING	41
12.1	Date of Closing	41
12.2	Place of Closing	41
12.3	Closing Obligations	41
12.4	Non-Foreign Status	42

ARTICLE 13
	POST-CLOSING ADJUSTMENTS	43
13.1	Final Settlement Statement	43
13.2	Dispute Mechanism	43
13.3	Payments	44

ARTICLE 14

-iii-

	ASSUMPTION AND RETENTION OF OBLIGATIONS AND INDEMNIFICATION; DISCLAIMERS	44
14.1	Survival of Warranties, Representations and Covenants	44
14.2	Buyer's Assumption of Liabilities and Obligations	44
14.3	Indemnification	45
14.4	Procedure	46
14.5	No Insurance; Subrogation	47
14.6	Reductions in Losses	47
14.7	Reservation as to Non-Parties	48
14.8	Release	48
14.9	Disclaimers	48

ARTICLE 15
	MISCELLANEOUS	49
15.1	Schedules	49
15.2	Expenses	49
15.3	Notices	49
15.4	Amendments	50
15.5	Assignment	50
15.6	Headings	50
15.7	Counterparts/Electronic and Fax Signatures	50
15.8	References	50
15.9	Governing Law	51
15.10	Disputes	51
15.11	Waiver of Certain Damages	52
15.12	Entire Agreement	52
15.13	Severability	52
15.14	Binding Effect	52
15.15	No Third-Party Beneficiaries	52
15.16	Affiliate	52

-iv-

Defined Terms

Term	Section

AAA	15.10

Acquisition Transaction	8.1(i)

Affected Asset	4.5(a)

Affiliate	15.16

Aggregate Deductible	4.3(i)

Agreed Accounting Firm	13.2

Agreement	Opening paragraph

Allocated Value	2.2

Allocation Amount	2.4

Allocation Schedule	2.4

Assets	1.3

Assumed Liabilities	14.2

Business Employees	8.3(a)

Buyer	Opening paragraph

Buyer Group Health Plan	8.3(e)

Buyer's Environmental Liabilities	5.2

Buyer's Representatives	3.2

Caerus Operating	Opening paragraph

Caerus Piceance	Opening paragraph

Caerus Washco	Opening paragraph

Capital Expenditures	6.7

Casualty Loss	8.4(c)

CERCLA	5.1(c)

Claim	14.4(b)

Claim Notice	14.4(a)

Closing	12.1

Closing Amount	2.3

Closing Date	12.1

COBRA	8.3(e)

Code	2.4

Condition	5.1(a)

Contracts	1.3(h)

Cooperating Party	9.5

Cure Period	4.3(e)

Defect Notice Date	3.1

Defect Threshold	11.1(f)

Defensible Title	4.1(a)

Deposit	2.1(a)

Dispute	15.10

Due Diligence Review	3.1

earned	2.3(a)

Easements	1.3(g)

Effective Time	1.2

Electing Party	9.5

-v-

Environmental Assessment	3.3(a)

Environmental Defect	5.1(b)

Environmental Defect Adjustment	5.6(a)(1)

Environmental Defect Property	5.4

Environmental Defect Value	5.4

Environmental Expert	5.7

Environmental Law(s)	5.1(c)

Equipment	1.3(e)

ERISA	14.2(c)

Escrow Agent	2.1(a)

Escrow Account	2.1(a)

Escrow Agreement	2.1(a)

Excluded Assets	1.4

Final Adjustment	13.1

Final Purchase Price	13.1

Final Settlement Date	13.1

Final Settlement Statement	13.1

Garden Gulch	8.4(g)

Governmental Entity	5.1(d)

Hazardous Materials	5.1(e)

Hedging Transactions	8.4(f)

Hire Date	8.3(b)

Hydrocarbons	1.3(b)

Income Taxes	9.1(a)

incurred	2.3(a)

Indemnified Party	14.4(a)

Indemnifying Party	14.4(a)

Individual Title Threshold	4.3(i)

Information	8.2(b)

Initial Purchase Price	2.1

Kanco Gathering	1.3(n)

Kanco Interests	6.26(b)

KB Gathering	1.3(n)

KB Interests	6.26(b)

Knowledge	Article 6

Krieger Properties	4.1(g)

Lands	1.3(a)

Leases	1.3(a)

Like-Kind Exchange	9.5

Losses	14.3

Material Agreements	6.12

NECO Gathering Systems	4.2(d)(3)

NECO Properties	4.1(e)

Net Casualty Loss	8.4(c)

Net Mineral Acre	4.1(b)

Net Revenue Interest	4.1(a)(1)

New Employee	8.3(b)

NORM	5.3

Notice of Defective Interest	4.3(c)

-vi-

Obligations	14.2

Oil and Gas Property Taxes	9.2(a)

Other Property Taxes	9.2(b)

Partnership	Opening paragraph

Party, Parties	Opening paragraph

PDC	Opening paragraph

Permitted Encumbrances	4.1(c)

Piceance Properties	4.1(d)

Post-Closing Cure Period	4.3(f)

Preliminary Settlement Statement	2.3

Production Taxes	9.1(b)

Properties	2.3(a)

Property Expenses	2.3(b)

Property Taxes	9.1(c)

Purchase Price	2.1

Records	1.3(i)

Remediate; Remediation	5.1(f)

Required Consents	4.5(a)

Retained Employee Liabilities	14.2(c)

SECO Properties	4.1(f)

Seller	Opening paragraph

Seller Retirement Plan	8.3(i)

Seller Taxes	14.2(b)

Settled Oil and Gas Property Taxes	9.2(a)

Settled Other Property Taxes	9.2(b)

Settled Production Taxes	9.3

Settled Property Taxes	9.2(b)

Settled Severance Taxes	9.3

Severance Taxes	9.1(d)

Specified Consents	4.5(a)

Survival Period	14.1

Tax Controversy	9.6(d)

Taxes	9.1(e)

Tax Return	9.1(f)

Title Arbitrator	4.4

Title Benefit	4.3(b)

Title Benefit Amount	4.3(h)

Title Benefit Notice	4.3(d)

Title Benefit Property	4.3(d)

Title Defect	4.3(a)

Title Defect Adjustment	4.3(f)

Title Defect Amount	4.3(g)

Title Defect Property	4.3(c)

Title Disputed Matters	4.4

Transaction	Opening paragraph

Transfer Taxes	9.1(g)

WARN	8.3(g)

Water Rights	1.3(i)

Wells	1.3(c)

-vii-

Williams Agreement	2.3(d)(9)

Working Interest	4.1(a)(2)

-viii-

List of Exhibits

Exhibit A	Leases
    Exhibit A-1    Piceance Properties
Exhibit A-2    NECO Properties
Exhibit A-3    SECO Properties
Exhibit A-4    Krieger Properties

Exhibit B	Wells

Exhibit C	Contracts and Easements

Exhibit D	Form of Assignment, Bill of Sale and Conveyance

Exhibit E	Form of Assignment and Assumption Agreement

Exhibit F	Form of Escrow Agreement

Exhibit G	Form of Certificate of Non-Foreign Status

Exhibit H	Form of Transition Services Agreement

Exhibit I	Water Rights

Exhibit J	Form of Quitclaim Deed

List of Schedules

Schedule 1.3(l)	Vehicles

Schedule 1.3(m)	Real Property Leases

Schedule 2.2	Allocated Values

Schedule 2.4	Tax Allocation

Schedule 4.5(a)(i)	Required Consents

Schedule 4.5(a)(ii)	Specified Consents

Schedule 4.5(a)(iii)	Material Consents

Schedule 4.5(b)	Preferential Rights

Schedule 6.1(a)	Seller's Knowledge Representatives

Schedule 6.1(b)	Buyer's Knowledge Representatives

Schedule 6.5(a)	Litigation

Schedule 6.7	Capital Expenditures

Schedule 6.9	Imbalances

Schedule 6.19	Bonds, Letters of Credit, Guarantees

Schedule 6.20	Environmental

Schedule 6.22	Plugging & Abandonment

-ix-

Schedule 6.23	Permits

Schedule 8.1(b)	Pre-Closing Operations

Schedule 8.1(k)	Working Interests of Prior Executives

Schedule 8.4(f)	Hedging Transactions
Schedule 14.3(a)    PDC's Indemnification Obligations

-x-

PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (this “Agreement”), is dated February 4, 2013, by and between (i) PDC Energy, Inc., a Nevada corporation (“PDC”), CO and PA 1999D Limited Partnership, Colorado 2000B Limited Partnership, Colorado 2000C Limited Partnership, Colorado 2000D Limited Partnership, Colorado 2001A Limited Partnership, Colorado 2001B Limited Partnership, Colorado 2001C Limited Partnership, Colorado 2001D Limited Partnership, Colorado 2002A Limited Partnership, PDC 2002-B Limited Partnership, PDC 2002-C Limited Partnership, Rockies Region 2006 Limited Partnership and Rockies Region 2007 Limited Partnership, each a West Virginia limited partnership (each, a “Partnership,” and together with PDC, “Seller”), whose address is 1775 Sherman Street, Suite 3000, Denver, CO 80203, and (ii) Caerus Piceance LLC, a Delaware limited liability company (“Caerus Piceance”) and Caerus Operating LLC, a Colorado limited liability company (“Caerus Operating”), Caerus Washco LLC, a Colorado limited liability company (“Caerus Washco” and, together with Caerus Piceance, “Buyer”), whose address is 600 Seventeenth Street, Suite 1600N, Denver, CO 80202. Seller and Buyer are individually referred to herein as a “Party” or collectively as the “Parties.” The transaction contemplated by this Agreement may be referred to as the “Transaction.”
RECITALS
A.    Seller owns certain oil and gas leases, wells and associated assets located in Bent, Garfield, Morgan, Weld and Yuma Counties, Colorado and Cheyenne County, Kansas as more fully described in Section 1.3;
B.    Seller desires to sell and Buyer desires to purchase all of Seller's interest in the Assets, as defined in Section 1.3, upon the terms and conditions set forth in this Agreement;
AGREEMENT
In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
ARTICLE 1
PURCHASE AND SALE

1.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, assign and deliver to Buyer the Assets for the consideration specified in Article 2.

1.2    Effective Time. The purchase and sale of the Assets shall be effective as of January 1, 2013, at 12:01 a.m. Mountain Time (the “Effective Time”).

1.3    Assets. “Assets” refers to all of Seller's right, title and interest in and to the following as of the Effective Time:

(a)The oil and gas leases, subleases and other leaseholds described on Exhibit A, together with all amendments, supplements, renewals, extensions or ratifications thereof (collectively, the “Leases”), and all mineral interests, royalty interests, overriding royalty interests, net profits interests, carried interests, farmout rights, options, and other properties and interests covering or relating to the Leases, together with each and every kind and character of right, title, claim, and interest that Seller has in and to the lands covered by the Leases or the lands currently pooled, unitized, communitized or consolidated therewith (the “Lands”);

(b)The oil, gas, casinghead gas, coalbed methane, condensate and other gaseous and liquid hydrocarbons or any combination thereof, sulphur extracted from hydrocarbons and all other lease substances under the Leases (“Hydrocarbons”) that may be produced under the Leases;

(c)The oil, gas, water or injection wells located on the Lands, whether producing, shut-in, or temporarily abandoned, including those described in Exhibit B (the “Wells”);

(d)The unitization, pooling and communitization agreements, declarations, orders, and the units created thereby relating to the properties and interests described in Sections 1.3(a) through (c) and to the production of Hydrocarbons, if any, attributable to said properties and interests;

(e)All equipment, machinery, fixtures and other tangible personal property and improvements located on and used or held for use in connection with the operation of the interests described in Sections 1.3(a) through (d) including tanks, boilers, buildings, fixtures, injection facilities, saltwater disposal facilities, compression facilities, pumping units, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, roads, and other appurtenances, improvements and facilities (the “Equipment”);

(f)All pipes, casing, tubing, tubulars, fittings, and other spare parts, supplies, tools, and materials held as inventory in connection with the interests described in Sections 1.3(a) through (e);

(g)All surface leases, permits, rights-of-way, licenses, easements and other surface rights agreements (“Easements”) used or held in connection with the exploration, development, production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or produced water from the interests described in Sections 1.3(a) through (e), including those described on Exhibit C;

(h)All existing and effective sales and purchase contracts, operating agreements, exploration agreements, development agreements, geologic, geophysical or seismic licenses that can be transferred without a fee or penalty (or including such contracts, agreements or licenses in the event Buyer agrees to pay such fee or penalty), balancing agreements, farmout agreements, service agreements, transportation, processing, treatment and gathering agreements, equipment leases and other contracts, agreements and instruments described in Exhibit C, insofar as they directly relate to the properties and interests described in Sections 1.3(a) through (g) (the “Contracts”) and provided, however, that “Contracts” shall not include the instruments constituting the Leases and Easements;

(i)All water appropriation, diversion, withdrawal, irrigation, storage, discharge, treatment, injection and disposal rights used or held in connection with the exploration, development, production and operation of the interests described in Sections 1.3(a) through (d), including those described on Exhibit I (the “Water Rights”), together with all permits, certificates, ditch company shares, contracts or agreements pertaining to the Water Rights, including those described in Exhibit C;

(j)To the extent transferable without payment of additional consideration (or if Buyer agrees to pay such additional consideration), all lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, land surveys, logs, maps, engineering data and reports, interpretive data, technical evaluations and technical outputs, and other books, records, data, files, and accounting records, in each case to the extent related to the properties and interests described in Sections 1.3(a) through (i), or used or held for use in connection with the maintenance or operation thereof, but excluding (i) any books, records, data, files, logs, maps, evaluations, outputs, and accounting records to the extent disclosure or transfer would result in a violation of applicable law or is restricted by any Required Consent that is not satisfied pursuant to Section 4.5, (ii) computer or communications software or intellectual property (including tapes, codes, data and program documentation and all tangible manifestations and technical information relating thereto), (iii) attorney-client privileged communications and work product of Seller's or any of its Affiliates' legal counsel (other than title opinions), (iv) reserve studies and evaluations, and (v) records relating to the negotiation and consummation of the purchase or sale of the Assets (subject to such exclusions, the “Records”); provided, however, that Seller may provide copies of such Records to Buyer and retain the originals of such Records as Seller has reasonably determined may be required for existing litigation, tax, accounting, and auditing purposes;

(k)Any seismic, geological, geochemical or geophysical data owned by Seller or licensed from third parties relating to the Assets that can be transferred without additional consideration to such third parties (or including such licensed data in the event Buyer agrees to pay such additional consideration);

(l)Those vehicles specifically listed on Schedule 1.3(l);

(m)The field offices owned or leased by Seller as listed on Schedule 1.3(m) and all personal property located on such premises; and

(n)The joint venture interests of Kanco Gathering Company (“Kanco Gathering”) and the joint venture interests of KB Gathering Company (“KB Gathering”).

1.4    Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the Transaction (collectively, the “Excluded Assets”):

(a)All corporate, partnership, limited liability company, financial, income and franchise tax and legal records of Seller that relate to Seller's business generally (whether or not relating to the Assets), and all books, records and files that relate to the Excluded Assets and those records retained by Seller pursuant to Section 1.3(i) and copies of any other Records retained by Seller pursuant to Section 8.3(f);

(b)All reserve estimates, economic estimates, and, to the extent excluded from Section 1.3(i), all logs, interpretive data, technical evaluations and technical outputs;

(c)All rights to any refunds of Seller Taxes;

(d)Seller's area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller's business generally;

(e)All trade credits, accounts receivable, note receivables, take or pay amounts receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time to the extent provided in Article 13;

(f)(i) All vehicles other than those listed on Schedule 1.3(l), (ii) any field office or yard of Seller or leased by Seller other than listed on Schedule 1.3(m) and all personal property located on such premises, and (iii) communications licenses granted by the Federal Communications Commission or other governmental body;

(g)Any agreements excluded from the definition of “Contracts” in Section 1.3(h), other than the Leases or the Easements;

(h)All rights, titles, claims and interests of Seller or any Affiliate of Seller to or under any bond or bond proceeds;

(i)Any patent, patent application, logo, service mark, copyright, trade name, trademark or other intellectual property of or associated with Seller or any Affiliate of Seller or any business of Seller or of any Affiliate of Seller;

(j)All proprietary and other computer software;

(k)All documents and instruments of Seller that may be protected by an attorney-client privilege, other than title opinions;

(l)Any refunds due Seller by a third party for any overpayment of rentals, royalties, excess royalty interests or production payments attributable to the Assets with respect to any period of time prior to the Effective Time; and

(m)Any causes of action, claims, rights, indemnities or defenses with respect to any indemnification obligation of Seller hereunder as more fully described in Article 14 below.

ARTICLE 2
PURCHASE PRICE

2.1    Purchase Price. The purchase price for the Assets shall be two hundred fifteen million dollars ($215,000,000.00) (the “Initial Purchase Price”), subject to adjustment in accordance with the terms and conditions set forth in this Agreement (as adjusted, the “Purchase Price”). The Purchase Price shall be payable as follows:
(a)Upon execution hereof, PDC, Caerus Operating and JPMorgan Chase (the “Escrow Agent”) shall enter into the escrow agreement (the “Escrow Agreement”) in substantially the form attached hereto as Exhibit F and Caerus Operating shall deposit into an escrow account (“Escrow Account”), on or within one (1) business day after the date of this Agreement, by wire transfer of immediately available funds, an amount equal to fifteen million dollars ($15,000,000.00) (the “Deposit”). The Deposit and accrued interest thereon shall be applied to the Closing Amount at Closing. Upon any termination of this Agreement, the Deposit and accrued interest thereon shall be paid to PDC or returned to Caerus Operating in accordance with Article 11. Escrow fees charged by the Escrow Agent pursuant to the Escrow Agreement shall be paid one-half by PDC and one-half by Caerus Operating.

(b)After Closing, final adjustments to the Purchase Price shall be made pursuant to (i) the Final Settlement Statement to be delivered pursuant to Section 13.1 and payments made by Buyer or Seller as provided in Section 13.1 and (ii) Articles 4 and 5.

2.2    Allocation of the Purchase Price. The Initial Purchase Price is allocated among the Assets as set forth on Schedule 2.2, which amounts shall be referred to as the “Allocated Value.”

2.3    Adjustments to Purchase Price and Preliminary Settlement. The Purchase Price shall be adjusted according to this Section 2.3 without duplication. Seller shall deliver to Buyer at least three (3)

business days prior to Closing a draft settlement statement (“Preliminary Settlement Statement”) that shall set forth the adjusted Purchase Price reflecting each adjustment in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement. The Preliminary Settlement Statement will be used to adjust the Initial Purchase Price at Closing, which adjusted amount is referred to herein as the “Closing Amount.”

(a)Proration of Costs and Revenues. Buyer shall be entitled to all production of Hydrocarbons from or attributable to the Leases, Lands and Wells (“Properties”) at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Expenses (as defined in Section 2.3(b) below) incurred at and after the Effective Time. Seller shall be entitled to all Hydrocarbon production from or attributable to the Properties prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Expenses incurred prior to the Effective Time. The terms “earned” and “incurred”, as used in this Agreement shall be interpreted in accordance with generally accepted accounting principles consistently applied. For purposes of allocating production (and accounts receivable with respect thereto), under this Section 2.3(a), (i) liquid Hydrocarbons, including natural gas liquids, shall be deemed to be “from or attributable to” the Properties when they pass through the pipeline connecting into the storage facilities into which they are run or into tanks connected to the Wells and (ii) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the royalty measurement meters, delivery point sales meters or custody transfer meters on the gathering lines or pipelines through which they are transported (whichever meter is closest to the well). Seller shall utilize reasonable interpolative procedures, consistent with industry practice, to arrive at an allocation of production when exact meter readings or gauging and strapping data are not available. As part of the Preliminary Settlement Statement, Seller shall provide to Buyer all data necessary to support any estimated allocation, for purposes of establishing the Closing Amount.

(b)Property Expenses. The term “Property Expenses” means all capital expenses (including all capital expenditures authorized by Section 8.1(a)) and operating expenses incurred in the ownership, development and operation of the Assets in the ordinary course of business and, where applicable, in accordance with any relevant operating agreement, if any, and all Lease rental and maintenance costs, net profit payments, royalties, overriding royalties and other similar burdens incurred in connection with the Leases or the production and sale of Hydrocarbons therefrom, but excluding Production Taxes (which shall be apportioned as of the Effective Time in accordance with Article 9) and Income Taxes. “Property Expenses” shall include overhead for the period between the Effective Time and the Closing Date equal to an aggregate two hundred fifty thousand dollars ($250,000.00) per month, prorated for any portion of a month, which amounts shall be in lieu of any overhead payable by Buyer to Seller for operations during such period pursuant to any operating agreement; provided that any payment of any overhead fee, partnership pumping fee or other similar proceeds received by Seller from any third party pursuant to any operating agreement during such period, shall be considered proceeds earned with respect to the Assets for purposes of Section 2.3(a).

(c)Upward Adjustments. To calculate the Closing Amount, the Purchase Price shall be adjusted upward by the following:

(1)The aggregate amount of the following proceeds actually received by Buyer: (i) proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of Hydrocarbon production, gathering, processing and transportation costs not reimbursed to Buyer by the purchaser of Hydrocarbon production) produced from or attributable to the Properties for periods prior to the Effective Time, and (ii) other proceeds earned with respect to the Assets for periods prior to the Effective Time;

(2)The amount of all Property Expenses and other costs (other than Production Taxes and Income Taxes) attributable to the ownership and operation of the Assets for the period after the Effective Time which are actually paid by Seller plus any overhead costs under Section 2.3(a) deemed charged to the Assets with respect to the Adjustment Period even though not actually paid, except any Property Expenses and other such costs already deducted in the determination of proceeds in Section 2.3(c)(1);

(3)An amount equal to the value of (i) all oil and other Hydrocarbons in pipelines or flowlines or in tanks above the pipeline sales connection (exclusive of any brine, sludge or water that may be present in the oil storage tanks), in each case that at the Effective Time, estimated based on run tickets as of the Effective Time, is credited to Seller's interest in the Properties and (ii) all unsold inventory of gas plant products attributable to Seller's interests in the Properties at the Effective Time, each such value to be the contract price in effect as of the Effective Time or, in the absence of an applicable contract price, the average price per unit for sales of production for the respective production period attributable to the Properties as of the Effective Time, less any applicable royalties;

(4)If the net of the pipeline imbalances set forth on Schedule 6.9 is an overdelivery imbalance (that is, at the Effective Time, Seller has delivered more gas to the pipeline than the pipeline has redelivered for Seller), the Purchase Price shall be adjusted upward by the first-of-the-month price of spot gas delivered to pipelines for Colorado Interstate Gas Company (Rocky Mountains) as reported in Inside F.E.R.C.'s Gas Market Report for the month in which the Effective Time occurs times the net overdelivery imbalance in MMbtus. In the event such publication shall cease to be published, the Parties shall select a comparable publication;

(5)An amount equal to thirteen million, eight hundred six thousand, four hundred thirty-five dollars ($13,806,435.00) for transfer and novation of the Hedging Transactions, plus any out-of-pocket costs and expenses incurred by Seller related to transferring to, or novating in favor of, Caerus Operating the Hedging Transactions;

(6)An amount equal to the realized losses recognized by Seller between the Effective Time and the Closing Date with respect to the Hedging Transactions;

(7)The amount of all Production Taxes allocable to Buyer in accordance with Sections 9.2 or 9.3 that are paid by Seller prior to Closing; and

(8)Any other amount provided for in this Agreement or otherwise agreed to by Buyer and Seller.

(d)Downward Adjustments. To calculate the Closing Amount, the Purchase Price shall be adjusted downward by the following:

(1)An amount equal to the Title Defect Adjustment, if any, pursuant to Section 4.3(e);

(2)An amount equal to the Environmental Defect Adjustment, if any, pursuant to Section 5.6(a)(1) or (a)(2);

(3)An amount equal to the Allocated Value of Assets not conveyed at Closing due to the exercise of any preferential rights to purchase in accordance with Section 4.5(b) or the failure to obtain a Required Consent in accordance with Section 4.5(a);

(4)The aggregate amount of the following proceeds actually received by Seller: (i) proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of Hydrocarbon production, gathering, processing and transportation costs not reimbursed to Seller by the purchaser of Hydrocarbon production) produced from or attributable to the Properties after the Effective Time, and (ii) other proceeds earned with respect to the Assets after the Effective Time;

(5)The amount of all Property Expenses and other costs (other than Production Taxes and Income Taxes) attributable to the ownership and operation of the Assets for the period prior to the Effective Time which are actually paid by Buyer, except any Property Expenses and other such costs already deducted in the determination of proceeds in Section 2.3(d)(4);

(6)If the net of the pipeline imbalances set forth on Schedule 6.9 is an underdelivery imbalance (that is, at the Effective Time, Seller has delivered less gas to the pipeline than the pipeline has redelivered for Seller), the Purchase Price shall be adjusted downward by the first-of-the-month price of spot gas delivered to pipelines for Colorado Interstate Gas Company (Rocky Mountains) as reported in Inside F.E.R.C.'s Gas Market Report for the month in which the Effective Time occurs times the net underdelivery imbalance in MMbtus. In the event such publication shall cease to be published, the Parties shall select a comparable publication;

(7)The value of any Casualty Loss pursuant to Section 8.3(c);

(8)An amount equal to the revenue held in suspense by Seller for royalties, overriding royalties and similar leasehold burdens and handled in accordance with Section 8.1(h);

(9)An amount equal to eleven million dollars ($11,000,000.00) pertaining to that certain Gas Gathering and Processing Agreement dated as of January 1, 2013 between Williams Field Services Company, LLC and Seller (the “Williams Agreement”);

(10)An amount equal to the realized gains recognized by Seller between the Effective Time and the Closing Date with respect to the Hedging Transactions;

(11)The amount of all Production Taxes allocable to Seller in accordance with Sections 9.2 or 9.3 that are not paid prior to Closing; and

(12)Any other amount provided in this Agreement or otherwise agreed to by Buyer and Seller.

(e)Well Imbalance Adjustments. Seller and Buyer agree that the Purchase Price will be adjusted downward or upward, as appropriate, by an amount equal to the net of the well imbalances set forth on Schedule 6.9 multiplied by the average value on an MMbtu basis at the wellhead for sales of production during the month in which the Effective Time occurs.

2.4    Allocations for Federal Income Tax Purposes. Buyer and Seller acknowledge that, under Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), Buyer and Seller must report information regarding the allocation of the Purchase Price and any other amounts treated as consideration for federal income tax purposes (collectively, the “Allocation Amount”) to the United States Secretary of Treasury by attaching Department of Treasury, Internal Revenue Service, Form 8594 to their federal income tax returns for the tax period which includes the Closing Date. Buyer and Seller have reached an agreement regarding allocation of the Allocation Amount as set forth on Schedule 2.4 (the “Allocation Schedule”) and shall prepare their respective Forms 8594 with respect to transactions contemplated by this agreement in a manner consistent with the Allocation Schedule. The Parties shall not take any income tax position (whether in audits, on tax returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.

ARTICLE 3
BUYER'S INSPECTION

3.1    Due Diligence. Upon execution of this Agreement, but subject to the other provisions of this Agreement (including this Section 3.1) and obtaining any required consents of third parties (with respect to which consents Seller shall use its commercially reasonable efforts to obtain, provided however, that Seller shall not be required to provide consideration (unless Buyer agrees in writing to reimburse Seller such consideration) or undertake any obligations to or for the benefit of such third parties), Seller will afford Buyer reasonable access to the Assets during normal business hours for inspection and review to permit Buyer to perform its due diligence (such due diligence, the “Due Diligence Review”) as hereinafter provided. All notices pertaining to the Due Diligence Review must be received by Seller no later than 5:00 p.m., Mountain Time, on March 8, 2013 (the “Defect Notice Date”).

3.2    Access to Records. From the date hereof and through the Closing Date, Seller shall provide Buyer, and its counsel, accountants and other representatives (“Buyer's Representatives”), reasonable access during Seller's normal business hours to the Records to enable Buyer to complete its Due Diligence Review. Seller shall also make available to Buyer and Buyer's Representatives, upon reasonable notice during normal business hours, Seller's personnel knowledgeable with respect to the Assets in order that Buyer may conduct its Due Diligence Review. The Due Diligence Review conducted by Buyer or any Buyer's Representative shall be conducted at Buyer's sole cost, risk and expense and any conclusions made from any examination done by Buyer or any Buyer's Representative shall result from Buyer's own independent review and judgment.

3.3    On-Site Inspection.

(a)Seller hereby consents to Buyer conducting, prior to Closing and upon advance written notice to Seller, at Buyer's sole risk and expense, (i) on-site inspections; and (ii) an ASTM Phase One Environmental Assessment (an “Environmental Assessment”) of the Assets but only to the extent that Seller may grant such right without violating any obligations to any third party (provided that Seller shall use its commercially reasonable efforts to promptly obtain any necessary third party consents to any Environmental Assessment to be conducted by Buyer). The Environmental Assessment shall not include sampling activities or other environmental testing. In connection with any Environmental Assessment, Buyer agrees not to interfere with the normal operation of the Assets and agrees to comply with all requirements and safety policies of the operator. Seller shall have the right to be present during any Environmental Assessment of the Properties.

(b)Buyer shall not conduct any sampling activities, environmental testing, or other intrusive activity on the Properties without the prior written consent of Seller and the receipt of any necessary third party consents. Seller shall have the right, at its option and expense, to obtain split samples of any environmental media sampled by Buyer with Seller's consent.

(c)In the event Buyer desires to perform any Environmental Assessment on a portion of the Assets, then upon Seller's request (which request shall be no later than five (5) business days prior to the Defect Notice Date), Buyer agrees to provide Seller promptly, but not later than the Defect Notice Date, copies of all reports (whether in draft or final form), test results, and other documentation and data specifically requested by Seller if the same were prepared or compiled by Buyer and/or any of Buyer's Representatives and contain information collected or generated from the Environmental Assessment conducted with respect to such Assets. Seller shall not be deemed by its receipt of said documents or otherwise to have made any representation or warranty, expressed, implied or statutory, as to the condition to the Assets or to the accuracy of said documents or the information contained therein.

(d)During all periods that Buyer or any of Buyer's Representatives are on the Properties, Buyer shall maintain with reputable insurance companies, at Buyer's expense, policies of insurance of the types and in the amounts consistent with industry standards.

3.4    Indemnification. Caerus Operating and Buyer agree to defend, indemnify and hold harmless each of the operators of the Assets, Seller and the other Seller Indemnified Parties from and against any and all Losses arising out of, resulting from or relating to any field visit, on-site inspection, Environmental Assessment or other due diligence activity conducted by Buyer or any representative of Buyer with respect to the Assets, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY A SELLER INDEMNIFIED PARTY, EXCEPTING ONLY LIABILITIES RESULTING FROM OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A SELLER INDEMNIFIED PARTY.

ARTICLE 4
TITLE MATTERS

4.1    Definitions. For the purposes of the Agreement, the following terms shall have the following meanings:

(a)“Defensible Title” means, (x) with respect to ownership of the Leases and Wells, such ownership of record deducible from the applicable county, state and federal records, such that a prudent person engaged in the business of the ownership, development and operation of oil and gas leasehold and properties and having knowledge of all of the facts and their legal bearing would be willing to accept the same (including, in the case of the Leases, that such Leases are valid and in full force and effect), to the Leases and Wells, that, subject to and except for Permitted Encumbrances as defined in Section 4.1(c):

(1)Entitles Seller to receive a share of the Hydrocarbons produced, saved and marketed from any Well or Lease (if such Lease is not associated with a Well) throughout the duration of the productive life of such Well or Lease after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests, production payments or other similar burdens on or measured by production of Hydrocarbons (a “Net Revenue Interest”), of not less than the Net Revenue Interest shown in Exhibit A or Exhibit B, as applicable, for such Well or Lease except for (i) decreases in connection with those operations in which Seller may, from and after the date of this Agreement, be a non-consenting co-owner (to the extent permitted pursuant to Sections 8.1(a) or 8.1(b)), (ii) decreases resulting from the establishment or amendment from and after the date of this Agreement of any pooled units or spacing units, and (iii) as otherwise stated in Exhibit A or Exhibit B, as applicable;

(2)Obligates Seller to bear a percentage of the costs and expenses for the maintenance, development, operation and the production relating to any Well or Lease (if such Lease is not associated with a Well) throughout the productive life of such Well or Lease (“Working Interest”) not greater than the Working Interest shown in Exhibit A or Exhibit B, as applicable, for such Well or Lease without increase, except (i) increases to the extent that they are accompanied by a proportionate increase in Seller's Net Revenue Interest, (ii) increases resulting from contribution requirements with respect to defaults by co-owners from and after the execution of this Agreement under applicable joint operating agreements, and (iii) as otherwise stated in Exhibit A or Exhibit B, as applicable;

(3)Results in Seller owning at least the number of total Net Mineral Acres set forth in Exhibit A, provided that there shall be no duplication of Title Defects asserted under the representations set forth in Section 4.1(a)(2) and this Section 4.1(a)(3); and provided further that Buyer shall be entitled to assert a Title Defect under either of Section 4.1(a)(2) and this Section 4.1(a)(3) if applicable; and

(4)is free and clear of liens, encumbrances, obligations, security interests, irregularities, pledges, or other defects; and

(y) with respect to ownership of the Assets other than the Leases and Wells, good and valid title to such Assets that is free and clear of liens, encumbrances, obligations, security interests, irregularities, pledges, or other defects.
(b)“Net Mineral Acre” means with respect to a Lease the (i) undivided interest of Seller in the leasehold estate created by the applicable Lease multiplied by (ii) the number of acres covered by the Lease multiplied by (iii) the lessor's percentage interest in the oil and gas mineral fee estate in the land covered by the Lease.

(c)“Permitted Encumbrances” means:

(1)lessors' royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interests below those set forth in Exhibit A or Exhibit B, as applicable;

(2)liens for Taxes or assessments not yet due and delinquent;

(3)all rights to consent by, required notices to, filings with, or other actions by Governmental Entities, in connection with the conveyance of the applicable Asset if the same are customarily sought after such conveyance;

(4)rights of reassignment contained in any Leases, or assignments thereof, providing for reassignment upon the surrender or expiration of any Leases;

(5)Easements and other rights with respect to surface operations, on, over or in respect of any of the Assets or any restriction on access thereto that do not materially interfere with the operation of the affected Asset as currently conducted;

(6)materialmen's, mechanics', operators' or other similar liens arising in the ordinary course of business if such liens and charges have not been filed pursuant to law and the time for filing such liens and charges has expired;

(7)such Title Defects as Buyer has waived;

(8)any defects, irregularities or deficiencies in title to Easements that do not materially adversely affect the value or usefulness of any Asset;

(9)the Contracts set forth on Exhibit C;

(10)preferential rights set forth on Schedule 4.5(b) to the extent addressed by the procedures set forth in Section 4.5;

(11)Required Consents set forth on Schedule 4.5(a) to the extent addressed by the procedures set forth in Section 4.5;

(12)all rights reserved to or vested in any Governmental Entity to control or regulate any of the Assets in any manner, and all obligations and duties under all applicable laws or under any franchise, grant, license or permit issued by any such Governmental Entity;

(13)any liens burdening the Assets that will be released at or before Closing, as contemplated by this Agreement, but subject to such releases;

(14)imbalances associated with the Assets; and

(15)lessor's rights of priority to conduct shale oil operations contained in those Leases in which Chevron U.S.A. Inc. is the lessor.

(d)“Piceance Properties” shall mean all of the Assets only insofar as the Assets cover the Leases and Lands described in Exhibit A-1.

(e)“NECO Properties” shall mean all of the Assets only insofar as the Assets cover the Leases and Lands described in Exhibit A-2.

(f)“SECO Properties” shall mean all of the Assets only insofar as the Assets cover the Leases and Lands described in Exhibit A-3.

(g)“Krieger Properties” shall mean all of the Assets only insofar as the Assets cover the Leases and Lands described in Exhibit A-4.

4.2    Defensible Title Representation.

(a)Representation. Subject to the limitations set forth in Section 4.2(d), Seller represents and warrants to Buyer that, as of the Effective Time and as of the Defect Notice Date, its title to the Leases,

Wells and other Assets (except for the Water Rights and the NECO Gathering Systems) is Defensible Title. Except as set forth in this Section 4.2(a), Section 4.2(b) and the Assignment, Bill of Sale and Conveyance to be delivered at Closing, a form of which is attached hereto as Exhibit D, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller's title to the Leases, Wells and other Assets and Buyer hereby acknowledges and agrees that Buyer's sole remedy for any defect of title, including any Title Defect, with respect to any of the Leases, Wells and other Assets before Closing, shall be as set forth in this Article 4, or to terminate this Agreement pursuant to Section 11.1(f). Notwithstanding anything to the contrary herein, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller's title to the Water Rights and to the NECO Gathering Systems.

(b)Special Warranty. As of the date of execution of this Agreement and as of Closing, Seller warrants title to the Assets (except for the Water Rights and the NECO Gathering Systems), including the Net Revenue Interests and Working Interests in the Leases and Wells shown on Exhibit A and Exhibit B, by, through and under Seller, but not otherwise, and with full substitution and subrogation in and to all of the rights and actions of title warranty that Seller may have against its predecessors in title.

(c)Exclusive Remedy. With the exception of the special warranty of title in Section 4.2(b) and in the Assignment and Bill of Sale, a form of which is attached hereto as Exhibit D, (i) the representation and warranty in Section 4.2(a) shall terminate as of the Defect Notice Date and shall have no further force and effect thereafter, and (ii) Section 4.3 shall be the exclusive right and remedy of Buyer with respect to Seller's failure to have Defensible Title with respect to the Leases, Wells and other Assets. Notwithstanding anything herein provided to the contrary, if a Title Defect under this Article 4 results from any matter which could also result in the breach of any representation or warranty of Seller under Article 6 of this Agreement, then Buyer shall only be entitled to assert such matter before Closing as a Title Defect to the extent permitted by this Article 4. Buyer shall be precluded from also asserting such matter as the basis of the breach of any such representation or warranty under Article 6.

(d)Limitations on Defensible Title Representation.

(1)Seller's representation of Defensible Title with respect to its ownership of the Leases and Wells included in the Piceance Properties is limited to the Williams Fork formation.

(2)Seller's representation of Defensible Title with respect to its ownership of the Leases and Wells included in the NECO Properties is limited to formations from the surface to the base of the Niobrara formation.

(3)Seller makes no representation of Defensible Title with respect to the validity and its ownership of the the gathering systems located on and providing service to the NECO Properties (the “NECO Gathering Systems”).

(4)Seller makes no representation of Defensible Title with respect to the Net Revenue Interests on a Lease basis for individual Leases included in the NECO Properties except as applicable to the Wells.

The limitations on the Defensible Title representation set forth in this Section 4.2(d) shall not limit the interest intended to be sold and conveyed to Buyer under the terms of this Agreement.
4.3    Title Adjustment Procedures.

(a)Title Defect. As used in this Agreement, the term “Title Defect” means any lien, charge, encumbrance, obligation (including contract obligation), defect, condition or other matter (including a discrepancy in Net Revenue Interest or Working Interest) that causes a breach of Seller's representation and warranty in Section 4.2(a). Notwithstanding the foregoing, the following shall not be considered Title Defects:

(1)defects based solely on lack of information in Seller's files;

(2)defects in the chain of title consisting of the mere failure to recite marital status in a document unless Buyer provides clear and convincing evidence that such failure or omission has resulted in another person's actual and superior claim of title to the relevant Asset;

(3)defects based on failure to record Leases issued by any state or federal Governmental Entity (but excluding any assignments of such Leases), in the real property, conveyance or other records of the county in which such Property is located; provided that such Lease is recorded in the official records of the applicable Governmental Entity;

(4)defects arising out of lack of survey, unless a survey is expressly required by applicable laws or regulations;

(5)defects arising out of lack of evidence of record of corporate or other entity authority of an appropriate designated officer (but not a power of attorney) unless Buyer provides a reasonable basis for the assertion that such corporate or other entity action was not authorized and results in another person's actual and superior claim of title to the relevant Asset

(6)defects that have been cured by applicable laws of limitations or prescription; and

(7)defects with respect to Seller's title to all or any portion of the Water Rights and the NECO Gathering Systems.

(b)Title Benefit. As used in this Agreement, the term “Title Benefit” shall mean any right, circumstance or condition that operates to (a) increase the Net Revenue Interest being assigned to Buyer in any Lease or Well above that shown for such Lease or Well in Exhibit A or Exhibit B, as applicable, to the extent the same does not cause a greater than proportionate increase in the Working Interest being assigned to Buyer therein above that shown in Exhibit A or Exhibit B, as applicable, or (b) increase the Net Mineral Acres being assigned to Buyer in any Lease to greater than that shown therefor in Exhibit A. A Title Benefit shall not include any Asset or portion thereof that is excluded from Seller's Defensible Title representation pursuant to Section 4.2(d).

(c)Notice of Defective Interest. At or before 5:00 p.m. Mountain Time on the Defect Notice Date, Buyer shall advise Seller in writing of any matters that in Buyer's opinion constitute a Title Defect with respect to Seller's title to all or any portion of the Leases, Wells or other Assets (“Notice of Defective Interest”). The Notice of Defective Interest shall be in writing and contain the following: (i) a description of the alleged Title Defect(s), (ii) the Leases, Wells or other Assets (and the applicable zone(s) therein) affected by the alleged Title Defect (each a “Title Defect Property”), (iii) the Allocated Value of each Title Defect Property, (iv) supporting documentation reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of the alleged Title Defect(s), and

(v) the amount by which Buyer believes the Allocated Value of each Title Defect Property is reduced by the alleged Title Defect(s) and the computations and information upon which Buyer's belief is based. Buyer shall also promptly furnish Seller with written notice of any Title Benefit which is discovered by Buyer or any of its representatives while conducting Buyer's title review, due diligence or investigation with respect to the Leases, Wells or other Assets.

(d)Notice of Title Benefits. At or before 5:00 p.m. Mountain Time on the Defect Notice Date, Seller shall have the right, but not the obligation, to advise Buyer in writing of any matters that in Seller's opinion constitute a Title Benefit with respect to Seller's title to all or any portion of the Leases, Wells or other Assets (a “Title Benefit Notice”). The Title Benefit Notice shall be in writing and contain the following: (i) a description of the Title Benefit, (ii) the Leases, Wells or other Assets (and the applicable zone(s) therein) affected by the Title Benefit (“Title Benefit Property”), (iii) the Allocated Values of the Leases, Wells or other Assets (and the applicable zone(s) therein) subject to such Title Benefit, and (iv) the amount by which the Seller believes the Allocated Value of those Leases, Wells or other Assets (and the applicable zone(s) therein) is increased by the Title Benefit, and the computations and information upon which Seller's belief is based. Seller shall be deemed to have waived all Title Benefits of which it has not given notice on or before the Defect Notice Date.

(e)Seller's Right to Cure. Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove at any time prior to the Closing (the “Cure Period”), to Buyer's reasonable satisfaction, any Title Defects of which it has been advised by Buyer.

(f)Remedies for Title Defects. Subject to Seller's continuing right to dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto, in the event that any Title Defect timely asserted by Buyer in accordance with Section 4.3(c) actually exists and is not waived by Buyer or cured to Buyer's reasonable satisfaction on or before the end of the Cure Period, Seller shall convey the Title Defect Property to Buyer at Closing with a reduction to the Purchase Price, provided, however, that Seller shall retain the right to cure such Title Defects after Closing, as set forth herein. The reduction to the Purchase Price contemplated by the foregoing sentence shall equal the amount of the aggregate Title Defect Amounts for all such Title Defects as determined pursuant to Section 4.3(g), subject to the Individual Title Threshold, the adjustment for certain Title Benefits and the Aggregate Deductible set forth in Section 4.3(i) (as so calculated, the “Title Defect Adjustment”). Caerus Operating shall deposit an amount equal to the Title Defect Adjustment in the Escrow Account at Closing, which amount shall be released (with accrued interest) to Caerus Operating or PDC in accordance with this Section 4.3(f). Seller shall have one hundred (100) days after the Closing Date (the “Post-Closing Cure Period”) in which to attempt to cure any such Title Defects to Buyer's reasonable satisfaction, subject to the continuing application of the Individual Title Threshold and the Aggregate Deductible. Buyer shall use good faith efforts to cooperate with Seller's efforts to cure such Title Defects. If Seller cures any such Title Defect to Buyer's reasonable satisfaction prior to the end of the Post-Closing Cure Period, then the Title Defect Amount with respect to the Title Defect that is so cured, together with accrued interest, shall promptly be released from the Escrow Account to PDC pursuant to the joint instructions of Caerus Operating and PDC. If Seller is unable to cure the Title Defect prior to the end of the Post-Closing Cure Period or elects not to cure any such Title Defect, then (i) the Title Defect Amount with respect to the Title Defect that is not cured, together with accrued interest, shall promptly be released from the Escrow Account to Caerus Operating pursuant to the joint instructions of PDC and Caerus Operating, and (ii) if the Title Defect Amount is equal to or greater than the Allocated Value of the Title Defect Property, at the request of Seller, the Title Defect Property subject to the Title Defect shall be reconveyed to Seller which shall be deemed to be effective as of the Effective Time. If the Parties are unable to agree as to whether the Title Defect has been cured to Buyer's reasonable satisfaction, the provisions of Section 4.4 shall apply as written and the Title Arbitrator shall be selected within fifteen (15) business days following the end of the Post-Closing Cure Period.

(g)Title Defect Amount. The “Title Defect Amount” means the amount by which the Allocated Value of the Title Defect Property affected by such Title Defect is reduced as a result of the existence of such Title Defect and shall be determined in accordance with the following methodology, terms and conditions:

(1)if Buyer and Seller agree on the Title Defect Amount, that amount shall be the Title Defect Amount;

(2)if the Title Defect is a lien, encumbrance or other charge which is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount of the payment necessary to remove the Title Defect from the Title Defect Property;

(3)if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest stated in Exhibit A or Exhibit B, as applicable, for such Title Defect Property, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest stated in Exhibit A or Exhibit B, as applicable;

(4)if the Title Defect represents a discrepancy between (A) the Net Mineral Acres for any Title Defect Property and (B) the Net Mineral Acres stated on Exhibit A for such Title Defect Property, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Mineral Acres decrease and the denominator of which is the Net Mineral Acres stated on Exhibit A;

(5)if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the Title Defect Property of a type not described in subsections (1), (2), (3) or (4) above, the Title Defect Amount shall be determined by taking into account the following factors: (i) any discrepancy between (A) the Net Revenue Interest, Net Mineral Acres or Working Interest for any Title Defect Property and (B) the Net Revenue Interest, Net Mineral Acres or Working Interest stated in Exhibit A or Exhibit B, as applicable; (ii) the Allocated Value of the Title Defect Property; (iii) the portion of the Title Defect Property affected by the Title Defect; (iv) the legal effect of the Title Defect; (v) the values placed upon the Title Defect by Buyer and Seller; and (vi) such other reasonable factors as are necessary to make a proper evaluation; and

(6)if the Title Defect represents a failure of Seller to have Defensible Title to an Asset other than a Lease or Well, then the Title Defect Amount shall be the reasonable cost to replace such Asset.

Notwithstanding anything to the contrary in this Article 4, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of the Title Defect Property.
(h)Title Benefit Amount. “Title Benefit Amount” means the amount by which the Allocated Value of the Title Benefit Property affected by such Title Benefit is increased as a result of the existence of such Title Benefit and shall be determined in accordance with the following methodology, terms and conditions:

(1)if Buyer and Seller agree on the amount of the Title Benefit, that amount shall be the Title Benefit Amount;

(2)if the Title Benefit represents an increase between (A) the Net Revenue Interest or Net Mineral Acres for any Title Benefit Property and (B) the Net Revenue Interest set forth in Exhibit A or Exhibit B, or Net Mineral Acres set forth in Exhibit A, as applicable, for such Title Benefit Property, then the Title Benefit Amount shall be an amount equal to the product of the Allocated Value of such Title Benefit Property multiplied by a fraction, the numerator of which is the Net Revenue Interest or Net Acres increase, and the denominator of which is the Net Revenue Interest set forth in Exhibit A or Exhibit B or Net Mineral Acres set forth in Exhibit A for such Title Benefit Property, as applicable;

(3)if the Title Benefit is of a type not described above, then the applicable Title Benefit Amount shall be determined by taking into account the following factors: (i) any discrepancy between (A) the Net Revenue Interest, Net Mineral Acres or Working Interest for any Title Benefit Property and (B) the Net Revenue Interest, Net Mineral Acres or Working Interest stated in Exhibit A or Exhibit B, as applicable; (ii) the Allocated Value of the Title Benefit Property; (iii) the portion of the Title Benefit Property affected by the Title Benefit; (iv) the legal effect of the Title Benefit; and (v) such other reasonable factors as are necessary to make a proper evaluation; and

(4)if a Title Benefit Property has no Allocated Value, then such Title Benefit Property shall have no Title Benefit Amount.

(i)Title Thresholds and Deductibles. Notwithstanding anything to the contrary, (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any individual Title Defect for which the Title Defect Amount does not exceed fifty thousand dollars ($50,000) (“Individual Title Threshold”); and (ii) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any Title Defect that exceeds the Individual Title Threshold unless the aggregate Title Defect Amounts of all Title Defects that exceed the Individual Title Threshold (excluding any Title Defects cured by Seller) less the aggregate Title Benefit Amounts of all individual Title Benefits for which the Title Benefit Amount exceeds fifty thousand dollars ($50,000), when taken together with the aggregate Environmental Defect Values, exceed three and one-quarter percent (3.25%) of the Initial Purchase Price (“Aggregate Deductible”), after which point Buyer shall be entitled to adjustments to the Purchase Price or other remedies only with respect to such Title Defects and Environmental Defects in excess of such Aggregate Deductible.

4.4    Title Dispute Resolution. The Parties agree to resolve disputes concerning the following matters pursuant to this Section 4.4: (i) the existence and scope of a Title Defect or Title Benefit, (ii) the Title Defect Amount or Title Benefit Amount, as the case may be, relating to the portion of the Asset affected by a Title Defect or Title Benefit and (iii) the adequacy of Seller's Title Defect curative materials and Buyer's reasonable satisfaction thereof (the “Title Disputed Matters”). The Parties agree to attempt to initially resolve all disputes through good faith negotiations. All Title Disputed Matters that are unresolved by the Parties shall be exclusively and finally resolved by arbitration pursuant to this Section 4.4. There shall be a single arbitrator, who shall be (i) a title attorney with at least ten (10) years experience in oil and gas titles involving properties in the regional area in which the Lease and Lands are located (“Title Arbitrator”), as selected by mutual agreement of Buyer and Seller within fifteen (15) business days after the end of the Cure Period, and absent such mutual agreement, by the Denver, Colorado office of the American Arbitration Association. The arbitration proceeding shall be held in Denver, Colorado and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 4.4. The Title Arbitrator's determination shall be made within fifteen (15) business days after submission of the matters in dispute and shall be final and binding upon both Parties, without right of appeal. In making his or her determination, the Title Arbitrator shall be bound by the rules set forth in this Article 4 and may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination. Additionally, the Title Arbitrator may consult with and engage disinterested third parties to advise the expert or arbitrator, including petroleum engineers. The Title Arbitrator shall act as an expert for the limited purpose of determining the Title Disputed Matters submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter. Each Party may submit only one Title Defect Amount with respect to each alleged Title Defect and one Title Benefit Amount with respect to each Title Benefit (provided that the foregoing shall not be construed to preclude a Party from also arguing against, and the Title Arbitrator determining, the existence of a Title Defect or a Title Benefit). Seller and Buyer shall each bear its own legal fees and other costs of presenting its case. Each Party shall bear one-half of the costs and expenses of the Title Arbitrator, including any costs incurred by the Title Arbitrator that are attributable to such third party consultation. Within ten (10) days after the Title Arbitrator delivers written notice to Buyer and Seller of the award with respect to a Title Disputed Matter, PDC and Caerus Operating shall issue joint written instructions to the Escrow Agent to release to PDC or Caerus Operating the amount, if any, awarded by the Title Arbitrator to such Party, plus the interest accrued on such amount.

4.5    Preferential Rights and Consents. The remedies set forth in this Section 4.5 are the exclusive remedies under this Agreement for consents to assign and preferential rights to purchase listed on Schedules 4.5(a) and 4.5(b).

(a)Consents. All required consents to assignment that are necessary for Seller to execute, deliver and perform its obligations under this Agreement are set forth on Schedule 4.5(a)(i) (the “Required Consents”). Seller shall use reasonable efforts to obtain all Required Consents prior to Closing. Consents and approvals which are customarily obtained post-Closing shall not be considered Required Consents. If prior to Closing, Seller fails to obtain the Required Consents set forth on Schedule 4.5(a)(ii) (the “Specified Consents”) that would invalidate the conveyance of the Asset affected by the consent to assign or materially affect the value or use of the Asset (“Affected Asset”), then Seller shall retain the Affected Asset and the Purchase Price shall be reduced by the Allocated Value of the Affected Asset. Seller, with Buyer's assistance, shall use its reasonable efforts to obtain such Specified Consent as promptly as possible following Closing. If such Specified Consent has been obtained as of the Final Settlement Date, Seller shall convey the Affected Asset to Buyer effective as of the Effective Time and Buyer shall pay Seller the Allocated Value of the Affected Asset, less any proceeds from the Affected Asset attributable to the period of time after the Effective Time received and retained by Seller (net of any Property Expenses paid by Seller attributable to such period). If such Specified Consent has not been obtained as of the Final Settlement Date, the Affected Asset shall be excluded from the sale and the Purchase Price shall be deemed to be reduced by an amount equal to the Allocated Value of the Affected Asset. If prior to May 31, 2013, Seller fails to obtain the Required Consents set forth on Schedule 4.5(a)(iii) then either Party shall have the right to terminate this Agreement in accordance with Section 11.1(g). Buyer shall reasonably cooperate with Seller in obtaining any Required Consent including providing assurances of reasonable financial conditions, but Buyer shall not be required to expend funds or make any other type of financial commitments in order to obtain such consent.

(b)Preferential Purchase Rights. All preferential rights relating to the sale of any of the Assets are set forth on Schedule 4.5(b). Prior to Closing, Seller shall use reasonable good faith efforts to give notices required in connection with such preferential purchase rights together with any other preferential rights to purchase discovered by Buyer prior to Closing. If any preferential right to purchase any portion of the Assets is exercised prior to Closing, then that portion of the Assets affected by such preferential purchase right shall be excluded from the Assets and the Purchase Price shall be adjusted downward by an amount equal to the Allocated Value of such affected Assets. If by Closing, either (i) the time frame for the exercise of a preferential purchase right has not expired and Seller has not received notice of an intent not to exercise or a waiver of the preferential purchase right, or (ii) a third party exercises its preferential right to purchase, but the time frame for the consummation of such preferential purchase right has not expired prior to the Closing, then Seller shall retain the affected Assets and the Purchase Price shall be adjusted downward by an amount equal to the Allocated Value of such affected Assets. As to any Assets retained by Seller hereunder, following Closing if a preferential right to purchase is not consummated within the time frame specified in the preferential purchase right, or if the time frame for exercise of the preferential purchase right expired without exercise after the Closing, Seller shall promptly convey the affected Asset to Buyer effective as of the Effective Time, and Buyer shall pay the Allocated Value thereof pursuant to the terms of this Agreement, less any proceeds from such affected Asset attributable to the period of time after the Effective Time received and retained by Seller (net of any Property Expenses paid by Seller attributable to such period).

ARTICLE 5
ENVIRONMENTAL MATTERS

5.1    Definitions. For the purposes of the Agreement, the following terms shall have the following meanings:

(a)“Condition” means any circumstance, occurrence, act, omission, status or defect that requires Remediation to comply with, or to discharge any liabilities incurred pursuant to, Environmental Laws.

(b)“Environmental Defect” means a Condition in, on, under or relating to a particular Asset (including any impacts to air, land, soil, surface and subsurface strata, surface water, groundwater, or sediments) that causes a particular Asset to be in violation of, or subject to any Remediation obligations under, any Environmental Law, if the estimated cost (using the most cost effective remedy consistent with prudent industry practices) of Remediation of that particular Asset alone exceeds fifty thousand dollars ($50,000). For purposes of this Definition, and by way of example only, each individual Well, common tank battery or a common separation facility shall be considered a separate Asset. If a Condition exists at more than one Asset, the costs of Remediation to address that Condition shall be fairly apportioned between the affected Assets, and in order to qualify as an Environmental Defect, such apportioned costs must exceed the $50,000 threshold as applied to each particular Asset alone, provided that Remediation costs for separate Conditions that affect the same Asset shall be aggregated for purposes of determining whether the $50,000 threshold has been met for that Asset.

(c)“Environmental Law” or “Environmental Laws” shall mean, as of the date of this Agreement, any federal, state or local law (including the common law), statute, rule, regulation, requirement, ordinance and any writ, decree, bond, authorization, approval, license, permit, registration, binding criteria, standard, consent decree, settlement agreement, judgment, order, directive or binding policy issued by or entered into with a Governmental Entity pertaining or relating to: (a) pollution or pollution control, including air emissions and stormwater discharge; (b) protection of human health from exposure to Hazardous Materials or protection of the environment; or (c) the management, presence, use, generation, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Hazardous Materials. “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”), the Solid Waste Disposal Act (as amended by the Resource Conservation and Recovery Act), 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f-300, the Federal Air Pollution Control Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Endangered Species Act, and the regulations and orders respectively promulgated thereunder, each as amended, or any equivalent or analogous state or local statutes, laws or ordinances, any regulation promulgated thereunder and any amendments thereto.

(d)“Governmental Entity” means any national, state or local government or any subdivision, agency, court, commission, department, board, bureau, regulatory authority or other division or instrumentality thereof.

(e)“Hazardous Materials” shall mean, without limitation, any waste, substance, product, or other material (whether solid, liquid, gas or mixed), which is or becomes identified, listed, published, or defined as a hazardous substance, hazardous waste, hazardous material, toxic substance, or radioactive material, including Hydrocarbons, oil, or petroleum waste, or any other waste, pollutant or contaminant, that is regulated or restricted under any Environmental Law.

(f)“Remediation” or “Remediate” means any investigation, assessment, characterization, delineation, monitoring, sampling, analysis, removal action, remedial action, response action, corrective action, mitigation, treatment or cleanup of Hazardous Materials, any reporting, permitting, registration, notification, plan development or implementation, pollution control equipment installation or operation, or any other similar corrective or remedial or compliance actions required by any applicable Environmental Laws or otherwise for the general protection of human health and the environment.

5.2    Environmental Liabilities and Obligations. Upon Closing, Buyer agrees to assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations accruing or relating to, and release Seller, its stockholders, directors, officers, employees, advisors, agents and representatives, and their respective successors and assigns from all Losses (including any civil fines and penalties, costs of Remediation and expenses for the modification, repair or replacement of facilities on the Lands brought or assessed by any and all persons, including any Governmental Entity, as a result of any damage to, or destruction or loss of, property, and any damage to natural resources (including soil, air, surface water or groundwater)), to the extent any of the foregoing directly or indirectly is caused by, relates to, or otherwise involves any Condition associated with the Assets, regardless of whether any such Condition was created or is attributable to periods either before or after the Effective Time, including the presence, disposal or release of any Hazardous Material of any kind in, on or under the Assets or the Lands, but excluding any such Losses resulting from Seller's gross negligence or willful misconduct (collectively, “Buyer's Environmental Liabilities”).

5.3    NORM. Buyer acknowledges that the Assets have been used for the exploration, development, and production of Hydrocarbons. Equipment and sites included in the Assets may contain naturally occurring radioactive material (“NORM”). NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms. The wells, materials, and equipment located on the Properties or included in the Assets may contain NORM. NORM may have come in contact with various environmental media, including water, soils or sediment. Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of NORM from the Assets.

5.4    Environmental Defect Notice. On or before the Defect Notice Date, Buyer shall give Seller written notice of any Environmental Defects as to which Buyer has knowledge prior to the Defect Notice Date. Buyer shall be deemed to have waived its right to assert an Environmental Defect if Buyer does not include such Environmental Defect in an Environmental Defect Notice delivered to Seller on or before the Defect Notice Date. An Environmental Defect Notice shall contain the following: (i) a description of the Condition in, on, under or relating to the Asset that causes the alleged Environmental Defect; (ii) a description of the particular Asset affected by the alleged Environmental Defect (each an “Environmental Defect Property”); (iii) the Allocated Value of each Environmental Defect Property; (iv) supporting documentation reasonably necessary for Seller (as well as any consultant hired by Seller) to verify the existence of the alleged Environmental Defect(s), and (v) Buyer's estimated cost to Remediate the alleged Environmental Defect and supporting documentation reasonably necessary to verify such estimate (the “Environmental Defect Value”).

5.5    Seller's Right to Remediate. Seller shall have the right, but not the obligation, to attempt, at its sole cost, to Remediate at any time prior to Closing any Environmental Defects of which it has been advised by Buyer prior to the Defect Notice Date.

5.6    Defect Adjustments. Upon delivery of a timely Environmental Defect Notice, the Parties shall proceed as follows:

(a)With respect to each Environmental Defect asserted by Buyer on or before the Defect Notice Date, Seller may elect, in its sole discretion, on or before the date that is three (3) days prior to Closing to:

(1)reach agreement with Buyer on the existence of the Environmental Defect and adjust the Purchase Price by the Environmental Defect Value of the Environmental Defect Property subject to application of the Aggregate Deductible with respect to the aggregate Title Defects and Environmental Defects (the “Environmental Defect Adjustment”), whereupon Seller shall convey the Environmental Defect Property to Buyer at Closing and Buyer shall thereafter assume all liability for Remediation of the Environmental Defect Property;

(2)if the Environmental Defect Value exceeds the Allocated Value of the Environmental Defect Property, then Seller may remove the Environmental Defect Property from the Transaction and reduce the Purchase Price by the Allocated Value of the Environmental Defect Property; or

(3)challenge the existence and/or scope of the Environmental Defect and/or Environmental Defect Value asserted by Buyer pursuant to Section 5.7. If Seller elects to challenge the existence of an Environmental Defect and/or Environmental Defect Value and such dispute has not been resolved as of Closing, at Closing Caerus Operating shall cause to be paid an amount equal to the claimed Environmental Defect Adjustment attributable to such Environmental Defect to the Escrow Agent.

(b)There shall be no reduction to the Purchase Price or other remedies provided by Seller for any Environmental Defect unless the Environmental Defect Values of all Environmental Defects in the aggregate (excluding any Environmental Defects Remediated by Seller), when taken together with the aggregate Title Defect Amounts, exceed the Aggregate Deductible, after which point Buyer shall be entitled to adjustments to the Purchase Price and remedies only with respect to such Environmental Defects in excess of such Aggregate Deductible.

5.7    Contested Environmental Defects. If, pursuant to Section 5.6(a)(3), Seller elects to proceed under this Section 5.7 with respect to an Environmental Defect, the following matters shall be determined pursuant to this Section 5.7: (a) the existence and scope of an Environmental Defect, and (b) the Environmental Defect Value. The Parties agree to attempt to initially resolve all disputes through good faith negotiations. If the Parties cannot resolve disputes regarding items (a) or (b) within thirty (30) days after the Defect Notice Date, either Party may submit the dispute to an environmental consultant or other professional approved in writing by Seller and Buyer that is experienced in environmental corrective action at oil and gas properties in the relevant jurisdiction and that shall not have performed professional services for either Party or any of their respective Affiliates during the previous five years (the “Environmental Expert”). The Environmental Expert shall render its decision within twenty (20) business days after submission of the matters in dispute, which decision shall be final and binding upon both Parties, without right of appeal. In making his or her determination, the Environmental Expert shall be bound by the rules set forth in this Article 5 and may consider such other matters as in the opinion of the Environmental Expert are necessary or helpful to make a proper determination. The Environmental Expert shall conduct the dispute resolution proceeding by written submissions from Buyer and Seller with exhibits, supplemented with appearances by Buyer and Seller, if necessary, as the Environmental Expert may deem necessary. The Environmental Expert shall act as an expert for the limited purpose of determining the disputed Environmental Defect matters submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter. Seller and Buyer shall each bear its own legal fees and other costs of presenting its case to the Environmental Expert. Each Party shall bear one-half of the costs and expenses of the Environmental Expert.

5.8    Exclusive Remedies. Except for any remedies that may be available under this Agreement for breach of the representations and warranties set forth in Section 6.18, the right of Buyer to reduce the Purchase Price to reflect one or more Environmental Defect Adjustments pursuant to this Article 5 or terminate this Agreement pursuant to Section 11.1(f) shall be the exclusive right and remedy of Buyer with respect to environmental matters with respect to the Assets.

ARTICLE 6
SELLER'S REPRESENTATIONS AND WARRANTIES

Each Seller makes the following representations and warranties as of Closing and as of the date hereof except where otherwise indicated. The term “Knowledge,” with respect to Seller, means the actual knowledge of Seller's representatives listed on Schedule 6.1(a) hereto, and with respect to Buyer, means the actual knowledge of Buyer's representatives listed on Schedule 6.1(b) hereto. Except for the representations and warranties contained in Section 6.20, the representations and warranties contained in this Article 6 do not include any matters with respect to Environmental Laws, such matters being addressed exclusively in Article 5.
6.1    Organization and Standing. PDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to carry on its business in the State of Colorado. Each Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of West Virginia.

6.2    Power. Such Seller has all requisite corporate power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of Closing, violate, or be in conflict with, any material provision of such Seller's governing documents, any material agreement or instrument to which such Seller is a party or by which such Seller or the Assets may be bound, or any material laws applicable to any Seller or any of the Assets.

6.3    Authorization and Enforceability. This Agreement constitutes such Seller's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and conveyance and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

6.4    Liability for Brokers' Fees. Such Seller has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the Transaction for which Buyer shall have any responsibility.

6.5    Litigation.

(a)Except as set forth on Schedule 6.5(a), there are no actions, suits, proceedings, notices of violation or claims pending or, to the Knowledge of Seller, threatened, that would impair such Seller's ability to consummate the Transaction or to retain the liabilities to be retained by Seller under this Agreement.

(b)There are no material actions, suits, proceedings, notice of violation or claim pending or, to the Knowledge of Seller, threatened, against such Seller or any of the Assets, in any court or by or before any Governmental Entity involving the ownership or operation of the Assets; nor is such Seller in default under any order, writ, injunction, or decree of any court or Governmental Entity.

6.6Compliance with Law. To Seller's Knowledge, the Assets have been operated in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders. Such Seller has not received any written notice of a violation of any statute, law, ordinance, regulation, rule or order of any Governmental Entity, or any judgment, decree or order of any court, applicable to the Assets.

6.7Status and Operation of Assets. Except as described on Schedule 6.7 (“Capital Expenditures”), (i) such Seller has incurred no expenses, and has made no commitments to make expenditures in connection with the ownership or operation of the Assets after the Effective Time (other than with respect to routine operations performed in the ordinary course of operating the existing Wells), which expenditures are, individually, estimated to cost one hundred fifty thousand dollars ($150,000) or more, net to Seller's interest, and (ii) no contractual obligations, proposals or authorities for expenditures are currently outstanding (whether made by Seller or by any other party) to drill additional wells, or to deepen, plug back, rework any Well, or to conduct other operations on the Assets for which consent is required under the applicable operating agreement, to abandon any Well, or to conduct any other operation on the Assets for which the estimated cost exceeds one hundred fifty thousand dollars ($150,000), net to Seller's interest.

6.8    Taxes. All material Taxes pertaining to the Assets that are required to have been paid have been duly and properly paid. All Tax Returns required to be filed with respect to the Assets have been duly filed, and each such Tax Return is true, correct and complete in all material respects. There are no liens on any of the Assets attributable to Taxes other than statutory liens for Taxes that have not become due and payable. There are no ongoing suits or proceedings, or any claims, investigations, audits, or inquiries that are ongoing or, to Seller's Knowledge, pending or threatened against such Seller in respect of Taxes that could reasonably be expected to result in a lien on any of the Assets or a liability incurred by Buyer. None of the Assets is treated as held by a partnership for purposes of Subchapter A of Chapter 1 of Subtitle A of the Code, other than by a Partnership. Each Partnership is a partnership for federal income Tax purposes.
6.9    Imbalance Volumes. There are no gas imbalances other than those listed in Schedule 6.9 (i) which are with gatherers, processors, or transporters, or with co-tenants or working interest owners in a well, unit, or field (ii) which are associated with the Assets and (iii) where such Seller has received a quantity of gas prior to the Effective Time for which Buyer will have a duty after the Effective Time to deliver an equivalent quantity of gas or pay a sum of money.

6.10    Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Seller's Knowledge, threatened in writing against PDC or any of the Assets held by PDC.

6.11    Leases and Easements. To Seller's Knowledge, each of the Leases and the Easements is in full force and effect. There exist no defaults with respect to any of its material obligations under any Lease or, subject to the limitations set forth in Section 4.2(d)(3), any Easement by such Seller or, to Seller's Knowledge, by any other person that is a party to such Lease or Easement. Such Seller has received no written notice of termination of any of the Leases or Easements. To Seller's Knowledge no adverse claims have been asserted with respect to the ownership of the Easements covering the gathering system located on and providing service to the NECO Properties.

6.12    Material Agreements.

(a)Except for the Leases, Exhibit C sets forth all material Contracts related to the ownership and operation of the Assets that are of the type described below (collectively, the “Material Agreements”):

(1)any Contract that can reasonably be expected to result in aggregate payments by Seller of more than fifty thousand dollars ($50,000) during the current or any subsequent fiscal year or two hundred fifty thousand dollars ($250,000) in the aggregate over the term of such Contract (in each case, based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(2)any Contract that can reasonably be expected to result in aggregate revenues to Seller of more than fifty thousand dollars ($50,000) during the current or any subsequent fiscal year or two hundred fifty thousand dollars ($250,000) in the aggregate over the term of such Contract (in each case, based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(3)any Hydrocarbon purchase and sale, transportation, processing or similar Contract that is not terminable without penalty on sixty (60) days or less notice;

(4)any futures, swap, collar, put, call cap, options, hedge, forward sale or other derivative Contract that comprise the Hedging Transactions;

(5)any material partnership or joint venture agreement, other than the partnership agreements with respect to the Partnerships;

(6)any joint operating agreement, executed pending purchase agreement, farmin or farmout agreement, exploration agreement or participation agreement to which Seller is a party and under which Seller is currently operating or performing;

(7)any Contract involving a minimum throughput, minimum delivery or minimum volume;

(8)any Contract that is an indenture, mortgage, loan, credit or sale-leaseback, guaranty of any obligation, bonds, letters of credit or similar financial Contract;

(9)any Contract that constitutes a lease under which Seller is the lessor or the lessee of real, immovable, personal or movable property which lease (A) cannot be terminated by Seller without penalty upon sixty (60) days or less notice and (B) involves an annual base rental of more than fifty thousand dollars ($50,000);

(10)all employment, bonus, severance, change in control, retention, incentive, equity or other compensation-related agreements with, or applicable to, any Business Employee; and

(11)any Contract with any Affiliate of Seller that will be binding on Buyer after Closing and will not be terminable by Buyer within thirty (30) days or less notice other than joint operating agreements.

(b)There exist no material defaults under the Material Agreements by Seller or, to Seller's Knowledge, by any other person that is a party to such Material Agreements.

6.13    Hydrocarbon Sales Contracts. Except for the Hydrocarbon sales contracts listed on Exhibit C and any such rights provided for in any of the Material Agreements, no Hydrocarbons are subject to a sales contract (other than division orders or spot sales agreements terminable on no more than thirty (30) days notice) and, to Seller's Knowledge, no person has any call upon, option to purchase or similar rights with respect to any amounts of production from the Assets.

6.14    Areas of Mutual Interest. Except as disclosed in any of the Material Agreements, no material Asset is subject to (or has related to it) any area of mutual interest agreement.

6.15    Production Payments. Except for the imbalance volumes and the contracts and arrangements listed in Schedule 6.9 and Exhibit C, such Seller is not obligated, by virtue of a production payment, prepayment arrangement under any contract for the sale of Hydrocarbons and containing a “take or pay”, advance payment or similar provision, gas balancing agreement or any other arrangement to deliver any material amounts of Hydrocarbons without then or thereafter receiving full payment therefor, or to make payment for any material amounts of Hydrocarbons already produced and sold.

6.16    Surface Access. Other than the Easements described in Exhibit C, there are no surface use or access agreements currently in force and effect that would materially interfere with oil and gas operations on the Leases as currently conducted.

6.17    Insurance. Such Seller maintains, and through the Closing Date will maintain, with respect to the Assets and the Business Employees, the insurance coverage in amounts and on terms such Seller reasonably believes to be appropriate and customary in the circumstances.

6.18Offsite Disposal. Except for de minimus quantities generated in the ordinary course of Seller's business, Seller has not arranged for disposal of any “hazardous substances” as that term is defined under CERCLA, at sites off of or otherwise not connected to the Assets; provided that this representation does not include any such materials that may have migrated from or beneath the Assets through soil, groundwater or other media.

6.19    Bond, Letters of Credit, Guarantees. Schedule 6.19 is a complete and accurate list of all bonds, letters of credit and guarantees posted or entered into by Seller or its Affiliates in connection with the ownership or operation of the Assets.

6.20    Environmental. Except as set forth in Schedule 6.20, to Seller's Knowledge:

(a)No material notice of violation of or non-compliance with any Environmental Laws issued by a Governmental Entity with respect to the Assets remains unresolved or is still outstanding;

(b)There is no material written claim by any third party pending before any Governmental Entity alleging that the Assets are in violation of, out of compliance with, or subject to an unfulfilled Remediation obligation pursuant to, Environmental Laws;

(c)The ownership and operation of the Assets have been conducted in compliance in all material respects with all applicable Environmental Laws, including all reporting requirements thereunder; and

(d)Such Seller possesses and is in substantial compliance with all material permits required under any Environmental Law for the operation of the Assets.

6.21    Labor; Benefits.

(a)No Business Employee is subject to a collective bargaining agreement or represented by a labor union. The Assets are not bound by, or subject to, the terms of any collective bargaining agreement or any other contract, obligation or understanding with any labor union. To Seller's Knowledge, no labor union is seeking to represent any Business Employees and no labor organization campaign is pending or has been threatened.

(b)All bonuses, wages, payments, commissions and other compensation due and payable as of the Closing to each Business Employee of Seller who has provided services with respect to the Assets have been, or will be, paid in full upon Closing.

6.22    Plugging and Abandonment. Except as set forth on Schedule 6.22, to Seller's Knowledge, there are not any Wells or other equipment located on the Assets that (a) Seller is currently obligated by any applicable laws or contract to currently plug, dismantle and/or abandon; or (b) have been plugged, dismantled or abandoned in a manner that does not comply in all material respects with applicable laws.

6.23    Permits. Except as set forth on Schedule 6.23, such Seller possesses all material licenses, permits, certificates, orders, approvals and other authorizations required to be obtained from a Governmental Entity in order to own and operate the Assets as presently owned and operated. Such Seller has received no written notice from a Governmental Entity of any uncured material violation under any such authorization.

6.24    Fair Value; Arms-Length Transaction. The consideration to be received by each Seller (as evidenced by the sum of the Allocated Values assigned in Schedule 2.2 to the portion of the Assets owned by such Seller, as adjusted as provided herein) represents a fair market valuation for such portion of the Assets, and this Agreement is the product of good faith, arms-length negotiations between Seller, on the one hand, and Buyer and Caerus Operating on the other.

6.25    Executive Participation Rights. No current or former executive officer, employee or director of Seller has any unrecorded right, interest or claim in or to any of the Assets (or any right to participate in future wells drilled on any of the Leases or Lands) other than the working interest in the wellbores of certain of the Wells as described on Schedule 8.1(k).

6.26    Joint Ventures.

(a)Each of Kanco Gathering and KB Gathering is a joint venture or general partnership duly formed and validly existing under the laws of the State of Colorado. Seller has delivered to Buyer true and complete copies of the joint venture agreements and any other governing documents of each of Kanco Gathering and KB Gathering, each as amended to date and presently in effect, and each of the foregoing agreements is in full force and effect. Kanco Gathering and KB Gathering have all respective partnership or joint venture power and authority to own their respective properties and assets and to carry on their respective businesses as currently conducted.

(b)PDC owns fifty percent (50%) of the outstanding ownership interests in Kanco Gathering (the “Kanco Interests”) and fifty percent (50%) of the outstanding ownership interests in KB Gathering (the “KB Interests”), in each case free and clear of all material liens, charges or other encumbrances, except (i) for restrictions on transfer that may be imposed by state or federal securities laws and (ii) as exist in connection with the Contracts. Subject to obtaining the consents and waivers of preferential purchase rights required in connection with the Contracts, Seller will have the organizational power, authority and legal capacity to sell, transfer, assign and deliver the Kanco Interests and the KB Interests as provided in this Agreement, and upon the execution and delivery of the documentation contemplated in Section 12.3(k), PDC will transfer valid title to the Kanco Interests and the KB Interests to Buyer at the Closing free and clear of all material liens, charges and other encumbrances. Each of the Kanco Interests and the KB Interests have been duly authorized and are validly issued and were not issued in violation of, and are not subject to, any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any person other than as set forth on Schedule 4.5(b).

(c)Neither Kanco Gathering nor KB Gathering (i) is a party to any material contracts other than the Contracts listed on Exhibit C and relating to the NECO Gathering Systems, and (ii) has any material liabilities other than those that have arisen in the ordinary course of its business in connection with the ownership and operation of the Contracts listed on Exhibit C and relating to the NECO Gathering Systems. There exist no material defaults under the Contracts by Kanco Gathering or KB Gathering, as applicable.

(d)To Seller's Knowledge, the NECO Gathering Systems have been operated in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders. No Seller has received any written notice of a violation of any statute, law, ordinance, regulation, rule or order of any Governmental Entity, or any judgment, decree or order of any court, applicable to the NECO Gathering Systems.

6.27    No Other Representations or Warranties; Disclosed Materials. Except for the representations and warranties contained in this Agreement (as qualified by the Schedules) and the documents assigning the

Assets, Seller makes no other (and Buyer acknowledges that it is not relying upon any) express or implied representation or warranty with respect to Seller, the Assets or the Transaction, and Seller disclaims any other representations or warranties not contained in this Agreement, whether made by Seller, any Affiliate of Seller, or any of their respective officers, directors, managers, partners, employees or agents. Except for the representations and warranties contained in this Agreement (as qualified by the Schedules), the disclosure of any matter or item in the Schedules shall not be deemed to constitute an acknowledgement that any such matter would or would reasonably be expected to be material or result in a material adverse effect on the Assets.

ARTICLE 7
BUYER'S REPRESENTATIONS AND WARRANTIES

Each Buyer makes the following representations and warranties as of Closing and as of the date hereof:
7.1    Organization and Standing. Caerus Operating is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to carry on its business in the State of Colorado, and each of Caerus Piceance and Caerus Washco is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado.

7.2    Power. Such Buyer has all requisite power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of Closing, violate, or be in conflict with, any material provision of such Buyer's governing documents, or any material provision of any agreement or instrument to which such Buyer is a party or by which it is bound, or, any judgment, decree, order, statute, rule or regulation applicable to such Buyer.

7.3    Authorization and Enforceability. This Agreement constitutes such Buyer's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

7.4    Liability for Brokers' Fees. Such Buyer has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the Transaction for which Seller shall have any responsibility whatsoever.

7.5    Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, or Governmental Entity pending or, to such Buyer's Knowledge, threatened against it before any Governmental Entity that impedes or is likely to impede its ability to consummate the Transaction and to assume the liabilities to be assumed by it under this Agreement.

7.6    Financial Resources. Such Buyer shall have as of Closing, sufficient funds with which to pay the Closing Amount and consummate the Transaction and, following Closing, such Buyer will have sufficient funds to pay any adjustments to the Purchase Price and meet its other payment obligations under this Agreement.

7.7    Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer's Knowledge, threatened in writing against Buyer or any of its Affiliates.

7.8    Buyer's Evaluation.

(a)Review. Such Buyer is experienced and knowledgeable in the oil and gas business and is aware of its risks. Such Buyer acknowledges that Seller has not made any representations or warranties as to the Assets, including the Records, except as otherwise expressly provided herein and that such Buyer may not rely on any of Seller's estimates with respect to reserves, the value of the Assets, projections as to future events or other internal analyses, forward looking statements, or any other information other than as set forth in Seller's representations and warranties herein.

(b)Independent Evaluation. In entering into this Agreement, such Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of this Transaction including its own estimate and appraisal of the extent and value of the Hydrocarbon reserves of the Assets.

ARTICLE 8
COVENANTS AND AGREEMENTS

8.1Covenants and Agreements of Seller. Seller covenants and agrees with Buyer as follows:

(a)Operations Prior to Closing. Except as otherwise consented to in writing by Buyer, which consent shall not be unreasonably withheld or delayed, or provided in this Agreement, from the Effective Time to the Closing, Seller will operate the Assets in a good and workmanlike manner consistent with past practices. From the date of execution of this Agreement to the Closing Date, Seller shall pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with such operations. Seller will notify Buyer and obtain Buyer's consent, which shall not be unreasonably withheld or delayed, to capital expenditures anticipated to cost in excess of one hundred fifty thousand dollars ($150,000) per operation, net to Seller's interest, conducted on the Assets, exclusive of the Capital Expenditures listed on Schedule 6.7.

(b)Restriction on Operations. Except for the matters set forth on Schedule 8.1(b) and subject to Section 8.1(a), unless Seller obtains the prior written consent of Buyer to act otherwise (which shall not be unreasonably withheld or delayed other than with respect to clause (iii)), Seller will not (i) abandon any part of the Assets (except in the ordinary course of business or the abandonment of leases upon the expiration of their respective primary terms), (ii) except for the Capital Expenditures listed on Schedule 6.7, approve any operations on the Assets anticipated in any instance to cost more than one hundred fifty thousand dollars ($150,000) per operation, net to Seller's interest (excepting emergency operations required under presently existing contractual obligations, and operations undertaken to avoid a monetary penalty or forfeiture provision of any applicable agreement or order all of which shall be deemed to be approved, provided that Seller immediately notifies Buyer of any emergency operation or operation to avoid monetary penalty or forfeiture excepted herein), (iii) encumber, convey or dispose of any part of the Assets (other than replacement of equipment or sale of Hydrocarbons produced from the Assets in the regular course of business), (iv) enter into any farmout or farmin affecting the Assets, (v) enter into or modify any pooled units or spacing units affecting the Assets, (vi) consent to letting lapse any insurance now in force with respect to the Assets, or (vii) materially modify, or terminate prior to its stated expiration, any Material Agreement.

(c)Marketing. Unless Seller obtains the prior written consent of Buyer (which shall not be unreasonably withheld or delayed) to act otherwise, Seller will not alter any existing marketing contracts currently in existence, or enter into any new marketing contracts or agreements providing for the sale of Hydrocarbons for a term in excess of one month.

(d)Consents. For the purposes of obtaining the written consents required in Sections 8.1(a) through (c), Buyer designates the following contact person: Matthew A. Wurtzbacher, President and Chief Operating Officer. Such consents may be obtained in writing by overnight courier or given by .pdf or facsimile transmission.

(e)Status. Seller shall use all commercially reasonable efforts to assure that as of the Closing Date, Seller will not be under any material legal or contractual restriction that would prohibit or delay the timely consummation of the Transaction.

(f)Notices of Claims. Seller shall promptly notify Buyer, if, between the date of execution of this Agreement and the Closing Date, Seller receives written notice of any claim, suit, action or other proceeding affecting the Assets or written notice of any default under the Leases or any Material Agreement.

(g)Compliance with Laws. During the period from the date of execution of this Agreement to the Closing Date, Seller shall cause the Assets to be operated in compliance in all material respects with all applicable statutes, ordinances, rules, regulations, orders and other legal requirements.

(h)Suspense Accounts. Prior to Closing, Seller shall prepare a schedule setting forth the following information: (i) all proceeds of production attributable to the Assets held by Seller in suspense, (ii) the reason such proceeds are being held in suspense, and (ii) if known, the name or names of the persons claiming such proceeds. Buyer agrees to indemnify Seller against any claim relating to the failure to pay such funds after Closing.

(i)Non-Negotiation. During the period from the execution of this Agreement to the Closing Date (or earlier termination of this Agreement), Seller shall not, and Seller shall direct its Affiliates controlled by it and each of Seller's and such Affiliates' respective directors, officers, employees, representatives, advisors, brokers or agents not to, directly or indirectly, (i) negotiate, undertake, authorize, recommend, propose or enter into, either as the purchase or disposition of any material or significant amount of the Assets other than the transactions contemplated by this Agreement (an “Acquisition Transaction”), (ii) solicit or initiate negotiations or submissions of proposals or offers in respect to any Acquisition Transaction, or (iii) furnish or cause to be furnished, to any person, any information concerning the business, ownership or operation of Assets in connection with any Acquisition Transaction. Seller further agrees to notify Buyer if any person makes a proposal to Seller or any of its Affiliates or its or their respective directors, officers, employees, representatives, advisors, brokers or agents in respect of an Acquisition Transaction.

(j)Business Employees. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall not (i) unless otherwise required by law, or in the ordinary course of business consistent with past practice, change the job responsibilities or title of, or increase the salary, wages, bonuses or other compensation or level of benefits payable or potentially payable to, any Business Employee, (ii) terminate the employment of any Business Employee other than for cause or in the ordinary course of business consistent with past practice, (iii) hire any individual who, if employed on the date hereof, would qualify as a Business Employee or (iv) grant any new severance, termination, retention or change in control benefits to, or enter into any new, or amend any existing, employment, bonus, severance, change in control, retention, incentive, equity or other compensation-related agreement with, any Business Employee; provided, however, that nothing in this Section 8.1(j) shall prevent Seller from granting any pay increase, paying any compensation, or granting any equity awards, as a result of Seller's performance reviews for the 2012 calendar year, so long as such pay increase, payment, or grant is made in the ordinary course of business and consistent with past practice.

(k)Working Interests of Prior Executives. Notwithstanding the provisions of Section 8.1(b), prior to Closing Seller shall execute assignments of the working interests in certain Wells owned by prior executive officers of Seller, all as described on Schedule 8.1(k), and cause the same to be filed of record.

8.2    Covenants and Agreements of Buyer. Caerus Operating and Buyer covenant and agree with Seller as follows:

(a)Status. Caerus Operating and Buyer shall use all commercially reasonable efforts to assure that as of the Closing Date they will not be under any material legal or contractual restriction that would prohibit or delay the timely consummation of the Transaction.

(b)Confidentiality. Upon Closing, the Confidentiality Agreement dated January 10, 2013, between PDC and Caerus Piceance shall terminate. All information obtained from Seller in connection with the Transaction whether before or after the execution of this Agreement (“Information”) is deemed by the Parties to be confidential and proprietary to Seller. Caerus Operating and Buyer shall take reasonable steps to ensure that Buyer's employees, consultants and agents comply with the provisions of this Section 8.2(b). Until completion of the Closing, except as required by law, Caerus Operating, Buyer and their respective officers, agents and representatives will hold in strict confidence the terms of this Agreement and all Information, subject to such exceptions as are contained in the Confidentiality Agreement. Upon Closing, any obligation of confidentiality under this Section 8.2(b) shall terminate.

(c)Successor Operator. Seller is designated as operator of certain Assets pursuant to joint operating agreements with third parties. Buyer acknowledges that such third parties may not agree to allow Buyer to succeed Seller as operator under such joint operating agreements or may otherwise exercise other rights they may have that would preclude Buyer from succeeding Seller as operator. Buyer specifically acknowledges and agrees that Seller has made no representation or guarantee that Buyer will succeed Seller as operator under any joint operating agreement; provided that Seller shall use commercially reasonably efforts, if requested by Buyer, to support Buyer's succession of Seller as operator as to any of the Assets currently operated by Seller, subject to the provisions of any applicable joint operating agreement.

(d)Bonds, Letters of Credit and Guarantees. Buyer acknowledges that none of the bonds, letters of credit and guarantees, if any, posted by Seller or its Affiliates with Governmental Entities or third parties and relating to the Assets are transferable to Buyer. Except to the extent that Buyer will, as of Closing, be covered by the bonds of the operators of the applicable Assets, then on or before the Closing Date, Buyer shall obtain, or cause to be obtained in the name of Buyer, replacements for such bonds, letters of credit and guarantees, to the extent such replacements are necessary to permit the cancellation as of Closing of the bonds, letters of credit and guarantees posted by Seller and/or its Affiliates.

8.3    Employee Matters.

(a)As soon as administratively practicable (but in no event later than ten (10) business days) following the date hereof, Seller shall provide Buyer with a list of full time and part time employees (hourly and salaried) of Seller whose primary employment is related to the Assets (“Business Employees”). Such list shall include the following information with respect to each Business Employee: (i) employing entity; (ii) job title; (iii) original hire date (and service date, if different); (iv) status as exempt or non-exempt under the Fair Labor Standards Act; (v) current annualized base salary (or hourly base rate of pay) and other compensation (including bonus(es), profit-sharing and other compensation) paid in 2012 or paid or reasonably expected to be paid in 2013; (vi) leave status (including nature and expected duration); (vii) visa status (if applicable); and (viii) details of any outstanding loans or advances made by Seller to such Business Employees. From and after the date of this Agreement, Seller shall update such list on and through the Closing Date to reflect any new hires or departures of Business Employees. Prior to the Closing Date, Buyer or one of its Affiliates shall make an offer of employment to each Business Employee, with each such offer to be (i) contingent upon the occurrence of the Closing, (ii) subject to satisfaction of Buyer's or its applicable Affiliate's pre-hire requirements and screening processes, (iii) at the same base salary or base hourly wage as was provided to such Business Employees immediately prior to the Closing and with substantially the same benefits and annual bonus opportunities made available to similarly situated employees of Buyer; and (iv) effective as of the time immediately following the Closing (or such later time as any Business Employee who is on any leave of absence or short or long term disability commences active employment with Buyer or one of its Affiliates (provided that such commencement of active employment occurs not later than (x) 90 days following the Closing Date or (y) such later time as may be required by applicable law)). Seller shall assist Buyer and its Affiliates, as applicable, in communicating with the Business Employees regarding potential employment with Buyer or one of its Affiliates. Seller shall not interfere with any such employment offers or discourage any Business Employee from accepting employment with Buyer or one of its Affiliates.

(b)For purposes of this Agreement, a “New Employee” is a Business Employee who accepts an offer of employment made pursuant to Section 8.3(a), satisfies the applicable pre-hire requirements and screening processes and actually becomes employed by Buyer or one of its Affiliates in accordance with such offer. The date of a New Employee's commencement of active employment with Buyer or one of its Affiliates is referred to herein as such New Employee's “Hire Date.”

(c)With respect to each New Employee and effective as of the time immediately prior to such New Employee's Hire Date, Seller shall (i) terminate the employment of such New Employee and (ii) waive and release any confidentiality, non-competition, non-disclosure and similar agreements between Seller and such New Employee that would restrict or encumber such New Employee's ability to perform any of his or her duties as an employee of Buyer or one of its Affiliates.

(d)Buyer or one of its Affiliates shall take such actions as are necessary to provide each New Employee with credit for the years of service with Seller for purposes of eligibility, vesting, and entitlement to benefits (and for benefit accruals solely with respect to vacation, sick leave, and severance), under all employee benefit plans and all vacation, sick leave, severance, and other compensation plans, policies, agreements and arrangements maintained by Buyer or any of its Affiliates in which such New Employee participates on or after the Closing Date in the same manner as if such service had been service for Buyer or one of its Affiliates completed after the Closing; provided, however, that no prior service credit shall be provided (i) for purposes of any equity-based or other incentive compensation plans or arrangements or (ii) if such credit would result in a duplication of benefits for the same period of service.

(e)Buyer or one of its Affiliates shall take such actions as are necessary to offer medical and dental coverage to New Employees and their spouses and dependents under the group health plan made available to employees of Buyer and its Affiliates (the “Buyer Group Health Plan”). Buyer or one of its Affiliates shall use commercially reasonable efforts to cause the Buyer Group Health Plan, and applicable insurance carriers, third party administrators and any other third parties, to waive any waiting period(s) under the Buyer Group Health Plan otherwise applicable to such New Employees and all limitations as to pre-existing medical conditions under the Buyer Group Health Plan applicable to New Employees who have been continuously covered under a group health plan for the 12-month period immediately preceding their Hire Date. Buyer or one of its Affiliates shall take such actions as are necessary to provide continuation coverage to New Employees and their qualified beneficiaries who incur qualifying events after the Closing Date in accordance with the applicable requirements of Section 4980B of the Code or any state analog (collectively “COBRA”). Seller shall provide COBRA continuation coverage to all other individuals who are M & A qualified beneficiaries (within the meaning assigned to such term under Q&A-4 of Treasury regulation section 54.4980B-9) with respect to the transactions contemplated by this Agreement for the duration of the period to which such individuals are entitled to such coverage. Seller shall take any and all necessary actions to ensure that Buyer and its Affiliates are not required to provide such continuation coverage to any such individual at any time.

(f)With respect to each New Employee, Buyer or one of its Affiliates shall take such actions as are necessary to cause New Employees to participate in any incentive bonus programs in which similarly situated employees of Buyer or its applicable Affiliate that employs such New Employee participate.

(g)With respect to events following the Closing, Buyer or one of its Affiliates shall be responsible for sending, if applicable, timely and appropriate notices to all New Employees required under the Worker Adjustment and Retraining Notification Act (“WARN”) and all other similar, applicable laws relating to plant or facility closings or otherwise regulating the termination of employees. To the extent that any liability is incurred under any such laws to a New Employee based on Buyer's actions after the Closing, Buyer or one of its Affiliates shall be solely and exclusively responsible for all obligations and liabilities incurred under WARN and other such similar, applicable laws to such New Employee.

(h)Seller shall make available to Buyer records which provide information regarding New Employees' positions and dates of hire by Seller and that contain such information as is necessary for Buyer and its Affiliates to meet their obligations under this Section 8.3. Without limiting the foregoing sentence, to the extent permitted by applicable law, Seller shall, as soon as practicable following the date hereof, provide Buyer and its Affiliates with all employee benefit plan participation information and other related access and data as may be reasonably required by Buyer and its Affiliates to implement the provisions of this Section 8.3 and Seller shall use commercially reasonable efforts to enable Buyer and its Affiliates to solicit benefit plan elections from the New Employees sufficiently in advance of each New Employee's Hire Date to permit the implementation of such elections as of such New Employee's Hire Date.

(i)Following the Closing, to the extent permitted by applicable law, Buyer shall use commercially reasonable efforts to cause to be accepted by the trustee of a tax qualified retirement plan maintained by Buyer or one of its Affiliates in which a New Employee is eligible to participate (the “Buyer Retirement Plan”) a “direct rollover” pursuant to Section 401(a)(31) of the Code of all or a portion of any eligible rollover distribution (within the meaning of Section 402(c) of the Code) of such New Employee's account balance (including participant loans) under the The PDC Energy, Inc. 401(k) & Profit Sharing

Plan (the “Seller Retirement Plan”), provided that Seller (i) provides to Buyer such information as is satisfactory to Buyer to assure itself that the Seller Retirement Plan satisfies the qualification requirements of Section 401(a) of the Code and (ii) causes the Seller Retirement Plan to provide to Buyer or one of its Affiliates the promissory notes and other loan documentation, if any, of the New Employees who have elected such a direct rollover. The Buyer Retirement Plan shall accept the direct rollover of electing New Employees' benefits in cash and, if applicable, promissory notes that are not accelerated from the Seller Retirement Plan; provided that any such direct rollover shall be subject to the terms and conditions of the Buyer Retirement Plan in effect from time to time applicable to rollover contributions and participant loans. Seller represents, covenants and agrees with respect to the Seller Retirement Plan, and Buyer represents, covenants and agrees with respect to the Buyer Retirement Plan, that, as of each date of a rollover described in this Section 8.3(i), the Seller Retirement Plan or the Buyer Retirement Plan, as applicable, is intended to satisfy the requirements of Sections 401(a), (k), and (m) of the Code.

(j)Each Party agrees that, for a period of twelve (12) months following Closing, it will not (and will cause its Affiliates not to), in any manner, directly or indirectly, solicit any person who is an employee of the other Party or any Affiliate of such other Party (other than any Business Employee) to terminate his or her employment with such other Party or any of its Affiliates or apply for or accept employment with the soliciting Party, any of its Affiliates or any other business entity. Notwithstanding the foregoing, it shall not constitute a violation of this Section 8.3 for a Party or any of its Affiliates to (A) make a general solicitation for employment or other services through any form of media or any third party recruiting firm not specifically directed to the employees, agents or consultants of the other Party or any of its Affiliates and hire any person that responds to the same, or (B) solicit or hire any person who has ceased to be employed by the other Party or any of its Affiliates prior to commencement of employment discussions between the soliciting or hiring Party or any of its Affiliates and such person.

(k)The provisions of this Section 8.3 are solely for the benefit of the Parties and nothing in this Section 8.3, express or implied, shall confer upon any Business Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 8.3, express or implied, shall be (i) deemed an amendment of any employee benefit plan providing benefits to any Business Employee, or (ii) construed to prevent Buyer or any of its Affiliates from terminating or modifying to any extent or in any respect any employee benefit plan that Buyer or any of its Affiliates may establish or maintain.

8.4    Covenants and Agreements of the Parties.

(a)Communication Between the Parties Regarding Breach. If Buyer develops information during its Due Diligence Review that leads Buyer to believe that Seller has breached a representation or warranty under this Agreement, Buyer shall inform Seller in writing of such potential breach as soon as practicable, but in any event, at or prior to Closing. If any Party believes the other Party has breached any term of this Agreement, the Party who believes the breach has occurred shall promptly give written notice to the breaching Party of the nature of the breach.

(b)Announcements. Prior to the Closing Date, Seller and Buyer shall consult with each other with regard to all press releases and other announcements concerning this Agreement or the Transaction, allowing a reasonable period of time for comment by the other Party; provided, however, that the foregoing shall not prevent either Party from timely complying with any applicable securities laws or stock exchange rules. Except as provided above, prior to the Closing Date, neither Party shall be named in any press release or announcement of the other Party without such Party's prior written consent, which shall not be unreasonably withheld or delayed.

(c)Casualty Loss. Prior to Closing, if a portion of the Assets is destroyed by fire or other casualty or if a portion of the Assets is taken or threatened to be taken in condemnation or under the right of eminent domain (“Casualty Loss”), and the resulting loss from such Casualty Loss exceeds two hundred thousand dollars ($200,000) based on the Allocated Value of the affected Assets, then the following shall occur. Prior to Closing, Seller, at its sole option and expense, may elect to cure a Casualty Loss with respect to affected personal property by replacing any such personal property with personal property of similar grade or utility that is reasonably acceptable to Buyer. If prior to Closing the Casualty Loss is cured to Buyer's reasonable satisfaction, Buyer shall purchase the affected Asset at Closing for the Allocated Value thereof and Seller shall be entitled to all insurance proceeds with respect thereto. If a Casualty Loss is not cured to Buyer's reasonable satisfaction prior to Closing, then Buyer may (i) decline to purchase such Asset, in which event the Purchase Price shall be reduced by the Allocated Value of such Asset; or (ii) elect to purchase such Asset, in which event the Purchase Price shall be reduced by the estimated cost to repair such Asset (with equipment of similar grade or utility that is reasonably acceptable to Buyer) up to the Allocated Value thereof (the reduction being the “Net Casualty Loss”).

(d)Written Instructions. PDC and Caerus Operating covenant and agree that when a Party becomes entitled to any distribution from the Escrow Account, PDC and Caerus Operating shall within five (5) business days execute and deliver to the Escrow Agent joint written instructions setting forth the amounts to be paid to such Party, if any, from the Escrow Account in accordance with this Agreement.

(e)Records. Seller shall make the Records available for pick-up by Buyer at Closing to the extent possible, but in any event, within sixty (60) days after Closing. Seller may retain copies of the Records and Seller shall have the right to review and copy the Records during standard business hours upon reasonable notice for so long as Buyer retains the Records. Buyer agrees that the Records will be maintained in compliance with all applicable laws governing document retention. Seller shall be entitled to keep a copy or copies of all Records; provided, however, that Seller shall not sell or otherwise allow third parties to review, copy or otherwise use (for any purpose) any Records retained by Seller for their own account.

(f)Transfer of Hedging Transactions.  At Closing, Seller shall transfer to, or novate in favor of, Caerus Operating, the hedging transactions listed on Schedule 8.4(f) which cover a portion of production from the Assets (the “Hedging Transactions”).  Whether or not the Closing occurs, Caerus Operating shall pay and be responsible for any out-of-pocket costs and expenses incurred by Seller related to transferring to, or novating in favor of, Caerus Operating the Hedging Transactions, and, to the extent not provided for in the Final Settlement Statement, shall make any required payments to Seller within ten (10) business days after receipt of an invoice with respect thereto. From and after the date hereof through the Closing, the Parties will cooperate and take all reasonable actions necessary to obtain any consents required for the novation or transfer of the Hedging Transactions to Caerus Operating at Closing.

(g)Garden Gulch. At or prior to the Closing and to the extent requested by the successor operator to the Garden Gulch Road, PDC, as the sole member and manager of Garden Gulch, LLC, a Colorado limited liability company (“Garden Gulch”), shall transfer the limited liability company membership interests in Garden Gulch or cause Garden Gulch to transfer any and all contracts or agreements of Garden Gulch relating to operation and maintenance of the Garden Gulch Road to such successor operator.

(h)Further Assurances. From time to time after Closing, Seller, Caerus Operating and Buyer shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of the Transaction, including assurances that Seller and Buyer are financially capable of performing any indemnification required hereunder.

ARTICLE 9
TAX MATTERS

9.1    Definitions. For the purposes of this Agreement:

(a)“Income Taxes” means all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including state franchise Taxes and any capital gains, alternative minimum Taxes, net worth and any Taxes on items of Tax preference, but not including sales, use, severance, production, goods and services, real or personal property transfer or other similar Taxes), (ii) multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above, or (iii) withholding Taxes measured with reference to or as a substitute for any Tax described in clauses (i) or (ii) above, and (iv) and any penalties, additions to Tax, and interest levied or assessed with respect to a Tax described in (i), (ii), or (iii) above;

(b)“Production Taxes” shall mean all Severance Taxes and Property Taxes;

(c)“Property Taxes” shall mean all ad valorem, real property, personal property, and all other similar Taxes, and any penalties, additions to such Taxes and interest levied or assessed thereon, assessed against the Assets or based upon or measured by the ownership of the Assets, but not including Income Taxes, Severance Taxes and Transfer Taxes;

(d)“Severance Taxes” shall mean all extraction, production, excise, net proceeds, severance, windfall profit and all other similar Taxes, and any penalties, additions to such Taxes and interest levied or assessed thereon, with respect to the Assets that are based upon or measured by the production of Hydrocarbons or the receipt of proceeds therefrom, but not including Property Taxes, Income Taxes, and Transfer Taxes;

(e)“Taxes” means (a) any taxes, assessments, fees and unclaimed property and escheat obligations, imposed by any Governmental Entity, including net income, gross income, profits, gross receipts, net receipts, capital gains, net worth, doing business, license, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock, stock, stamp, document, filing, recording, registration, authorization, franchise, excise, withholding, social security (or similar), fuel, excess profits, windfall profit, severance, extraction, production, net proceeds, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability, (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above, and (c) any transferee liability in respect of Taxes described in clauses (a) and (b) above or payable by reason of assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise; and

(f)“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and

(g)“Transfer Taxes” means any sales, use, excise, stock, stamp, document, filing, recording, registration, authorization and similar Taxes, fees and charges, and any penalties, additions to Tax, and interest levied or assessed thereon, but not including Production Taxes or Income Taxes, that are imposed with respect to the Transaction.

9.2    Apportionment of Property Taxes.

(a)Property Taxes that are based on or measured by the production of Hydrocarbons (“Oil and Gas Property Taxes”) shall be deemed attributable to the period during which the production giving rise to the Property Taxes occurs, and liability therefor allocated to Seller for pre-Effective Time Oil and Gas Property Taxes and to Buyer for post-Effective Time Oil and Gas Property Taxes. For the purpose of calculating the Closing Amount under Section 2.3 and the Final Purchase Price under Section 13.1, Oil and Gas Property Taxes determined by 2011 and 2012 production (and payable in 2013 and 2014, respectively) shall be estimated based on the then-current mill levies and the production occurring prior to the Effective Date with the resulting Purchase Price adjustment under Section 13.1 to be considered full and final settlement of all such Oil and Gas Property Taxes without regard to the actual Tax rates or assessments; provided that, if the actual amounts of such production and mill levies are not known at the time of the Closing, the amounts shall be re-estimated based on the best information available at the time of the Final Settlement Statement, and such estimated amounts shall thereupon become full and final settlement of such Oil and Gas Property Taxes (the “Settled Oil and Gas Property Taxes”) for purposes of this Agreement.

(b)Property Taxes other than those described in clause (a) (“Other Property Taxes”) shall be deemed attributable to the period during which ownership of the applicable Assets gives rise to liability for such Other Property Taxes, and liability therefor allocated to Seller for all periods ending prior to the Effective Time and to Buyer for all periods beginning on or after the Effective Time. For the avoidance of doubt, Kansas ad valorem Taxes with respect to the Assets shall be treated as an Other Property Tax. To the extent the actual amount of an Other Property Tax that is attributable to a period ending prior to the Effective Time (but not due and payable prior to the Closing) is not determinable at the time an adjustment to the Purchase Price is to be made with respect to such Other Property Tax pursuant to Section 2.3 and/or Section 13.1, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Other Property Tax for purposes of such adjustment, and the amount of such Other Property Tax used for purposes of Section 13.1 shall be considered full and final settlement of such Other Property Tax without regard to the actual Tax rates or assessments (the “Settled Other Property Taxes,” and together with the Settled Oil and Gas Property Taxes, the “Settled Property Taxes”).

(c)Buyer shall be entitled to all rights to any refunds of (i) Property Taxes allocable to Buyer pursuant to this Section 9.2 regardless of when received, and (ii) Settled Property Taxes. Seller shall be entitled to all rights to any refunds of Property Taxes allocated to Seller pursuant to this Section 9.2 other than refunds of Settled Property Taxes. After Closing, Buyer shall timely file or cause to be filed all Tax Returns for Property Taxes required to be filed after the Closing and shall timely pay or cause to be paid to the taxing authorities all Property Taxes that become due and payable after the Closing. Any penalty, addition to Tax, or interest levied or assessed with respect to any Property Tax shall be allocated to, and shall be payable by, the Party to which the Tax to which such penalty, addition to Tax or interest relates is allocated, regardless of when such penalty, addition to Tax, or interest is levied or assessed;

provided, however, that the liability for any penalty, addition to Tax, or interest levied or assessed with respect to any failure of Buyer to comply with the previous sentence shall be allocated to, and shall be payable by, Buyer.

9.3    Apportionment of Severance Taxes. Severance Taxes shall be deemed attributable to the period during which the production of the Hydrocarbons with respect to such Severance Taxes occurred, and liability therefor shall be allocated to Seller for pre-Effective Time Severance Taxes and to Buyer for post-Effective Time Severance Taxes. For the purpose of calculating the Closing Amount under Section 2.3 and the Final Purchase Price under Section 13.1, Severance Taxes for which the actual liability amount is not known as of such time shall be estimated based on current Colorado or Kansas Severance Tax rates, as applicable, with the resulting Purchase Price adjustment under Section 13.1 to be considered full and final settlement of all such Taxes without regard to the actual Tax rates or assessments; provided that, if the actual amounts of the applicable Severance Tax rates are not known at the time of the Closing, the amounts shall be re-estimated based on the best information available at the time of the Final Closing Statement, and such estimated amounts shall thereupon become full and final settlement of such Severance Taxes (the “Settled Severance Taxes,” and together with the Settled Property Taxes, the “Settled Production Taxes”) for purposes of this Agreement. Buyer shall be entitled to all rights to any refunds of (i) Severance Taxes allocable to Buyer pursuant to this Section 9.3 regardless of when received, and (ii) Settled Severance Taxes. Seller shall be entitled to all rights to any refunds of Severance Taxes allocated to Seller pursuant to this Section 9.3 other than refunds of Settled Severance Taxes. After Closing, Buyer shall timely file or cause to be filed all Tax Returns for Severance Taxes required to be filed after the Closing and shall timely pay or cause to be paid to the taxing authorities all Severance Taxes that become due and payable after the Closing. Any penalty, addition to Tax, or interest levied or assessed with respect to any Severance Tax shall be allocated to, and shall be payable by, the Party to which the Tax to which such penalty, addition to Tax or interest relates is allocated, regardless of when such penalty, addition to Tax, or interest is levied or assessed; provided, however, that the liability for any penalty, addition to Tax, or interest levied or assessed with respect to any failure of Buyer to comply with the previous sentence shall be allocated to, and shall be payable by, Buyer.

9.4    Transfer Taxes. Notwithstanding anything to the contrary herein, the Purchase Price excludes, and Buyer shall be liable for, any Transfer Taxes required to be paid in connection with the sale of the Assets pursuant to this Agreement. Buyer shall timely file or cause to be filed all required reports and returns for, related to, or incident to such Transfer Taxes and shall timely pay or cause to be paid to the taxing authorities all Transfer Taxes. Any penalties, additions to Tax, or interest levied or assessed with respect to any failure of Buyer to comply with the previous sentence shall be allocated to, and shall be payable by, Buyer.

9.5    Section 1031 Exchange. If either Party hereto elects (the “Electing Party”) to accomplish the Transaction in a manner that will comply, either in whole or in part, with the requirements of a like-kind exchange pursuant to Section 1031 of the Code (a “Like-Kind Exchange”), the Electing Party shall so notify the other Party hereto in writing, and such other Party hereto (the “Cooperating Party”) agrees to cooperate, as set forth below, with the Electing Party in complying with the requirements under Section 1031 of the Code to effect a Like-Kind Exchange.  In the event of such an election, the Electing Party agrees to indemnify, defend and hold the Cooperating Party harmless from and against any and all claims, demands, causes of action, liabilities, costs and expenses, including reasonable attorneys' fees and costs of litigation, that the Cooperating Party may suffer or incur by reason of such cooperation or Like-Kind Exchange.  Buyer and Seller expressly reserve the right to assign their rights, but not their obligations, hereunder to a Qualified Intermediary as provided in IRC Reg. 1.1031(k)-1(g)(4) or an Exchange Accommodation Titleholder as provided in Rev. Proc. 2000-37, 2000-2 C.B. 308 on or before the Closing.  The Cooperating Party agrees to cooperate, but at no cost, expense or risk to the Cooperating Party, and take any actions reasonably requested by the Electing Party, to cause the Transaction, in whole or in part, to be consummated as and to qualify as a Like-Kind Exchange, including (a) permitting this Agreement to be assigned to a Qualified Intermediary or Exchange Accommodation Titleholder and (b) conveying the Assets to, or at the direction of, the Qualified Intermediary or Exchange Accommodation Titleholder.  In no event, however, shall (i) any Like-Kind Exchange extend, delay or otherwise adversely affect the Closing, (ii) the Cooperating Party be required to take title to any other property in connection with such Like-Kind Exchange, or (iii) any of the foregoing release any Party from, or modify, any of the Parties' respective liabilities and obligations (including indemnity obligations to each other) under this Agreement.

9.6    Post-Closing Tax Matters. After the Closing, each of Buyer and Seller shall:

(a)reasonably cooperate and assist the other (i) in preparing any Tax Returns relating to the Assets or the Transaction, and (ii) in qualifying for any exemption or reduction in Tax that may be available;
(b)reasonably cooperate in preparing for any audits, examinations or other tax proceedings by, or disputes with, taxing authorities regarding any Tax relating to the Assets or the Transaction;
(c)make available to the other, and to any taxing authority as reasonably requested, any information, records, and documents relating to a Tax incurred or imposed in connection with the Assets or the Transaction;

(d)provide timely notice to the other in writing of any pending or threatened Tax audit, examination, or assessment that could reasonably be expected to affect the other's Tax liability under applicable law or this Agreement (a “Tax Controversy”), and to promptly furnish the other with copies of all correspondence with respect to any Tax Controversy; and

(e)allow the other to participate, at its own expense, in any Tax Controversy, and not settle any Tax Controversy without the prior written consent of the other, which may not be unreasonably withheld, conditioned or delayed.

ARTICLE 10
CONDITIONS PRECEDENT TO CLOSING

10.1    Seller's Conditions. The obligations of Seller at the Closing are subject, at the option of Seller, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a)All representations and warranties of Buyer contained in this Agreement are true and correct in all material respects (provided, however, that any such representation or warranty of the Buyer contained in Article 7 that is qualified by a materiality standard shall not be further qualified by materiality for purposes of this Section 10.1(a)) at and as of the Closing Date in accordance with their terms as if such representations and warranties were remade at and as of the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date); provided, however, that the foregoing condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties has had or would be reasonably likely to have a material adverse effect on the Assets; and Caerus Operating and Buyer have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Caerus Operating or Buyer or jointly by Buyer and Seller at or prior to the Closing in all material respects and Buyer shall deliver a certificate to Seller confirming the foregoing; and

(b)No order has been entered by any Governmental Entity having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at Closing.

(c)Buyer shall have delivered (or be ready, willing and able to immediately deliver) to Seller duly executed counterparts of the Assignment and Bill of Sale, Assignment and Assumption Agreement and all other documents and certificates to be delivered by Buyer or Caerus Operating under Section 12.3 and shall have performed (or be ready, willing and able to immediately perform) the other obligations required to be performed by it under Section 12.3 (including delivery of the Closing Amount).

(d)The aggregate reduction to the Purchase Price (including for adjustments due to Title Defects, Environmental Defects, Net Casualty Losses, Required Consents and preferential rights), but excluding adjustments related to Hedging Transactions as set forth in Section 2.3(c)(5) or the Williams Agreement as set forth in Section 2.3(d)(9), does not exceed the Defect Threshold.

(e)All Required Consents set forth in Schedule 4.5(a)(iii) have been obtained.

(f)No bankruptcy, reorganization or receivership proceeding is pending against Buyer or Caerus Operating.

10.2    Buyer's Conditions. The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a)All representations and warranties of Seller contained in this Agreement are true and correct in all material respects (provided, however, that any such representation or warranty of the Seller contained in Article 6 that is qualified by a materiality standard shall not be further qualified by materiality for purposes of this Section 10.2(a)) at and as of the Closing Date in accordance with their terms as if such representations were remade at and as of the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date); provided that the foregoing condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties has had or would be reasonably likely to have a material adverse effect on the Assets; and Seller has performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Seller or jointly by Buyer or Seller at or prior to the Closing in all material respects and Seller shall deliver a certificate to Buyer confirming the foregoing.

(b)No order has been entered by any Governmental Entity having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at the time of Closing.

(c)Seller shall have delivered (or be ready, willing and able to immediately deliver) to Buyer duly executed counterparts of the Assignment and Bill of Sale, Assignment and Assumption Agreement and all other documents and certificates to be delivered by Seller under Section 12.3 and shall have performed (or be ready, willing and able to immediately perform) the other obligations required to be performed by it under Section 12.3.

(d)The aggregate reduction to the Purchase Price (including for adjustments due to Title Defects, Environmental Defects, Net Casualty Losses, Required Consents and preferential rights), but excluding adjustments related to Hedging Transactions as set forth in Section 2.3(c)(5) or the Williams Agreement as set forth in Section 2.3(d)(9), does not exceed the Defect Threshold.

(e)All Required Consents set forth in Schedule 4.5(a)(iii) have been obtained.

(f)No bankruptcy, reorganization or receivership proceeding is pending against PDC or any Partnership.

ARTICLE 11
RIGHT OF TERMINATION

11.1    Termination. This Agreement may be terminated in accordance with the following provisions:

(a)by mutual consent of Seller and Buyer;

(b)by Seller, if Seller's conditions set forth in Section 10.1(a), 10.1(b) and 10.1(f) are not satisfied or are not capable of satisfaction at such time through no fault of Seller, or are not waived by Seller, as of the Closing Date;

(c)by Buyer, if Buyer's conditions set forth in Section 10.2(a), 10.2(b) and 10.2(f) are not satisfied or are not capable of satisfaction at such time through no fault of Buyer, or are not waived by Buyer, as of the Closing Date;

(d)by Seller, if, through no fault of Seller, the Closing does not occur on or before March 29, 2013 (except due to failure to obtain any Required Consent set forth on Schedule 4.5(a)(iii));

(e)by Buyer, if, through no fault of Buyer, the Closing does not occur on or before March 29, 2013 (except due to failure to obtain any Required Consent set forth on Schedule 4.5(a)(iii));

(f)by Buyer or Seller, in the event that the aggregate reduction to the Purchase Price (including for adjustments due to Title Defects, Environmental Defects, Net Casualty Losses, Required Consents and preferential rights), but excluding adjustments related to Hedging Transactions as set forth in Section 2.3(c)(5) or the Williams Agreement as set forth in Section 2.3(d)(9), exceeds twenty percent (20%) of the Initial Purchase Price (the “Defect Threshold); or

(g)by Buyer or Seller, in the event that any Required Consent set forth on Schedule 4.5(a)(iii) is not obtained on or prior to May 31, 2013.

If Buyer or Seller terminates this Agreement pursuant to this Section 11.1 and asserts that a breach of this Agreement has occurred, the notice of termination shall include a statement describing the nature of the alleged breach together with supporting documentation. If the Closing has not occurred on or prior to August 31, 2013, then this Agreement shall terminate automatically.
11.2    Effects of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no further force or effect (except for the provisions of Section 3.4, Section 6.4, Section 7.4, Section 8.4(b) or Section 14.7 of this Agreement and this Article 11 and Article 13 which shall continue in full force and effect).

11.3    Liabilities Upon Termination.

(a)Buyer's Default. If Closing does not occur because (i) Seller terminates this Agreement pursuant to Section 11.1(b) based upon Buyer's or Caerus Operating's wrongful failure to tender performance at Closing or Buyer's or Caerus Operating's breach of this Agreement prior to Closing, and all of the conditions to Closing under Section 10.1 (other than the condition set forth in Section 10.1(d) and conditions to be satisfied at Closing) have been satisfied or waived, or (ii) Seller terminates this Agreement pursuant to Section 11.1(d) and at the time of such assertion of termination Buyer has no existing right to assert termination under Section 11.1(c), 11.1(e) or 11.1(f), and in each case, Seller is ready to close, then Seller shall be entitled to receive the Deposit and any interest accrued thereon (and Caerus Operating and PDC agree to issue a join instruction to the Escrow Agent requesting such payment) as its sole and exclusive remedy and as full and final settlement of all liabilities associated with Buyer's breach of this Agreement or obligation to purchase the Assets. Under the foregoing sentence, Buyer's failure to close shall not be considered wrongful if (1) Buyer's conditions under Section 10.2 (other than the condition set forth in Section 10.2(d) and conditions to be satisfied at Closing) are not satisfied through no fault of Buyer and are not waived, or (2) Buyer has the right to terminate or has terminated this Agreement as of right under Section 11.1.

(b)Seller's Default; Other Termination. The only circumstances by which Seller may make a claim for retention of the Deposit are set forth in Section 11.3(a) above and Buyer shall be entitled to receive the Deposit and all earned interest, if any, thereon (and Caerus Operating and PDC agree to issue a join instruction to the Escrow Agent requesting such payment) immediately after the determination that the Closing will not occur for any other reason. Additionally, subject to the conditions and limitations set forth in this Agreement, including those set forth in Section 15.11, Buyer shall be entitled to seek all remedies available to it at law in the event Buyer terminates this Agreement pursuant to Section 11.1(c) based upon Seller's willful or intentional breach of this Agreement prior to Closing, and all of the conditions to Closing under Section 10.2 (other than the condition set forth in Section 10.2(d) and conditions to be satisfied at Closing) have been satisfied or waived.

ARTICLE 12
CLOSING

12.1    Date of Closing. The “Closing” of the Transaction shall be held on March 15, 2013, or such other date as the Parties may agree. The date the Closing actually occurs is called the “Closing Date.” If Closing does not occur on March 15, 2013, the Parties shall make a good faith effort to determine a mutually acceptable alternative Closing Date.

12.2    Place of Closing. The Closing shall be held at the offices of Seller or Seller's counsel at 9:00 a.m., Mountain Time or at such other time and place as Buyer and Seller may agree in writing.

12.3    Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)Seller and Buyer shall execute, acknowledge and deliver to Buyer (i) an Assignment, Bill of Sale and Conveyance of Assets effective as of the Effective Time substantially in the form of Exhibit D with a special warranty of title by, through and under Seller but not otherwise and with no warranties, express or implied, as to the personal property, fixtures or condition of the Assets which are conveyed “as is, where is”; (ii) a Quitclaim Deed of the Water Rights as of the Effective Time substantially in the form of Exhibit J with no warranty of title or other warranties, express or implied; (iii) such other assignments, bills of sale, or deeds necessary to transfer the Assets to Buyer including federal and state forms of assignment; and (iv) an Assignment and Assumption Agreement in the form attached as Exhibit E under which Seller assigns and Buyer assumes Seller's interest in the contracts included in the Assets in accordance with the terms of this Agreement;

(b)Seller and Buyer shall deliver the certificates required in Sections 10.2(a) and 10.1(a), respectively.

(c)Seller and Buyer shall execute and deliver the Preliminary Settlement Statement in accordance with Section 2.3;

(d)Buyer shall cause the Closing Amount to be paid by wire transfers of immediately available funds to each of PDC and each of the Partnerships in the amounts and to the accounts designated by Seller in writing and, if required by any provision of this Agreement, to the Escrow Account;

(e)Seller shall execute, acknowledge and deliver transfer orders or letters in lieu thereof notifying all purchasers of production of the change in ownership of the Assets and directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Assets;

(f)Seller shall execute and deliver to Buyer all required change of operator forms and notices;

(g)PDC and each Partnership shall execute and deliver to Buyer a certificate of non-foreign status in the form of Exhibit G, and PDC and each Partnership that is not otherwise exempt from withholding pursuant to Colo. Rev. Stat. § 39-22-604.5 shall execute and deliver to Buyer a Colorado Form DR 1083 certifying that Seller is not subject to withholding pursuant to Colo. Rev. Stat. § 39-22-604.5;

(h)Seller and Buyer shall execute and deliver a Transition Services Agreement in the form attached as Exhibit H under which Seller agrees to provide to Buyer certain services relating to the Assets for a period following the Closing not to exceed three months;

(i)Seller shall deliver, or cause to be delivered, recordable forms of releases for any pledge, mortgage, financing statement, fixture filing or security agreement filed in connection with Seller's senior credit facility or any of Seller's other indebtedness for borrowed money (other than capital leases or purchase money security interest transactions) and affecting the Assets;

(j)Seller shall deliver to Buyer copies of all Required Consents that have been obtained as of Closing;

(k)PDC and Buyer shall execute and deliver the necessary transfer documents and agreements evidencing PDC's assignment to Buyer, and Buyer's assumption from PDC, of each of the Kanco Interests and the KB Interests; and

(l)Seller, Caerus Operating and Buyer shall take such other actions and deliver such other documents as are contemplated by this Agreement.

12.4    Non-Foreign Status. If on or prior to the Closing Date, PDC and each Partnership has provided Buyer with a certificate of non-foreign status described in Section 12.3(g), and Buyer is otherwise permitted to rely on such certificates under Treasury Regulations § 1.1445-2, Buyer shall not withhold any amount under Section 1445 of the Code. If on or prior to the Closing Date, if PDC and each Partnership has provided Buyer with the Colorado Form DR 1083 described in Section 12.3(g) or otherwise has established to Buyer's reasonable satisfaction an exemption from withholding pursuant to Colo. Rev. Stat. § 39-22-604.5, Buyer shall not withhold any amount under Colo. Rev. Stat. § 39-22-604.5.

ARTICLE 13
POST-CLOSING ADJUSTMENTS

13.1    Final Settlement Statement. As soon as practicable after the Closing, but in no event later than one hundred twenty (120) days after Closing, Seller, with the assistance of Buyer's staff and with access to such records as necessary, will cause to be prepared and delivered to Buyer, in accordance with customary industry accounting practices, the final settlement statement (the “Final Settlement Statement”) setting forth each adjustment to the Purchase Price in final form in accordance with Section 2.3 and showing the calculation of such adjustments and the resulting final purchase price (the “Final Purchase Price”). Seller shall, at Buyer's request, supply reasonable documentation available to support any credit, charge, receipt or other item. Seller shall afford Buyer and its representatives the opportunity to review such statement and the supporting schedules, analyses, work papers, and other underlying records or documentation as are reasonably necessary and appropriate in Buyer's review of such statement. Each Party shall cooperate fully and promptly with the other and their respective representatives in such examination with respect to all reasonable requests related thereto. As soon as reasonably practicable but not later than sixty (60) days following receipt of Seller's statement hereunder, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to such statement. Seller and Buyer shall undertake to agree on the Final Settlement Statement no later than thirty (30) days after receipt of Buyer's written report containing recommended changes (the “Final Settlement Date”). Unless the Parties are unable to reach agreement on the Final Settlement Statement on or before the Final Settlement Date, then on or prior to the Final Settlement Date, (x) Buyer shall pay to Seller the amount by which the Final Purchase Price exceeds the Closing Amount or (y) Seller shall pay to Buyer the amount by which the Closing Amount exceeds the Final Purchase Price, as applicable (in either case, the “Final Adjustment”).

13.2    Dispute Mechanism. In the event that Seller and Buyer cannot reach agreement by the Final Settlement Date, either Party may refer the remaining matters in dispute to EKS&H LLLP or a regionally-recognized independent accounting firm as may be mutually accepted by Buyer and Seller, for review and final determination (the “Agreed Accounting Firm”). If issues are submitted to the Agreed Accounting Firm for resolution, Seller and Buyer shall each enter into a customary engagement letter with the Agreed Accounting Firm at the time the issues remaining in dispute are submitted to the Agreed Accounting Firm. The Agreed Accounting Firm will be directed to (i) review the statement setting forth Seller's calculation of the Final Purchase Price and the records relating thereto only with respect to items identified by Buyer in its written report containing changes to such statement that remain disputed immediately following the Final Settlement Date and (ii) determine the final adjustments. Each Party shall furnish the Agreed Accounting Firm such work papers and other records and information relating to the objections in dispute as the Agreed Accounting Firm may reasonably request and that are available to such Party or its Affiliates (and such Parties' independent public accountants). The Parties will, and will cause their representatives to, cooperate and assist in the conduct of any review by the Agreed Accounting Firm, including making available books, records and, as available, personnel as reasonably required. The Agreed Accounting Firm shall conduct the arbitration proceedings in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 13.2. The Agreed Accounting Firm's determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on both Parties, without right of appeal and such decision shall constitute an arbitral award upon which a judgment may be entered by a court having jurisdiction thereof.

In determining the proper amount of any adjustment to the Final Purchase Price, the Agreed Accounting Firm shall not increase the Final Purchase Price more than the increase proposed by Seller nor decrease the Final Asset Value more than the decrease proposed by Buyer, as applicable, and may not award damages or penalties to either Party with respect to any matter. Seller and Buyer shall each bear its own legal fees and other costs of presenting its case. Each Party shall bear one-half of the costs and expenses of the accounting firm. Within ten (10) business days after the date on which the Parties or the Agreed Accounting Firm, as applicable, finally determines the disputed matters, (x) Buyer shall pay to Seller the amount by which the Final Purchase Price exceeds the Closing Amount or (y) Seller shall pay to Buyer the amount by which the Closing Amount exceeds the Final Purchase Price, as applicable. Any post-Closing payment pursuant to this Section 13.2 shall bear interest from (but not including) the Closing Date to (and including) the date both Buyer and Seller have executed the Final Settlement Statement. The Parties acknowledge that it is not the intent of this Agreement that either Party be deprived of material amounts of revenue or be burdened by material amounts of expense until the Final Adjustment pursuant to Section 13.1. If at any time after Closing either Party is owed material revenues or material expense reimbursement, which revenues and expense reimbursement owed shall be netted against revenues and expenses due the other Party, it may request payment from the other Party, not more frequently than monthly, and such Party shall make payment of any undisputed amounts within a commercially reasonable period of time.

13.3    Payments. All payments made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds to the account of Seller as may be specified by Seller in writing. All payments made or to be made hereunder to Buyer shall be by electronic transfer of immediately available funds to a bank and account specified by Buyer in writing to Seller. Upon execution of the Final Settlement Statement by the Parties and the payment of the Final Adjustment by one Party to the other, neither Party shall have any further obligation for any additional adjustments to the Purchase Price under Section 2.3 or other payment on account of the Assets other than pursuant to Article 14.

ARTICLE 14
ASSUMPTION AND RETENTION OF OBLIGATIONS AND INDEMNIFICATION;
DISCLAIMERS

14.1    Survival of Warranties, Representations and Covenants. The representations and warranties contained in Section 4.2(a) shall terminate on the Defect Notice Date; the representations and warranties contained in Section 4.2(b) and Section 6.20 shall terminate on the Closing Date; and the representations and warranties contained in Sections 6.1 through 6.4, and Sections 7.1 through 7.4 shall survive indefinitely, subject to applicable statutes of limitation. The representations and warranties set forth in Section 6.8 shall survive until the date that is sixty (60) days after the expiration of the applicable statutes of limitations. Each applicable survival period may be referred to herein as a “Survival Period”. All other representations and warranties contained in the Agreement shall terminate on the date that is six months following the Closing Date. Except as otherwise provided in this Section 14.1, the covenants, indemnities and agreements contained in the Agreement shall survive the Closing and continue in accordance with their respective terms.

14.2    Buyer's Assumption of Liabilities and Obligations. Upon Closing, Buyer shall assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations (“Obligations”), relating to the (a) ownership and operation of the Assets after the Effective Time including the owning, developing, exploring, operating or maintaining the Assets or the producing, transporting and marketing of Hydrocarbons from the Assets including the payment of Property Expenses; (b) the obligation to plug and abandon all Wells located on the Lands and reclaim all well sites located on the Lands; (c) the Buyer's Environmental Liabilities; (d) all Obligations (other than plugging and abandonment obligations and Environmental Liabilities) accruing or relating to the ownership or operation of the Assets before the Effective

Time for which Claims have not been asserted pursuant to Section 14.4 before the date that is six (6) months following the Closing Date; and (e) all Obligations under the Williams Agreement without any further adjustment to the Purchase Price other than that set forth in Section 2.3(d)(9) (collectively, the “Assumed Liabilities”); provided, however, Buyer does not assume any Obligations attributable to the Assets to the extent that such Obligations are:

(a)attributable to or arise out of the ownership, use or operation of the Excluded Assets;

(b)attributable to any (i) Income Taxes imposed by any applicable law on Seller, such Seller's direct or indirect owners or affiliates or any consolidated, combined or unitary group of which such Seller is or was a member; (ii) any Production Taxes (other than Settled Production Taxes) allocable to Seller pursuant to Sections 9.2 or 9.3; and (iii) any Taxes (other than Income Taxes and Production Taxes) attributable to the ownership or operation of the Assets prior to the Effective Time, except to the extent such Taxes resulted in a downward adjustment in the final determination of the Final Purchase Price (such Obligations included in this clause (b), collectively, “Seller Taxes”); or

(c)attributable to, associated with or related to, or that arise out of or in connection with, (x) any employee benefit or compensation plan, program or arrangement sponsored, maintained or contributed to (or required to be contributed to) at any time on or prior to the Closing by Seller or any entity, trade or business that is or was a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(l) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that includes Seller or that is a member of the same “controlled group” as Seller pursuant to Section 4001(a)(14) of ERISA, or (y) facts or circumstances occurring on or prior to the Closing arising from or relating to the employment or engagement of any Business Employee (including any New Employee) or other current or former employee or individual contractor who provides or has provided services with respect to the Assets, including all Obligations arising from or relating to any act, omission or practice arising from or relating to an employment or consulting relationship, (the Obligations described in clauses (x) and (y) of this Section 14.2(c) are collectively referred to herein as the “Retained Employee Liabilities”).

14.3    Indemnification. “Losses” shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines); excluding however any special, consequential, punitive or exemplary damages, diminution of value of an Asset, loss of profits incurred by a Party hereto or Loss incurred as a result of the Indemnified Party indemnifying a third party.

After the Closing, Buyer and PDC shall indemnify each other as follows:
(a)PDC's Indemnification of Buyer. PDC assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless Buyer, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) all Obligations relating to the ownership or operation of the Assets prior to the Effective Time, other than the Buyer's Environmental Liabilities and other than as forth in clause (ii), for which Claims have been asserted pursuant to Section 14.4 before the date that is six (6) months following the Closing Date, (ii) any act or omission by Seller involving or relating to the Excluded Assets, (iii) any breach by Seller of any of Seller's representations or warranties contained in Article 6 subject to the respective Survival Period set forth in Section 14.1, (iv) any breach by Seller of its covenants and agreements contained in this Agreement, (v) any of the matters set forth on Schedule 14.3(a), (vi) any Seller Taxes, (vii) other the Buyer's Environmental Liabilities, any claims for bodily injury, illness or death or third party property damage prior to the Effective Time and arising out of, incident to or in connection with the ownership or operation of the Assets by Seller prior to the Effective Time, (viii) any claim relating to Seller's failure to properly calculate and pay royalties, overriding royalties or similar leasehold burdens with respect to the Assets prior to the Effective Time, or (ix) any Retained Employee Liabilities.

(b)Buyer's Indemnification of Seller. Caerus Operating and Buyer assume all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless Seller, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) the Assumed Liabilities, (ii) any breach by Buyer of any of Buyer's representations or warranties contained in Article 7 that survive Closing for the respective Survival Period set forth in Section 14.1, or (iii) any breach by Caerus Operating or Buyer of its covenants and agreements contained in this Agreement; provided however, that the indemnification obligations of Caerus Operating (but not those of Buyer) provided for in this Section 14.3(b) shall terminate on the second anniversary of the Closing Date.

(c)Limitations on PDC's Indemnity. Notwithstanding anything to the contrary set forth herein (other than the third sentence of this Section 14.3(c)), PDC shall have no liability for indemnification hereunder in connection with the breach of any representation or warranty pursuant to Section 14.3(a)(iii) until (i) the individual amount of any Loss exceeds fifty thousand dollars ($50,000) and (ii) the total of all Losses with respect to such matters exceeds three and one-quarter percent (3.25%) of the Initial Purchase Price and then only for the amount by which such Losses exceeds three and one-quarter percent (3.25%) of the Initial Purchase Price. PDC shall not have any liability for indemnification hereunder in connection with the breach of any representations or warranties pursuant to Section 14.3(a)(iii) in excess of twenty percent (20%) of the Initial Purchase Price in the aggregate. Notwithstanding the foregoing, any obligation of PDC to indemnify any Buyer Indemnified Party for breach of the representations and warranties set forth in Sections 6.8, 6.18 and 6.25 shall not be subject to the limitations set forth in the two preceding sentences; provided further that the individual threshold for any Loss of fifty thousand dollars ($50,000) shall apply with respect to any breach of the representations and warranties in Section 6.18. From and after the Closing, indemnification under this Section 14.3 shall be the sole and exclusive remedy available to any Party hereto against any other Party hereto for any claims arising out of or based upon the matters set forth in this Agreement and the Transaction, and no Party shall seek relief against any other Party to this Agreement other than through indemnification provided in this Section 14.3, subject to the limitations provided for in this Section 14.3(c). Notwithstanding anything to the contrary set forth herein, the Losses for which a Party is obligated to indemnify or entitled to indemnity under Section 14.3(a)(iii) or Section 14.3(b)(ii) (including the determination of the existence of any breach for indemnification purposes) shall be calculated by excluding and without giving effect to any qualifiers as to materiality or material adverse effect set forth in any representation or warranty.

14.4    Procedure. The indemnifications contained in Section 14.3 shall be implemented as follows:

(a)Claim Notice. The Party seeking indemnification under the terms of this Agreement (“Indemnified Party”) shall submit a written notice (a “Claim Notice”) to the other Party (“Indemnifying Party”) which, to be effective, must be delivered prior to the end of the Survival Period and must state: (i) to the extent reasonably possible the amount of each payment claimed by an Indemnified Party to be owing, (ii) to the extent reasonably possible the basis for such claim, with supporting documentation, and (iii) a list identifying to the extent reasonably possible each separate item of Loss for which payment is so claimed. The amount claimed shall be paid by the Indemnifying Party to the extent required herein within thirty (30) days after receipt of the Claim Notice, or after the amount of such payment has been finally established as provided in Section 14.4(c), whichever last occurs.

(b)Information. Within thirty (30) days after the Indemnified Party receives notice of a claim or legal action by a third party that may result in a Loss for which indemnification may be sought under this Article 14 (a “Claim”), the Indemnified Party shall give written notice of such Claim to the Indemnifying Party. If the Indemnifying Party or its counsel so requests, the Indemnified Party shall furnish the Indemnifying Party with copies of all pleadings and other information with respect to such Claim. At the election of the Indemnifying Party, which must be made within sixty (60) days after receipt of such notice and not thereafter, the Indemnified Party shall permit the Indemnifying Party to assume control of such Claim (to the extent only that such Claim, legal action or other matter relates to a Loss for which the Indemnifying Party is liable), including the determination of all appropriate actions, the negotiation of settlements on behalf of the Indemnified Party, and the conduct of litigation through attorneys of the Indemnifying Party's choice; provided, however, that no such settlement can result in any liability or cost to the Indemnified Party for which it is entitled to be indemnified hereunder without its prior written consent. If the Indemnifying Party elects to assume control, (i) all reasonable expenses incurred by the Indemnified Party in connection with the investigation or defense of the Claim, legal action or other matter prior to the time the Indemnifying Party assumes control shall be reimbursed and paid by the Indemnifying Party, (ii) any expenses incurred by the Indemnified Party thereafter for investigation or defense of the matter shall be borne by the Indemnified Party except for reasonable expenses incurred in connection with providing information or assistance to the Indemnifying Party as required by subsection (iii), and (iii) the Indemnified Party shall give all reasonable information and assistance, other than pecuniary, that the Indemnifying Party shall deem necessary to the proper defense of such Claim, legal action, or other matter but shall be reimbursed and paid for such expenses as provided for in subsection (ii). Before such election is made or in the absence of such an election, the Indemnified Party shall use its best efforts to defend any claim, legal action or other matter and shall be reimbursed and paid by the Indemnifying Party for all reasonable expenses incurred in such defense. Before such election is made or in the absence of such election, the Indemnified Party may settle any Claim, legal action or other matter for which notice has been provided as required by Section 14.4(a), but only with the consent of the Indemnifying Party, which consent may not be unreasonably withheld. If such a Claim requires immediate action, both the Indemnified Party and the Indemnifying Party will cooperate in good faith to take appropriate action so as not to jeopardize defense of such Claim or either Party's position with respect to such Claim.

(c)Dispute. If the existence of a valid Claim or amount to be paid by an Indemnifying Party is in dispute, the Parties agree to submit determination of the existence of a valid Claim or the amount to be paid pursuant to the Claim Notice to binding arbitration pursuant to the provisions of Section 15.10 except as otherwise provided in this Section 14.4. Any payment due pursuant to the arbitration shall be made within fifteen (15) days of the arbitrators' decision.

14.5    No Insurance; Subrogation. The indemnifications provided in this Article 14 shall not be construed as a form of insurance. Buyer and Seller hereby waive for themselves, their successors or assigns, including any insurers, any rights to subrogation for Losses for which each of them is respectively liable or against which each respectively indemnifies the other, and, if required by applicable policies, Buyer and Seller shall obtain waiver of such subrogation from its respective insurers.

14.6    Reductions in Losses. Each Indemnified Party shall use commercially reasonable efforts to mitigate any Losses, including by maintaining insurance coverage with respect to the Assets and making claims relating to the Assets thereunder. The amount of any Losses for which an Indemnified Party is entitled to indemnity under this Article 14 shall be reduced by the amount of insurance proceeds realized by such Indemnified Party or its Affiliates with respect to such Losses.

14.7    Reservation as to Non-Parties. Nothing herein is intended to limit or otherwise waive any recourse Buyer or Seller may have against any non-party for any obligations or liabilities that may be incurred with respect to the Assets.

14.8    Release. AT THE CLOSING BUYER HEREBY RELEASES, REMISES AND FOREVER DISCHARGES THE SELLER INDEMNIFIED PARTIES FROM ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, WHETHER NOW EXISTING OR ARISING IN THE FUTURE, CONTINGENT OR OTHERWISE, WHICH BUYER MIGHT NOW OR SUBSEQUENTLY MAY HAVE AGAINST THE SELLER INDEMNIFIED PARTIES, RELATING DIRECTLY OR INDIRECTLY TO THE CLAIMS ARISING OUT OF OR INCIDENT TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, INCLUDING RIGHTS TO CONTRIBUTION UNDER CERCLA, EXCLUDING ANY SELLER INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

14.9    Disclaimers.

(a)EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 6, AND SELLER'S SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT EXECUTED AND DELIVERED TO BUYER AT CLOSING, (I) THE ASSETS ARE BEING CONVEYED BY SELLER TO BUYER WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, AND THE PARTIES HEREBY EXPRESSLY DISCLAIM, WAIVE AND RELEASE ANY EXPRESS WARRANTY OF MERCHANTABILITY, CONDITION OR SAFETY AND ANY EXPRESSED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; BUYER ACCEPTS THE ASSETS, “AS IS, WHERE IS, WITH ALL FAULTS, WITHOUT RECOURSE;” AND ALL DESCRIPTIONS OF THE WELLS, EQUIPMENT, FACILITIES, PERSONAL PROPERTY, FIXTURES AND STRUCTURES HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY SELLER HAVE BEEN AND SHALL BE FURNISHED SOLELY FOR BUYER'S CONVENIENCE, AND HAVE NOT CONSTITUTED AND SHALL NOT CONSTITUTE A REPRESENTATION OR WARRANTY OF ANY KIND BY SELLER; AND (II) SELLER SHALL HAVE NO LIABILITY TO BUYER FOR ANY CLAIMS, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY, BY SUCH WELLS, EQUIPMENT, FACILITIES, PERSONAL PROPERTY, FIXTURES AND STRUCTURES BY ANY INADEQUACY THEREOF OR THEREWITH, ARISING IN STRICT LIABILITY OR OTHERWISE, OR IN ANY WAY ARISING OUT OF BUYER'S PURCHASE THEREOF. BUYER EXPRESSLY WAIVES THE WARRANTY OF FITNESS AND THE WARRANTY AGAINST VICES AND DEFECTS, WHETHER APPARENT OR LATENT, IMPOSED BY ANY APPLICABLE STATE OR FEDERAL LAW. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW, THE DISCLAIMERS CONTAINED IN THIS AGREEMENT ARE “CONSPICUOUS” FOR THE PURPOSES OF SUCH APPLICABLE LAW.

(b)SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO THE ACCURACY OF ANY OF THE INFORMATION FURNISHED WITH RESPECT TO THE EXISTENCE OR EXTENT OF RESERVES OR THE VALUE OF THE ASSETS BASED THEREON

OR THE CONDITION OR STATE OF REPAIR OF ANY OF THE ASSETS; THIS DISCLAIMER AND DENIAL OF WARRANTY ALSO EXTENDS TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE PRICES BUYER AND SELLER ARE OR WILL BE ENTITLED TO RECEIVE FROM PRODUCTION OF OIL, GAS OR OTHER SUBSTANCES FROM THE ASSETS, IT BEING ACKNOWLEDGED, AGREED AND EXPRESSLY UNDERSTOOD THAT ALL RESERVE, PRICE AND VALUE ESTIMATES UPON WHICH BUYER HAS RELIED OR IS RELYING HAVE BEEN DERIVED BY THE INDIVIDUAL EVALUATION OF BUYER. BUYER ALSO STIPULATES, ACKNOWLEDGES AND AGREES THAT RESERVE REPORTS ARE ONLY ESTIMATES OF PROJECTED FUTURE OIL AND/OR GAS VOLUMES, FUTURE FINDING COSTS AND FUTURE OIL AND/OR GAS SALES PRICES, ALL OF WHICH FACTORS ARE INHERENTLY IMPOSSIBLE TO PREDICT ACCURATELY EVEN WITH ALL AVAILABLE DATA AND INFORMATION.

ARTICLE 15
MISCELLANEOUS

15.1    Schedules. The Schedules and Exhibits to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

15.2    Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the Transaction shall be paid by the Party incurring the same, including engineering, land, title, legal and accounting fees, costs and expenses.

15.3    Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice, whether personally delivered, sent by facsimile transmission, mail or overnight courier, when received. All notices shall be addressed as follows:

If to Seller:
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
Attn: Jim Schaff, Vice President - Land
Telephone: (303) 860-5832
Facsimile: (303) 860-5838
Email: jschaff@pdce.com

If to Caerus Operating or Buyer:
Caerus Piceance LLC, Caerus Washco LLC or Caerus Operating LLC
c/o Caerus Oil and Gas LLC
600 Seventeenth Street, Suite 1600N
Denver, Colorado 80202
Attn: Matthew A. Wurtzbacher, President and Chief Operating Officer
Telephone: (303) 565-4600
Facsimile: (303) 565-4606
Email: matt@caerusoilandgas.com

With copy to:
Caerus Piceance LLC, Caerus Washco LLC or Caerus Operating LLC
c/o Caerus Oil and Gas LLC
600 Seventeenth Street, Suite 1600N
Denver, Colorado 80202
Attn: David H. Keyte, Chief Executive Officer
Telephone: (303) 565-4600
Facsimile: (303) 565-4606
Email: dave@caerusoilandgas.com

Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.
15.4    Amendments. Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

15.5    Assignment. Neither Seller nor Buyer shall assign all or any portion of its respective rights or delegate all or any portion of its respective duties under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld.

15.6    Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

15.7    Counterparts/Electronic and Fax Signatures. This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic image scan transmission in .pdf format shall be deemed to be their original signatures for all purposes. Any Party that delivers an executed counterpart signature page by facsimile or by electronic scan transmission in .pdf format shall promptly thereafter deliver a manually executed counterpart signature page to each of the other Parties; provided, however, that the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

15.8    References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals or entities. As used in this Agreement, “person” shall mean any natural person, corporation, partnership, trust, limited liability company, court, or Governmental Entity. All references to “dollars” or “$” shall mean United States dollars. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All references to “law” or “laws” shall mean any constitution, decree, resolution, law, statute, act, ordinance, rule, directive, order, treaty, code or regulation and any injunction or final non-appealable judgment or any interpretation of the foregoing, as enacted, issued or promulgated by any governmental authority. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof.

15.9    Governing Law. THIS AGREEMENT AND THE TRANSACTION AND ANY ARBITRATION OR DISPUTE RESOLUTION CONDUCTED PURSUANT HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES. SUBJECT TO SECTION 15.10, JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN DENVER COUNTY, COLORADO, AND THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURTS OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE.

15.10    Disputes. In the event of a disagreement, dispute, controversy or claim between the Parties arising out of or relating to this Agreement or the transactions contemplated hereby that cannot be resolved between the Parties (a “Dispute”), settlement shall be determined by arbitration proceedings, which, except as otherwise provided in this Agreement (including Section 4.4, Section 5.7 and Section 13.2) shall be conducted as follows:

(a)Within ten (10) days after written demand by either Party for arbitration, the Parties shall select a single arbitrator by mutual agreement of Buyer and Seller within fifteen (15) days after the delivery of such written demand. If the Parties are not able to agree upon as single arbitrator in such fifteen (15) day period, each Party shall appoint one arbitrator. The two arbitrators so appointed shall then appoint a third arbitrator. If either Party shall fail to appoint an arbitrator within the time stated, or if the two arbitrators so appointed fail within ten (10) days after the appointment of the second of them to agree on a third arbitrator, the arbitrator or arbitrators necessary to complete a panel of three (3) arbitrators shall be appointed by the Denver, Colorado office of the American Arbitration Association (“AAA”). None of the arbitrators shall have any interest in either of the Parties or any affiliated or associated companies of the Parties.

(b)The arbitration proceeding shall be governed by Colorado law and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA with discovery to be conducted in accordance with the Federal Rules of Civil Procedure, and with any disputes over the scope of discovery to be determined by the arbitrators.

(c)The arbitration proceeding shall be held in Denver, Colorado and a hearing shall be held no later than sixty (60) days after submission of the matter to arbitration, and a written decision shall be rendered by the arbitrators within thirty (30) days of the hearing.

(d)At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate.

(e)Any award entered in the arbitration shall be made by a written opinion stating the reasons and basis for the award made and may include an award of reasonable costs and attorney's fees if the arbitrator panel so determines.

(f)The costs incurred in employing the arbitrators, including the arbitrators' retention of any independent qualified experts, shall be borne 50% by the Seller and 50% by Buyer.

(g)The arbitrator's award may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment of such court.

(h)EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SUBMISSION OF ANY DISPUTE FOR SETTLEMENT BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 15.10, AND HEREBY WAIVES THE RIGHT TO PROCEED TO COURT OR ANY OTHER FORUM THAT MAY APPLY TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR FOR ANY OTHER REASON EXCEPT RECOURSE TO COURTS FOR ENFORCEMENT OF ARBITRAL AWARDS OR OTHER ORDERS OF THE ARBITRATORS ISSUED IN AN ARBITRATION PURSUANT TO THIS SECTION 15.10 OR SEEKING ANY INTERIM OR CONSERVATORY MEASURES OF THE RULES OF ARBITRATION OF THE AAA OR THE PROVISIONS OF THIS SECTION 15.10.

15.11    Waiver of Certain Damages. NO PARTY SHALL BE LIABLE FOR ANY PUNITIVE, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR DIMINUTION IN VALUE, ARISING IN CONNECTION WITH OR WITH RESPECT TO THIS AGREEMENT.

15.12    Entire Agreement. This Agreement constitutes the entire understanding among the Parties, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes, as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof.

15.13    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transaction is fulfilled to the extent possible.

15.14    Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns.

15.15    No Third-Party Beneficiaries. This Agreement is intended only to benefit the Parties hereto and their respective permitted successors and assigns.

15.16    Affiliate. As used in this Agreement, the term “Affiliate,” as used with respect to a particular person or entity, means any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.
SELLER:

PDC ENERGY, INC.

By: ______________________________________
Name:
Title:

CO AND PA 1999D LIMITED PARTNERSHIP
COLORADO 2000B LIMITED PARTNERSHIP
COLORADO 2000C LIMITED PARTNERSHIP
COLORADO 2000D LIMITED PARTNERSHIP
COLORADO 2001A LIMITED PARTNERSHIP
COLORADO 2001B LIMITED PARTNERSHIP
COLORADO 2001C LIMITED PARTNERSHIP
COLORADO 2001D LIMITED PARTNERSHIP
COLORADO 2002A LIMITED PARTNERSHIP
PDC 2002-B LIMITED PARTNERSHIP
PDC 2002-C LIMITED PARTNERSHIP
ROCKIES REGION 2006 LIMITED PARTNERSHIP
ROCKIES REGION 2007 LIMITED PARTNERSHIP

By: PDC ENERGY, INC., General Partner

By: ______________________________________
Name:
Title:

BUYER:

CAERUS OPERATING LLC

By: ______________________________________
Name:
Title:

CAERUS PICEANCE LLC

By: ______________________________________
Name:
Title:

CAERUS WASHCO LLC

By: ______________________________________
Name:
Title: